Exhibit 2.1

Execution Version

TOM-STACK SECURITIES PURCHASE AGREEMENT

by and among

TOM-STACK, LLC,

as the Company,

TOM-STACK Holdings, LLC,

as Seller,

TALL OAK MIDSTREAM, LLC

and

FE-STACK, LLC,

as Members,

and

ENLINK TOM HOLDINGS, LP,

as Buyer,

and

ENLINK MIDSTREAM, LLC

and

solely for purposes of Section 6.19,

ENLINK MIDSTREAM PARTNERS, LP

Dated as of December 6, 2015

i

EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A	Company Systems
Exhibit B	Form of Membership Interest Assignment
Exhibit C	Form of Escrow Agreement
Exhibit D	Form of Transition Services Agreement
Exhibit E	Form of Third Amended and Restated Limited Liability Company Agreement of the Company
Exhibit F	Form of Registration Rights Agreement

SCHEDULES

Schedule A	Notices
Schedule B	Member Percentage Interest
Schedule C	Sample Balance Sheet

DISCLOSURE SCHEDULES

Buyer Disclosure Schedule

Company Disclosure Schedule

This TOM-STACK SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of December 6, 2015, by and among TOM-STACK, LLC, a Delaware limited liability company (the “Company”), TOM-STACK Holdings, LLC, a Delaware limited liability company (“Seller”), Tall Oak Midstream, LLC, a Delaware limited liability company (“Tall Oak”), and FE-STACK, LLC, a Delaware limited liability company (“FE-STACK” and, together with Tall Oak, “Members,” and each, a “Member”), EnLink TOM Holdings, LP, a Delaware limited partnership (“Buyer”), EnLink Midstream, LLC, a Delaware limited liability company (“ENLC”), and, solely for purposes of Section 6.19, EnLink Midstream Partners, LP, a Delaware limited partnership (“ENLK” and together with ENLC, “Parent”).  Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in Section 1.1.

W I T N E S S E T H:

WHEREAS, immediately prior to the execution of this Agreement, each of FE-STACK and Tall Oak contributed all of the membership interests such Member owned in the Company to Seller;

WHEREAS, as of the date of this Agreement, Seller owns all of the membership interests in the Company;

WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase all, but not less than all, of the membership interests of the Company on the terms and conditions set forth herein; and

WHEREAS, the consummation of the transactions contemplated by this Agreement shall occur contemporaneously with, and is expressly conditioned upon, (i) the consummation or the closing into escrow of the Felix Transaction and (ii) the consummation of the transactions contemplated by that certain TOMPC Securities Purchase Agreement, dated of even date herewith, by and among TOMPC, LLC, a Delaware limited liability company, Tall Oak, Buyer, ENLC, and, solely for purposes of Section 6.19 thereof, ENLK (the “TOMPC Purchase Agreement”).

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties (as defined below), intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS AND TERMS

Section 1.1                                    Certain Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below:

“2015 Audited Financial Statements” has the meaning set forth in Section 6.18(c).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made; provided, however, that neither FE-STACK nor any Affiliate of FE-STACK will be considered an “Affiliate” of Tall Oak and neither Tall Oak nor any Affiliate of Tall Oak will be considered an “Affiliate” of FE-STACK; and provided further, that (a) neither EnCap nor any EnCap Affiliate (other than the Company and TS Crude) will be considered an “Affiliate” of FE-STACK or any Affiliate of FE-STACK for purposes of this Agreement, and (b) neither EnCap nor any EnCap Affiliate (other than the Company and TS Crude) will be considered an “Affiliate” of Tall Oak or any Affiliate of Tall Oak for purposes of this Agreement.  For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person (which, in the case of a limited partnership, means such power and authority with respect to the general partner thereof), whether through the ownership of voting securities, by Contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Audited Financial Statements” has the meaning set forth in Section 4.5(a).

“Bankruptcy and Equity Exception” has the meaning set forth in Section 3.1(b).

“Base Purchase Price” has the meaning set forth in Section 2.2.

“Benefit Plans” has the meaning set forth in Section 4.13(a).

“Business Day” means a day other than a Saturday or a Sunday on which commercial banks in Oklahoma City, Oklahoma, are authorized to be open for business with the public in Oklahoma City, Oklahoma.

“Buyer” has the meaning set forth in the Preamble.

“Buyer Approvals” has the meaning set forth in Section 5.1(c).

“Buyer Benefit Plans” has the meaning set forth in Section 6.9(b).

“Buyer Disclosure Schedule” means the disclosure letter of even date herewith delivered to Seller and the Members by Buyer prior to or simultaneously with the execution and delivery of this Agreement by Seller and the Members.

“Buyer Employer has the meaning set forth in Section 6.9(a).

“Buyer Indemnified Parties” has the meaning set forth in Section 9.2(a).

“Buyer Material Adverse Effect” means any change, circumstance, development, state of facts, effect or condition that materially impairs the ability of Buyer to consummate the Transactions.

“Buyer Obligations” has the meaning set forth in Section 6.19(a)(ii).

“Cash Amount” has the meaning set forth in Section 2.2.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“Change of Control Amounts” means any bonus, retention bonus, consent or other fee, severance, compensation (including the estimated costs of benefits required to be provided), accelerated payment, vesting or funding (through a grantor trust or otherwise) of compensation or benefits or other similar payments (including the employee’s portion of any Medicare, Social Security or unemployment Taxes in respect of such payments) that the Company or TS Crude upon Closing, to the extent not paid as of the Measurement Time, will become obligated to pay to any employee, officer, director or manager of the Company, Seller, the Members or any of their respective Affiliates as a result of the consummation of the Transactions, regardless of whether such amounts are payable at or after Closing.

“Claim Notice” has the meaning set forth in Section 9.5(a).

“Closing” means the closing of the Transactions.

“Closing Date” means the date on which the Closing occurs.

“Closing Date Adjustment Amount” means an amount equal to $0, and (A) (x) increased, if the Estimated Net Working Capital is a positive number, on a dollar-for-dollar basis by an amount equal to the Estimated Net Working Capital, or (y) decreased, if the Estimated Net Working Capital is a negative number, on a dollar-for-dollar basis by an amount equal to the absolute value of the Estimated Net Working Capital, and (B) decreased on a dollar-for-dollar basis by an amount equal to the Estimated Indebtedness, and (C) decreased on a dollar-for-dollar basis by an amount equal to the Estimated Transaction Expenses, and (D) increased by the amount of any Incremental Equity Capital, if applicable, and (E) decreased on a dollar-for-dollar basis by an amount equal to all Gap Period Extraordinary Expenditures, if any, and (F) (x) increased, if the Estimated Interim Tax Amount is a positive number, on a dollar-for-dollar basis by an amount equal to the Estimated Interim Tax Amount, and (y) decreased, if the Estimated Interim Tax Amount is a negative number, on a dollar-for-dollar basis by an amount equal to the absolute value of the Estimated Interim Tax Amount.

“Closing Guaranty” has the meaning set forth in Section 6.19(a)(i).

“Closing Item Arbitrator” has the meaning set forth in Section 2.4.

“Closing Obligations” has the meaning set forth in Section 6.19(a)(i).

“Closing Securities Cash Payment” has the meaning set forth in Section 2.3(b)(i).

“Closing Securities Payment” means the sum of (i) the Closing Securities Cash Payment and (ii) the Unit Amount.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Approvals” means those approvals, filings or notifications set forth on Section 4.3 of the Company Disclosure Schedule.

“Company Disclosure Schedule” means the disclosure letter of even date herewith delivered to Buyer by the Company prior to or simultaneously with the execution and delivery of this Agreement by Buyer.

“Company Systems” means (a) the gathering and processing systems described in Exhibit A, (b) the surface leases (and other rights to use the surface) and the Easements relating to such gathering and processing systems, (c) equipment, personal property, fixtures and other improvements located on or relating to such gathering and processing systems, (d) Permits relating to such gathering and processing systems, (e) Contracts relating to such gathering and processing systems and (f) the real property and leases of, and other interests in, real property (other than the items described in clause (b)) and all buildings, structures, fixtures and improvements thereon and appurtenances thereto (other than the items described in clause (c)) owned by the Company or TS Crude or used by the Company or TS Crude in connection with the ownership or operation of such gathering and processing systems; provided, however, that in no event shall the office lease or the equipment, personal property or fixtures located therein (other than books and records of the Company or TS Crude or related to the business, operations or assets of the Company and TS Crude) that are owned by Tall Oak or its Affiliates (other than the Company and TS Crude) be deemed to be part of the Company Systems.

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of September 22, 2015, by and between Tall Oak and EnLink Midstream Operating, LP.

“Continuing Employee” has the meaning set forth in Section 6.9(a).

“Contract” means any written agreement, contract, commitment, instrument, undertaking, lease, note, mortgage, indenture, settlement, license or other legally binding written agreement.

“Credit Agreement” means that certain Credit Agreement, dated as of June 23, 2015, among the Company, as Borrower, the lenders thereto, Capital One, National Association, as Administrative Agent, and Capital One Securities Inc., Compass Bank and BancFirst as Joint Bookrunners and Joint Lead Arrangers.

“Current Assets” means, as of the Measurement Time, the current assets of the Company and TS Crude, including (a) cash and cash equivalents, (b) accounts receivable (including trade receivables, unbilled receivables, claims and other receivables), (c) condensate inventory, (d) prepaid expenses (excluding prepaid insurance premiums and prepaid fees in connection with the Credit Agreement to the extent either are not refundable and excluding any prepaid right-of-way), and (e) deposits, in each case as determined in accordance with GAAP (as applied on a basis consistent with past practice and the preparation of the Audited Financial Statements), as adjusted (whether or not in accordance with GAAP) (x) to give effect to this

Agreement, (y) to utilize the methodologies and procedures otherwise specified in or consistent with the Sample Balance Sheet and (z) to give effect to the exclusion of the following: (i) amounts receivable evidencing Indebtedness, accounts and obligations owed to the Company or TS Crude by Seller, any Member or any of their respective Affiliates, except for receivables that are related to obligations evidenced by the Material Contracts set forth as items No. 1, No. 11 and No. 24 on Section 4.8(a) of the Company Disclosure Schedule, (ii) amounts receivable owed to the Company or TS Crude by any officer, director, manager or employee of the Company or TS Crude, Seller, any Member or any of their respective Affiliates, (iii) deferred Tax assets, (iv) cash distributed pursuant to Section 6.15 after the Measurement Time and prior to Closing, if applicable, or (v) cash that constitutes proceeds of any casualty loss to the extent the relevant asset has not been repaired or replaced or the liability for the repair or replacement of such asset has not been paid or accrued as a Current Liability (and, to the extent that cash of the Company and TS Crude at the Measurement Time is less than the aggregate amount of such proceeds, the calculation of Current Assets shall be reduced by the amount of such proceeds in excess of such cash of the Company and TS Crude at the Measurement Time).  An illustrative computation of Current Assets as of the Sample Measurement Time is set forth in the Sample Balance Sheet.

“Current Liabilities” means, as of the Measurement Time, the current liabilities of the Company and TS Crude, including (a) accounts payable (other than accounts payable in connection with capital expenditures incurred by the Company or TS Crude after the Measurement Time), (b) any other short term liabilities or accruals and (c) Tax liabilities payable (including Tax accruals) in the current period, in each case as determined in accordance with GAAP (as applied on a basis consistent with past practice and the preparation of the Audited Financial Statements), as adjusted (whether or not in accordance with GAAP) (x) to give effect to this Agreement, (y) to utilize the methodologies and procedures otherwise specified in or consistent with the Sample Balance Sheet and (z) to give effect to the exclusion of the following (i) deferred Tax liabilities, or (ii) any Transaction Expenses or Indebtedness of the Company or TS Crude taken into account in the determination of the Closing Securities Cash Payment or the Final Closing Securities Payment.  For purposes of determining Current Liabilities to be used in the determination of Net Working Capital, (x) no reserves, allowances or accrued Liability of the Company or TS Crude reflected in the Financial Statements shall be reduced or eliminated, except in the case of a reduction or elimination by reason of payment or credit occurring in the ordinary course of business and (y) all capital expenditures accrued or incurred but not paid as of the Measurement Time shall be reflected as a Current Liability.  An illustrative computation of Current Liabilities as of the Sample Measurement Time is set forth in the Sample Balance Sheet.

“December Financials” has the meaning set forth in Section 6.18(a)(ii).

“Deductible” has the meaning set forth in Section 9.4(a).

“Designated Person” has the meaning set forth in Section 10.14(a).

“Disclosing Party” has the meaning set forth in Section 6.5.

“Disclosure Schedules” has the meaning set forth in Section 10.9.

“Easements” means easements, rights of way, licenses, land use permits and other similar agreements granting rights in the owned real property of another Person.

“Enable” means Enable Gathering & Processing, LLC.

“Enable Gathering Agreement” means that certain Gas Gathering, Processing and Purchase Agreement, dated as of November 1, 2014, between Enable and the Company.

“EnCap” means either Flatrock Energy Advisors, LLC or EnCap Investments, L.P.

“EnCap Affiliate” means (a) any Affiliate of EnCap, or (b) any entity in which one or more investment funds, vehicles or accounts managed by EnCap or its Affiliates have made an equity or debt investment and that is not a consolidated subsidiary of EnCap, in each case excluding Tall Oak and FE-STACK and any other Affiliate of Tall Oak or FE-STACK.

“Encumbrance” means any lien, pledge, charge, encumbrance, security interest, option, mortgage, Easement or restriction on transfers.

“ENLC” has the meaning set forth in the Preamble.

“ENLC Entities” means ENLC, EnLink Midstream Manager, LLC, a Delaware limited liability company and the managing member of ENLC, and Subsidiaries of ENLC.

“ENLC Financial Statements” has the meaning set forth in Section 5.2(g)(ii).

“ENLC Material Adverse Effect” means (i) any change, circumstance, development, state of facts, effect or condition that is materially adverse to the assets, liabilities, capitalization, business, financial condition or results of operations of the EnLink Entities, taken as whole; provided, however, that in no event shall any of the following, either alone or in combination, be deemed to constitute or contribute to an ENLC Material Adverse Effect, or otherwise be taken into account in determining whether an ENLC Material Adverse Effect has occurred:

(A)                               any change or prospective change in Law or GAAP or interpretations or the enforcement thereof applicable to the EnLink Entities;

(B)                               any change in U.S. economic, political or business conditions or financial, credit, debt or securities market conditions generally, including changes in interest rates, exchange rates, commodity prices, electricity prices and fuel costs;

(C)                               any legal, regulatory or other change generally affecting the industries, industry sectors or geographic sectors in which the EnLink Entities operate, including any change in the prices of oil, natural gas, natural gas liquids or other hydrocarbon products or the demand for related transportation and storage services;

(D)                               any change resulting or arising from the execution or delivery of the Agreement or the other Transaction Documents, the consummation of the Transactions, or the announcement or other publicity or pendency with respect to any of the foregoing;

(E)                                any change resulting or arising from acts of war (whether or not declared), hostilities, sabotage, terrorism, military actions or the escalation of any of the foregoing, or any national or international calamity or crisis;

(F)                                 any change resulting or arising from the taking of any action by ENLC or its Affiliates requested by Seller or the Members in writing after the date hereof;

(G)                               any change in the credit rating of any EnLink Entity or any of their securities; or

(H)                              any failure by any EnLink Entity to achieve any published or internally prepared budgets, projections, predictions, estimates, plans or forecasts of revenues, earnings or other financial performance measures or operating statistics (it being understood that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been or would reasonably be expected to be an ENLC Material Adverse Effect if such facts and circumstances are not otherwise described in clauses (A) through (G) of this definition);

provided further, that with respect to clauses (A), (B), (C) and (E) of this definition, such change, circumstance, development, state of facts, effect or condition may be taken into account to the extent it disproportionately impacts ENLC and/or its Subsidiaries as compared to other companies in the industries in which ENLC and its Subsidiaries operate or (ii) any change, circumstance, development, state of facts, effect or condition that materially impairs the ability of ENLC to consummate the Transactions.

“ENLC Percentage” means 16.129%.

“ENLC Percentage Limit” means, with respect to any payment obligation of ENLC arising under or pursuant to Section 6.19, an amount equal to the ENLC Percentage of such obligation.

“ENLC Unit Price” means $14.66.

“ENLC Units” means membership interests of ENLC designated as “Common Units” and having the terms set forth in the Organizational Documents of ENLC.

“EnLink Entities” means the ENLC Entities and the ENLK Partnership Entities.

“ENLK” has the meaning set forth in the Preamble.

“ENLK Partnership Entities” means ENLK, EnLink Midstream GP, LLC, a Delaware limited liability company and the general partner of ENLK, and the Subsidiaries of EnLink.

“ENLK Percentage” means 83.871%

“ENLK Percentage Limit” means, with respect to any payment obligation of ENLK arising under, in connection with or pursuant to Section 6.19, an amount equal to the ENLK Percentage of such obligation.

“Environmental Law” means those Laws concerning the protection of the environment (including air, surface water, groundwater, drinking water supplies, and surface or subsurface land), natural resources or human health and safety (to the extent related to exposure to Hazardous Material), or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, management, Release or threatened Release, emission, discharge, or disposal of any Hazardous Material, or pollution, contamination or remediation of the environment.

“Environmental Permit” means any permit, approval, identification number, license, registration or other authorization required under any applicable Environmental Law.

“Equity Rights” has the meaning set forth in Section 4.2(a).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliates” has the meaning set forth in Section 4.13(e).

“Escrow Account” means the segregated account in which the Escrow Amount is held and maintained by the Escrow Agent.

“Escrow Agent” means Wells Fargo Bank, National Association.

“Escrow Agreement” means an agreement to be entered into by and among Buyer, Seller and the Escrow Agent on or before the Closing Date, in substantially the form attached as Exhibit C hereto.

“Escrow Amount” means 133,864,000, less the amount of the Interim Indemnity Obligations, if any.

“Escrow Release Date” has the meaning set forth in Section 9.6.

“Escrow Unresolved Claims” has the meaning set forth in Section 9.6.

“Estimated Balance Sheet” has the meaning set forth in Section 2.3(a).

“Estimated Closing Items” has the meaning set forth in Section 2.3(a).

“Estimated Gap Period Extraordinary Expenditures” has the meaning set forth in Section 2.3(a).

“Estimated Incremental Equity Capital” has the meaning set forth in Section 2.3(a).

“Estimated Indebtedness” has the meaning set forth in Section 2.3(a).

“Estimated Interim Tax Amount” has the meaning set forth in Section 2.3(a).

“Estimated Net Working Capital” has the meaning set forth in Section 2.3(a).

“Estimated Transaction Expenses” has the meaning set forth in Section 2.3(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCC” means the Federal Communications Commission.

“FCC Licenses” means any licenses, permits, certificates, approvals, franchises, consents, waivers, registrations or other authorizations issued by the FCC.

“FE-STACK” has the meaning set forth in the Preamble.

“Felix Transaction” means Devon Energy Corporation’s acquisition, directly or indirectly, of 100% of the equity interests in, or all or substantially all of the assets of, Felix Energy, LLC.

“Felix Transaction Agreement” means the definitive acquisition agreement to implement the Felix Transaction.

“FERC” means the United States Federal Energy Regulatory Commission.

“Final Adjustment Amount” means the absolute value of the difference between the Closing Securities Payment and the Final Closing Securities Payment.

“Final Balance Sheet” has the meaning set forth in Section 2.4.

“Final Closing Items” has the meaning set forth in Section 2.4.

“Final Closing Securities Payment” means $900,000,000, which shall be (A) (x) increased, if the Net Working Capital is a positive number, on a dollar-for-dollar basis by an amount equal to the Net Working Capital, or (y) decreased, if the Net Working Capital is a negative number, on a dollar-for-dollar basis by an amount equal to the absolute value of the Net Working Capital, and (B) decreased on a dollar-for-dollar basis by an amount equal to the Indebtedness of the Company and TS Crude as of the Measurement Time plus the amount of any premiums, penalties, fees, make-whole payments or other charges incurred as a result of the payment thereof on the Closing Date as reflected in the applicable Payoff Letter, and (C) decreased by the amount of all Transaction Expenses unpaid as of the Measurement Time, and (D) increased by the amount of any Incremental Equity Capital, if applicable, and (E) decreased on a dollar-for-dollar basis by an amount equal to all Gap Period Extraordinary Expenditures, if any, and (F) (x) increased, if the Interim Tax Amount is a positive number, on a dollar-for-dollar basis by an amount equal to the Interim Tax Amount, or (y) decreased, if the

Interim Tax Amount is a negative number, on a dollar-for-dollar basis by an amount equal to the Interim Tax Amount.

“Final Gap Period Extraordinary Expenditures” has the meaning set forth in Section 2.4.

“Final Incremental Equity Capital” has the meaning set forth in Section 2.4.

“Final Indebtedness” has the meaning set forth in Section 2.4.

“Final Interim Tax Amount” has the meaning set forth in Section 2.4.

“Final Net Working Capital” has the meaning set forth in Section 2.4.

“Final Purchase Price” means the Final Closing Securities Payment plus the Subsequent Securities Payment.

“Final Transaction Expenses” has the meaning set forth in Section 2.4.

“Financial Statements” has the meaning set forth in Section 4.5(a).

“First Subsequent Securities Payment” means $219,320,000, less the amount of the Interim Indemnity Obligations and, if the First Subsequent Securities Payment is paid prior to the twelve month anniversary of the Closing Date, less the Escrow Amount.

“Full Financial Statements” has the meaning set forth in Section 6.18(a).

“Fundamental Representations” has the meaning set forth in Section 9.1.

“GAAP” means United States generally accepted accounting principles in effect at any specified time.

“Gap Period Extraordinary Expenditures” means any amounts incurred or expended by or on behalf of the Company or TS Crude after the Measurement Time and prior to Closing (i) in curing or attempting to cure any breach of a representation or warranty set forth in Section 3.1(c), Section 3.2(c) or Article IV whether or not such breach of representation or warranty is claimed by Buyer; (ii) that constitute Transaction Expenses; or (iii) for which the consent of Buyer would have been required under Section 6.3(a) if such amounts were incurred or expended following the date hereof and which consent was not obtained (and in each case for which the Company or TS Crude is liable).

“General Survival Period” has the meaning set forth in Section 9.1.

“Government Entity” means any federal, state, provincial, local or foreign court, tribunal, arbitrator, administrative body or other governmental or quasi-governmental entity, including any head of a government department, body or agency, with competent jurisdiction.

“Hazardous Materials” means any waste, chemical, material or other substance that is listed, defined, designated or classified as hazardous, radioactive or toxic or a pollutant or a contaminant under any Environmental Law, including petroleum and all derivatives thereof, asbestos or asbestos-containing materials in any form or condition, and polychlorinated biphenyls.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations promulgated thereunder.

“Income Tax” means any Tax imposed or determined with reference to net income or profits or other similar Tax or any franchise Tax imposed on, or calculated by reference to, net income.

“Incremental Equity Capital” means (a) if the Measurement Time is determined pursuant to clause (a) or clause (b) of the definition of “Measurement Time”, all cash contributed by the Members to the Company as equity capital during the period beginning immediately following the Measurement Time through the Closing Date to fund the Company or TS Crude’s operations, the construction plan and budget set forth in Section 6.3(a)(ii) of the Company Disclosure Schedule or as otherwise consented to by Buyer pursuant to Section 6.3(a)(4), and (b) if the Measurement Time is determined pursuant to clause (c) or clause (d) of the definition of “Measurement Time”, $0.

“Indebtedness” means, with respect to any Person, as of any specified time, the aggregate amount (including the current and long term portions thereof) of (a) all obligations of such Person for the repayment of borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person as an account party in respect of letters of credit, surety bonds and bankers’ acceptances or similar credit transactions, (d) all obligations of such Person for the deferred purchase price of property or services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (other than trade accounts payable arising in the ordinary course of business that are included as a Current Liability), including any “earn-out” payments or similar obligations and any payments with respect to non-compete or other similar post-closing acquisition covenants or agreements, (e) any obligations of such Person under any currency, commodity or interest rate swap, hedge or similar protection device, (f) any liability in respect of interest, premiums, penalties, fees, make-whole payments, expenses, breakage costs or other charges in respect of any obligations described in the foregoing clauses (a) through (e) above, (g) all obligations of the type described in the foregoing clauses (a) through (f) above of any third Person for the payment of which such subject Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations, and (h) all obligations of the type described in the foregoing clauses (a) through (g) above of any third Person secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Encumbrance on any property or asset of the subject Person (whether or not such obligation is assumed thereby).

“Indemnified Parties” has the meaning set forth in Section 9.3(a).

“Indemnifying Party” has the meaning set forth in Section 9.4(e).

“Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (a) trademarks and service marks, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (b) copyrights, including all applications and registrations related to the foregoing; (c) trade secrets and confidential know-how; (d) patents and patent applications; (e) internet domain name registrations; and (f) other intellectual property and related proprietary rights, interests and protections.

“Interim Indemnity Obligations” means, if prior to the delivery by Buyer of the First Subsequent Securities Payment it is determined pursuant to a “final determination” (as defined in Section 9.7) that either Member is liable for any Losses of a Buyer Indemnified Party in accordance with ARTICLE IX, the amount of all such Losses.

“Interim Tax Amount” means the amount (which may be less than zero) equal to net cash Tax liability attributable to income or loss generated from the operations of the Company and TS Crude with respect to the time period beginning at the Measurement Time and ending at 12:01 a.m. (Central Time) on the Closing Date, which shall be calculated as the product of (i) 19.6% and (ii) federal taxable income or loss (recomputed excluding any deduction for depreciation and any other deductions which would be subject to recapture on a deemed sale of the assets of the Company and TS Crude) generated from operations of the Company and TS Crude with respect to the time period beginning at the Measurement Time and ending at 12:01 a.m. (Central Time) on the Closing Date using the interim closing of the books method.

“Investors” means the acquiring parties under the Purchase Agreement.

“IRS” means the United States Internal Revenue Service.

“Joint Direction” means the joint written instructions of Buyer and Sellers Representative, duly executed and delivered to the Escrow Agent.

“Knowledge” or any similar phrase means (a) with respect to Buyer or ENLC, the actual knowledge of the individuals listed on Section 1.1(a) of the Buyer Disclosure Schedule and (b) with respect to the Company, any Member or Seller, the actual knowledge of the individuals listed on Section 1.1(a) of the Company Disclosure Schedule, in each case subject to the subject matter limitations set forth thereon, as applicable, and without any requirement of inquiry or investigation.

“Law” means any law, statute, ordinance, rule, regulation, code, order, judgment, injunction or decree enacted, issued, promulgated, enforced or entered by any Government Entity.

“Leases” has the meaning set forth in Section 4.11(a).

“Liabilities” of any Person means, as of any given time, any and all Indebtedness, liabilities, commitments and obligations of any kind of such Person, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, whenever or however arising (including whether arising out of any Contract or tort based on negligence or strict liability).

“Lockup Period” has the meaning set forth in Section 6.24.

“Losses” means, with respect to any Indemnified Party, any and all losses, Liabilities, claims, obligations, judgments, fines, settlement payments, awards or damages of any kind actually suffered or incurred by such Indemnified Party after the Closing (together with all reasonably incurred cash disbursements, costs and expenses, costs of investigation, defense and appeal and reasonable attorneys’ fees and expenses), subject to Section 9.4(e).

“Manager” shall mean each manager or director of the Company and TS Crude, including each person so identified in Section 1.1(b) of the Company Disclosure Schedule, in each case in that person’s capacity as such.

“Material Adverse Effect” means (i) any change, circumstance, development, state of facts, effect or condition that is materially adverse to the assets, liabilities, capitalization, business, financial condition or results of operations of the Company and TS Crude, taken as a whole; provided, however, that in no event shall any of the following, either alone or in combination, be deemed to constitute or contribute to a Material Adverse Effect, or otherwise be taken into account in determining whether a Material Adverse Effect has occurred:

(I)                                   any change or prospective change in Law or GAAP or interpretations or the enforcement thereof applicable to the Company or TS Crude;

(J)                                   any change in U.S. economic, political or business conditions or financial, credit, debt or securities market conditions generally, including changes in interest rates, exchange rates, commodity prices, electricity prices and fuel costs;

(K)                               any legal, regulatory or other change generally affecting the industries, industry sectors or geographic sectors in which the Company or TS Crude operates, including any change in the prices of oil, natural gas, natural gas liquids or other hydrocarbon products or the demand for related transportation and storage services;

(L)                                any change resulting or arising from the execution or delivery of the Agreement or the other Transaction Documents, the consummation of the Transactions, or the announcement or other publicity or pendency with respect to any of the foregoing (including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees, labor unions or regulators);

(M)                            any change resulting or arising from acts of war (whether or not declared), hostilities, sabotage, terrorism, military actions or the escalation of any of the foregoing, or any national or international calamity or crisis;

(N)                               any change resulting or arising from the taking of any action by Seller, the Members, their respective Affiliates, the Company or TS Crude requested by Buyer in writing after the date hereof;

(O)                               any change in the credit rating of the Company or TS Crude or any of their securities;

(P)                                 any Pre-Closing Casualty Loss; or

(Q)                               any failure by the Company or TS Crude to achieve any published or internally prepared budgets, projections, predictions, estimates, plans or forecasts of revenues, earnings or other financial performance measures or operating statistics (it being understood that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect if such facts and circumstances are not otherwise described in clauses (A) through (H) of this definition);

provided further, that with respect to clauses (A), (B), (C) and (E) of this definition, such change, circumstance, development, state of facts, effect or condition may be taken into account to the extent it disproportionately impacts the Company and/or TS Crude as compared to other companies in the industries in which the Company and TS Crude operate or (ii) any change, circumstance, development, state of facts, effect or condition that materially impairs the ability of Seller or the Members to consummate the Transactions;

“Material Contracts” means any Contract in effect on the date hereof to which the Company or TS Crude is a party:

(a)                                 evidencing Indebtedness of the Company or TS Crude;

(b)                                 that has been or is required to be, in accordance with GAAP, recorded as a capital lease;

(c)                                  that provides for the payment by or on behalf of the Company or TS Crude in excess of $500,000 per annum, or the delivery by the Company or TS Crude of goods or services with a fair market value in excess of $500,000 per annum, during the remaining term thereof (in each case, based on the express terms of such contract or, if not ascertainable on its face, the Company’s or TS Crude’s good faith estimate);

(d)                                 that provides for the Company or TS Crude to receive any payments in excess of, or any property with a fair market value in excess of, $500,000 per annum, during the remaining term thereof (in each case, other than for the delivery by the Company or TS Crude of goods or services and based on the express terms of such contract or, if not ascertainable on its face, the Company’s or TS Crude’s good faith estimate);

(e)                                  for the construction of gathering or other pipeline systems or processing, compression, treating or storage facilities that provide for payment by the Company or TS Crude in excess of $500,000 per annum, during the remaining term thereof (in each case, based on the express terms of such contract or, if not ascertainable on its face, the Company’s or TS Crude’s good faith estimate);

(f)                                   that is a material gas sales, purchase, exchange, treating, compression, gathering, transportation, dehydrating, marketing or processing Contract (provided that any such Contract with a term of longer than 90 days and which may not be terminated by the Company or TS Crude upon less than 90 days’ notice without penalty or payment shall be deemed to be a Material Contract);

(g)                                  that contains covenants restricting the ability of the Company or TS Crude or, following the Closing, any of its Affiliates to compete in any line of business in any geographic area or with any Person or that otherwise restricts or limits the ability or right of the Company or TS Crude to operate the Company Systems (in each case, other than restrictions that are de minimis in nature or amount);

(h)                                 that provides for the disposition of any portion of the Company Systems;

(i)                                     with any director, manager, officer or employee of the Company, TS Crude, Seller, any Member or any of their respective Affiliates, including any compensatory Contracts;

(j)                                    with any financial advisor or consultant under which there are remaining indemnity or other obligations after the Closing, including any financial advisory, oversight or similar agreement with Seller, any Member or any of their respective Affiliates;

(k)                                 that is a swap, option, hedge, future or similar instrument;

(l)                                     that relates to the acquisition (by merger, purchase of stock or assets or otherwise) by the Company or TS Crude of any operating business or equity interests of any other Person or disposition of any business or assets by the Company or TS Crude, in each case pursuant to which the Company or TS Crude has any remaining liability or material obligations;

(m)                             that grants to a third Person a right of first refusal, option, preferential right or similar right to acquire properties or assets of the Company or TS Crude or that grants to a third Person a power of attorney of the Company or TS Crude;

(n)                                 that licenses Intellectual Property from a third party, other than “shrink wrap,” “click wrap” or “off the shelf” software licenses that are generally commercially available;

(o)                                 that grants the Company or TS Crude an equity interest in any partnership or joint venture, including any agreement or commitment to make a loan or contribution to any joint venture or partnership or that involves the sharing of profits or losses by the Company or TS Crude with any other Person;

(p)                                 that provides for the dedication of hydrocarbon production from any acreage or facility to the Company or TS Crude or any Company Systems; or

(q)                                 the breach or termination of which would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

“Measurement Time” means (a) if the Closing Date occurs on a date that is after January 8, 2016 and the only conditions to Closing contained in ARTICLE VII that were not satisfied or waived as of January 8, 2016 (other than conditions that by their nature are to be satisfied at the Closing, but subject to such conditions being capable of being satisfied on January 8, 2016 had the Closing occurred on such date) were the conditions set forth in Section 7.2(m) and Section 7.2(n), then 12:01 a.m. (Central Time) on January 1, 2016, or (b) if the Closing Date occurs after January 1, 2016, but on or prior to January 8, 2016, then 12:01 a.m. (Central Time) on January 1, 2016, or (c) if neither clause (a) nor clause (b) of this definition is applicable and the Closing Date occurs on the first Business Day of a calendar month that is not the first calendar day of such calendar month, then 12:01 a.m. (Central Time) on the first calendar day of such calendar month, or (d) otherwise, 12:01 a.m. (Central Time) on the Closing Date.

“Members” and “Member” has the meaning set forth in the Preamble.

“Member Releasing Party” has the meaning set forth in Section 6.16(a).

“Member Side Agreement” has the meaning set forth in Section 6.16(a).

“Mini-Basket” has the meaning set forth in Section 9.4(b).

“Mutual Releases” shall mean the Mutual Releases executed concurrently with the execution and delivery of this Agreement, but to be effective and reaffirmed as of the Closing, by Seller, each Member, Company, TS Crude and each Officer and Manager.

“Net Working Capital” means Current Assets minus Current Liabilities.

“Non-Controlling Party” has the meaning set forth in Section 6.10(d)(i).

“Non-Income Tax” means any Tax other than an Income Tax.

“Notice Period” has the meaning set forth in Section 9.5(a).

“NYSE” means the New York Stock Exchange.

“Officer” shall mean each Person listed on Section 1.1(c) of the Company Disclosure Schedule, in his or her capacity as an officer of the Company or TS Crude, and any successor to any of them or any other person serving as an officer of the Company or TS Crude as of the date hereof or at any time following the date hereof until the Closing.

“Organizational Documents” means (a) with respect to any Person that is a corporation, its articles or certificate of incorporation or memorandum and articles of association, as the case may be, and bylaws (or any comparable organizational documents in the applicable jurisdiction of formation), (b) with respect to any Person that is a partnership, its certificate of partnership and partnership agreement (or any comparable organizational documents in the applicable jurisdiction of formation), (c) with respect to any Person that is a limited liability company, its certificate of formation and limited liability company or operating agreement (or any comparable organizational documents in the applicable jurisdiction of formation), (d) with respect to any Person that is a trust or other entity, its declaration or agreement or trust or other constituent document and (e) with respect to any other Person, its comparable organizational documents.

“Outside Date” has the meaning set forth in Section 8.2(a).

“Parent” has the meaning set forth in the Preamble.

“Parent Guaranty” has the meaning set forth in Section 6.19(a)(ii).

“Parties” means the Members, the Company, Seller and Buyer, each individually referred to herein as a “Party.”

“Payoff Letter” means a payoff letter, in form and substance reasonably acceptable to Buyer, that (a) in connection with any Third-Party Debt, is delivered from each lender or holder of Third-Party Debt and which provides for the release and termination of all Encumbrances, recourse, commitments and other obligations associated with the Third-Party Debt that is the subject of such Payoff Letter upon receipt of the amount specified therein to be paid on the Closing Date and (b) in connection with any Transaction Expenses, is delivered from each Person to whom such Transaction Expenses are owed, setting forth the aggregate amount required to be paid to fully satisfy such obligations.

“Permits” means all permits, licenses, franchises, approvals, authorizations, and consents issued by or obtained from any Government Entity.

“Permitted Encumbrances” means, with respect to the Company:

(a)                                 Encumbrances to the extent reflected or reserved against or otherwise disclosed in the Audited Financial Statements;

(b)                                 mechanics’, materialmen’s, warehousemen’s, carriers’, workers’, or repairmen’s liens or other similar common law or statutory Encumbrances arising or incurred in the ordinary course of business securing payments not yet delinquent, or that are being contested in good faith by appropriate proceedings with adequate reserves therefor established on the financial books and records of the Company;

(c)                                  liens for Taxes, assessments and other governmental charges not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings with adequate reserves therefor established on the financial books and records of the Company;

(d)                                 pledges and deposits made in the ordinary course of business with respect to, and in compliance in all material respects with, workers’ compensation, unemployment insurance and other social security Laws or regulations;

(e)                                  with respect to any interest in real property, (i) any conditions, rights, reservations, exceptions or restrictions relating to real property or real property rights owned or leased by the Company that are disclosed on any title commitment or report that has been provided to Buyer prior to the date hereof or are otherwise recorded in the real property records in the county in which the applicable real property is located, (ii) any conditions that may be shown by a current survey or physical inspection to the extent they do not detract in any material respect from the value of such interest, (iii) Encumbrances imposed by Law, (iv) any rights reserved to or vested in any grantor of rights with respect to the Company Systems recorded in the real property records in the county in which the applicable real property is located or

(v) zoning, building, subdivision or other similar requirements or restrictions to the extent the current or proposed use thereof does not violate such requirements or restrictions;

(f)                                   liens granted or arising in the ordinary course of business to any public utility or Government Entity with respect to the Company Systems or operations pertaining thereto to the extent not accrued, due and payable or delinquent;

(g)                                  liens on personal property securing rentals under capital leases with third parties entered into in the ordinary course of business;

(h)                                 deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(i)                                     judgment and attachment Encumbrances or Encumbrances created by or existing from any litigation or legal proceeding that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established;

(j)                                    exclusive licenses and non-exclusive licenses granted in the ordinary course of business;

(k)                                 Encumbrances created by Buyer or its permitted successors and assigns;

(l)                                     imperfections or irregularities of title that would not, individually or in the aggregate, be material to the Company;

(m)                             Encumbrances under applicable securities Laws;

(n)                                 Encumbrances identified on Section 1.1(d) of the Company Disclosure Schedule; and

(o)                                 Encumbrances securing the obligations under the Credit Agreement to the extent released at or prior to the Closing;

provided that the existence of any Encumbrance or other item described in clauses (a) through (n) does not materially interfere with or impair the use or operation of the Company Systems as currently being used or operated and which are of a nature that would be reasonably acceptable to a prudent operator of natural gas assets and facilities of a type similar to the Company Systems.

“Person” means an individual, a corporation, a general or limited partnership, an association, a limited liability company, a Government Entity, a trust, an unlimited liability company or other entity or organization.

“Policies” has the meaning set forth in Section 4.15(a).

“Post-Closing Guaranty” has the meaning set forth in Section 6.19(a)(ii).

“Post-Closing Notification” shall mean any notification to or with any Person or Government Entity that is customarily effected following the closing of a transaction similar to the transaction contemplated hereby, but shall not include any notification that constitutes a Company Approval or Buyer Approval.

“Post-Closing Obligations” has the meaning set forth in Section 6.19(a)(ii).

“Post-Closing Representation” has the meaning set forth in Section 10.14(a).

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and that portion of any Straddle Period beginning after the Closing Date.

“Pre-Closing Casualty Loss” means any material casualty loss or damage to any material assets of the Company or TS Crude that occurs between the date of this Agreement and the Closing (other than with respect to assets that have been fully repaired or replaced as of the Closing Date) that would, or would reasonably be expected to, result in the permanent release, loss or termination of a dedication of acreage to the Company, TS Crude or any Company Systems.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and that portion of any Straddle Period up to and including the Closing Date.

“Purchase Agreement” has the meaning set forth in Section 5.1(f).

“Purchase Price Allocation Schedule” has the meaning set forth in Section 6.10(e).

“Real Property Instrument” shall mean any instrument creating or assigning any interest in real property (including any Lease, Easement or Surface Site Grant).

“Receiving Party” has the meaning set forth in Section 6.5.

“Registration Rights Agreement” has the meaning set forth in Section 2.6(b)(ii).

“Regulation S-X” has the meaning set forth in Section 6.18(a).

“Related Party Contract” has the meaning set forth in Section 6.6.

“Release” means the release, spill, emission, leaking, pumping, pouring, emptying, escaping, dumping, injection, deposit, disposal, discharge, dispersal, leaching or migrating into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata).

“Remedial Action” means any action required by any Environmental Law to investigate, clean up, remove, remediate, restore, reclaim, abate, monitor or conduct corrective action, closure or post closure obligations with respect to, an actual or threatened Hazardous Materials Release into the environment.

“Representatives” means, with respect to any Person, any and all partners, managers, members (if such Person is a member-managed limited liability company), directors, officers, employees, consultants, financial advisors, counsels, accountants and other agents of such Person.

“Restricted Persons” means each of the Persons listed on Section 1.1(e) of the Company Disclosure Schedule.

“Sample Balance Sheet” means the sample calculation of Current Assets and Current Liabilities and sample calculation of Net Working Capital as of the Sample Measurement Time as set forth on Schedule C attached hereto including the notes thereto.

“Sample Measurement Time” means 12:01 a.m. on November 1, 2015.

“SEC” has the meaning set forth in Section 6.14.

“SEC Documents” has the meaning set forth in Section 5.2(g)(i).

“Second Subsequent Securities Payment” means $219,320,000.

“Section 6.23(b) Contracts” has the meaning set forth in Section 6.23(b).

“Securities” has the meaning set forth in Section 2.1.

“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder.

“Seller” has the meaning set forth in the Preamble.

“Seller Group” has the meaning set forth in Section 10.14(a).

“Seller Indemnified Parties” has the meaning set forth in Section 9.3(a).

“Sellers Representative” means Tall Oak Midstream, LLC.

“Seller Tax Contest” has the meaning set forth in Section 6.10(d)(i).

“Seller Taxes” means, without duplication, any Taxes due from the Company, TS Crude or Seller (or any predecessors thereof) (a) with respect to any Pre-Closing Tax Period, (b) imposed on any member of a consolidated, unitary or similar group of which the Company, TS Crude or Seller (or any predecessors thereof) are or were a member on or prior to the Closing Date, by reason of any liability of the Company, TS Crude or Seller (or any predecessors thereof) pursuant to Treasury Regulations Section 1.1502-6 (or any predecessor or successor thereof or any analogous or similar provision under state, local or foreign Law) or (c) the failure of the representations and warranties contained in Section 3.1(g) and Section 4.14 to be true, correct and complete in all respects or the failure of Seller or, prior to the Closing, the Company or TS Crude, to perform any covenant contained in this Agreement with respect to Taxes, in each case determined without regard to any qualification related to materiality or Knowledge contained therein; provided, however, that the amount of any Taxes due from each of the Company or TS Crude for any Tax period ending on the Closing Date or the portion of any Straddle Period ending on and including the Closing Date shall be determined by assuming that such period ended at the close of business on the Closing Date (and without taking into account any events occurring after the Closing that are outside the ordinary course of business), except that (i) exemptions, allowances or deductions that are calculated on an annual or periodic basis and ad valorem and other similar Taxes shall be prorated on the basis of the number of days in the Straddle Period elapsed through the Closing Date as compared to the number of days in the entire period.  For purposes of determining Seller Taxes, franchise and other similar Taxes shall be treated as due for the Tax period for which the base of the Tax (e.g., gross receipts, capital stock, etc.) is determined, even if the payment of such Taxes permits the right to do business (or provides other similar benefits) for another period.

“September Financials” has the meaning set forth in Section 6.18(a)(i).

“Specified Tall Oak Agreement Assignment” has the meaning set forth in Section 6.23(a).

“Specified Tall Oak Agreements” has the meaning set forth in Section 6.23(a).

“Straddle Period” means any Tax period beginning on or prior to the Closing Date and ending after the Closing Date.

“Subject Employees” has the meaning set forth in Section 4.13(c).

“Subsequent Securities Payment” means collectively, the First Subsequent Securities Payment and the Second Subsequent Securities Payment.

“Subsidiary” means, with respect to any Person, any other Person of which (a) more than 50% of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests or (iii) the capital or profit interests, in each case, is beneficially owned, directly or indirectly, by such Person or (b) the power to vote or to direct the voting of sufficient securities to elect a majority of the board of directors or similar governing body is held by such Person.

“Supplemental Disclosure” has the meaning set forth in Section 6.5.

“Surface Site Grants” has the meaning set forth in Section 4.11(a).

“System Data” has the meaning set forth in Section 4.19.

“Tall Oak” has the meaning set forth in the Preamble.

“Tall Oak Marks” has the meaning set forth in Section 6.20.

“Tax Authority” means any Government Entity having jurisdiction over the assessment, determination, collection, administration or imposition of any Tax.

“Tax Refund Amount” has the meaning set forth in Section 6.10(c).

“Tax Returns” means all reports, returns, declarations, elections, notices, filings, forms, statements and other documents (whether intangible, electronic or other form) and including any amendments, schedules, attachments, supplements, appendices and exhibits thereto, filed or required to be filed by Law with respect to Taxes.

“Taxes” means (a) all federal, state, provincial, territorial, local or foreign taxes, including income, capital, capital gains, gross receipts, windfall profits, value added, severance, property, escheat and unclaimed property obligations, production, sales, transfer, value added, goods and services, harmonized sales, use, duty, license, excise, franchise, employment, social security, withholding or similar taxes, fees, duties, levies, customs, tariffs or imposts, assessments, obligations or charges, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties and (b) any liability in respect of any items described in clause (a) of any other Person payable by reason of Contract, assumption, transferee or successor liability, operation of Law, Treasury Regulations Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision of Law) or otherwise.

“Termination Fee” shall mean: (i) if the applicable notice of termination was delivered on or prior to January 31, 2016, an amount in cash equal to $25,000,000, (ii) if the applicable notice of termination was delivered after January 31, 2016 but on or prior to February 29, 2016, an amount in cash equal to $42,500,000 or (iii) if the applicable notice of termination was delivered on or after March 1, 2016, an amount in cash equal to $60,000,000.

“Termination Period” has the meaning set forth in Section 6.5.

“Third-Party Claim” has the meaning set forth in Section 9.5(a).

“Third-Party Debt” means (a) all outstanding Indebtedness for borrowed money of the Company from any Person, including the short-term and long-term portion thereof, and (b) outstanding Indebtedness of any Person other than the Company that is secured by an Encumbrance on any asset or equity interest of the Company or guaranteed by the Company.

“Title Defect” shall mean, with respect to any Easement, any term, covenant, interest, claim, restriction on use or transfer, or Encumbrance, other than (in any such case) a Permitted Encumbrance, that would be reasonably likely to adversely affect the Company’s title or rights in or to such Easement or materially interfere with or impair the ability of the Company to own and operate all or any portion of the Company Systems in accordance with prudent oil and gas industry practice and on a basis and at a cost substantially similar to that contemplated by such Easement and the applicable budgets, plans and specifications for the Company Systems as in effect on the date of this Agreement.

“TOMPC Purchase Agreement” has the meaning set forth in the Recitals.

“Transaction Documents” means this Agreement and any other document delivered pursuant to this Agreement, which for purposes of clarity does not include the Felix Purchase Agreement, the TOMPC Purchase Agreement or documents delivered pursuant to the Felix Purchase Agreement or the TOMPC Purchase Agreement.

“Transaction Expenses” means (without duplication and solely to the extent any of the following obligations is not included as a Current Liability) any and all fees, costs, expenses and liabilities of any Person incurred by or on behalf of, or to be paid by, the Company or TS Crude through the Closing in connection with the negotiation, documentation and consummation of the Transactions, including (a) all investment banking, legal and accounting fees and expenses relating to the foregoing, (b) all consulting fees and expenses relating to the foregoing, (c) all Change of Control Amounts and (d) all accrued but unpaid bonuses or similar payments, including all related Taxes, for any officers, managers, directors or consultants of the Company or TS Crude or any employees of Seller or the Members (and in each case with respect to which the Company or TS Crude is liable).

“Transaction Units” has the meaning set forth in Section 2.3(c).

“Transactions” means the purchase and sale of the Securities and the other transactions being consummated pursuant to this Agreement, which for purposes of clarity does not include the transactions being consummated pursuant to the Felix Transaction Agreement or the TOMPC Purchase Agreement.

“Transfer” has the meaning set forth in Section 6.24.

“Treasury Regulations” means the regulations promulgated under the Code.

“TS Crude” means TOM-STACK Crude, LLC, a Delaware limited liability company.

“TS Crude Equity” has the meaning set forth in Section 4.2(b).

“Unaudited Balance Sheet” has the meaning set forth in Section 4.5(a).

“Unaudited Financial Statements” has the meaning set forth in Section 4.5(a).

“Union Pipeline” means the 42-mile, 16” pipeline that is currently under construction that will connect the areas in which the Company and TOMPC LLC operate.

“Unit Amount” means an amount equal to $215,900,000, plus (x) if the Closing Date Adjustment Amount is positive, an amount equal to (A) the Closing Date Adjustment Amount, multiplied by (B) the ENLC Percentage or minus (y) if the Closing Date Adjustment Amount is negative, an amount equal to (A) the absolute value of the Closing Date Adjustment Amount, multiplied by (B) the ENLC Percentage.

Section 1.2                                    Calculation of Time Periods.  When calculating the period of time within which, or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded.  If the last day of the period is a non-Business Day, the period in question shall end on the next Business Day.

Section 1.3                                    Other Definitional Provisions.  Unless the context requires otherwise:

(a)                     all references to Sections, Articles or Schedules are to be Sections, Articles or Disclosure Schedules of or to this Agreement;

(b)                     each term defined in this Agreement has the meaning assigned to it;

(c)                      each accounting term not otherwise defined in this Agreement has the meaning commonly applied to it in accordance with GAAP;

(d)                     words in the singular include the plural and vice versa;

(e)                      the pronoun “his” refers to the masculine, feminine and neuter;

(f)                       the words “herein,” “hereby,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, Article or other subdivision;

(g)                      the term “including” means “including, without limitation,”;

(h)                     with respect to the Company, the term “ordinary course of business” will be deemed to refer to the conduct of the business of the Company in a manner consistent with the ordinary course of business of the Company consistent with past practice;

(i)                         all references to “$” or dollar amounts will be to lawful currency of the United States;

(j)                        to the extent the term “day” or “days” is used, it will mean calendar days;

(k)                     the terms “United States” and “U.S.” means the United States of America and its territories and possessions; and

(l)                         no provision of this Agreement will be interpreted in favor of, or against, any of the Parties by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

Section 1.4                                    Withholding Taxes.  Buyer shall use commercially reasonable efforts to provide Sellers Representative with advance written notice no later than three days prior to Closing with respect to the amount and type of withholding of Taxes that may apply prior to the time in which payments are to be made by Buyer to Seller pursuant to the terms of this Agreement.  Buyer shall reasonably cooperate in reviewing any applicable withholding Tax exemptions claimed by Seller, and Seller shall provide certifications or other documentation reasonably requested by Buyer related to same.  Subject to the preceding two sentences, Buyer shall be entitled to deduct and withhold from the consideration otherwise deliverable or payable to or for the benefit of Seller such amounts as may be required to be deducted and withheld with respect to the making of any such payment under the Code or under any provision of Tax Law.

Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to Seller in respect of which such deduction and withholding was made.

ARTICLE II

PURCHASE AND SALE

Section 2.1                                    Purchase and Sale.  On the terms and subject to the conditions set forth herein, Seller agrees, at the Closing, to sell all of the issued and outstanding membership interests in the Company and all Equity Rights associated therewith (the “Securities”), and Buyer agrees to buy all (but not less than all) of the Securities.  At the Closing, Seller shall convey, transfer, assign and deliver to Buyer all of the Securities, free and clear of all Encumbrances (other than those arising pursuant to the Organizational Documents of the Company, this Agreement or applicable securities Laws or resulting from actions of Buyer or any of its Affiliates).

Section 2.2                                    Purchase Price.  On the terms and subject to the conditions set forth herein, in consideration of the sale of the Securities, (a) Buyer shall pay to Seller in accordance with this Agreement an aggregate amount in cash in immediately available U.S. funds equal to $1,122,740,000 (the “Cash Amount”) and (b) ENLC shall issue to Seller the Transaction Units (the Transaction Units (valued at the Unit Amount of $215,900,000, without any adjustment thereto, for purposes of the definition of Base Purchase Price), together with the Cash Amount, the “Base Purchase Price”), which Base Purchase Price shall be adjusted pursuant to Section 2.3 and Section 2.4.

Section 2.3                                    Payment of Purchase Price.

(a)                     Sellers Representative shall prepare and deliver to Buyer not less than three Business Days prior to the Closing Date (i) an estimated balance sheet of the Company as of the Measurement Time (together with supporting documentation reasonably necessary for Buyer to verify such balance sheet, the “Estimated Balance Sheet”), (ii) worksheets showing Sellers Representative’s good faith estimate of: (A) Indebtedness of the Company and TS Crude as of the Measurement Time plus the amount of any premiums, penalties, fees, make-whole payments or other charges incurred as a result of the payment thereof on the Closing Date as reflected in the applicable Payoff Letter (collectively, “Estimated Indebtedness”), (B) the amount of all Transaction Expenses unpaid as of the Measurement Time (“Estimated Transaction Expenses”), (C) Net Working Capital derived from the Estimated Balance Sheet (based upon, and subject to the adjustments set forth in, the definitions of Current Assets and Current Liabilities) (the “Estimated Net Working Capital”), (D) the amount of all Incremental Equity Capital, if applicable (the “Estimated Incremental Equity Capital”), (E) the amount of all Gap Period Extraordinary Expenditures, if any (the “Estimated Gap Period Extraordinary Expenditures”), and (F) the Interim Tax Amount (the “Estimated Interim Tax Amount”) and (iii) Sellers Representative’s calculation of the Closing Securities Payment.  The Estimated Balance Sheet, Estimated Indebtedness, Estimated Transaction Expenses, the Estimated Net Working Capital, the Estimated Incremental Equity Capital (if applicable), the Estimated Gap Period Extraordinary Expenditures (if any), and the Estimated Interim Tax Amount (together, the “Estimated Closing Items”) shall be prepared in good faith on a basis consistent with the Audited Financial Statements.

(b)                     At the Closing, Buyer shall pay:

(i)                                     to Seller, $684,100,000, which amount shall be (x) increased, if the Closing Date Adjustment Amount is positive, by an amount equal to (A) the Closing Date Adjustment Amount, multiplied by (B) the ENLK Percentage or (y) decreased, if the Closing Date Adjustment Amount is negative, by an amount equal to (A) the absolute value of the Closing Date Adjustment Amount multiplied by (B) the ENLK Percentage (the total amount calculated pursuant to this clause (i) being referred to as the “Closing Securities Cash Payment”).  The Closing Securities Cash Payment shall be paid to Seller at the Closing in immediately available funds by confirmed wire transfer to a bank account or accounts designated by Seller in writing to Buyer at least three Business Days prior to the Closing.  The Closing Securities Payment shall be subject to adjustment pursuant to the provisions of Section 2.4;

(ii)                                  to the holders of Third-Party Debt, in immediately available funds by confirmed wire transfer to a bank account or accounts designated by such Person(s) in the applicable Payoff Letter, the amounts specified in such Payoff Letter; and

(iii)                               to each Person to which any Transaction Expenses are owed, in immediately available funds by confirmed wire transfer to a bank account or accounts designated by such Person(s) in the applicable Payoff Letters, the amounts specified in such Payoff Letters.

(c)                      At the Closing, ENLC shall issue to Seller a number of newly-issued ENLC Units equal to the quotient of (i) the Unit Amount, divided by (ii) the ENLC Unit Price provided, that any fractional ENLC Unit resulting from such calculation shall not be issued and such fractional ENLC Unit shall be rounded to the nearest whole ENLC Unit (such number of ENLC Units (giving effect to such rounding) the “Transaction Units”).

(d)                     Immediately following the Closing, Seller shall (i) pay to the Members the Closing Securities Cash Payment, less all third-party fees and expenses of Seller or the Company related to the Transactions and Sellers Representative’s reasonable estimation of the Final Adjustment Amount, if any, that may be due from Seller to Buyer pursuant to Section 2.4, in the proportions set forth on Schedule B hereto in immediately available funds by confirmed wire transfer to the bank account or accounts designated by each Member in writing to Seller at least three Business Days prior to the Closing and (ii) distribute to Members the Transaction Units in the proportions set forth on Schedule B hereto; provided that none of Buyer, the Company or TS Crude shall have any liability or obligation under this Section 2.3(d) or for any failure of Seller to comply herewith.

(e)                      On or prior to the twelve month anniversary of the Closing Date:

(i)                                     Buyer shall pay to Seller in immediately available funds by confirmed wire transfer to a bank account or accounts designated by Seller in writing to Buyer, the First Subsequent Securities Payment;

(ii)                                  if, the First Subsequent Securities Payment is paid to Seller prior to the twelve month anniversary of the Closing Date, Buyer shall pay to the Escrow Agent, in immediately available funds by confirmed wire transfer, the Escrow Amount; and

(iii)                               immediately following the payment of the First Subsequent Securities Payment, Seller shall pay to the Members the First Subsequent Securities Payment, less all third-party fees and expenses of Seller related to the Transactions incurred since the payment of the Closing Securities Payment, in the proportions set forth on Schedule B hereto in immediately available funds by confirmed wire transfer to the bank account or accounts designated by each Member in writing to Seller at least three Business Days prior to the payment of the First Subsequent Securities Payment; provided that to the extent any Interim Indemnity Obligation has been taken into account in determining the First Subsequent Securities Payment, the proportion of the First Subsequent Securities Payment payable by Seller to a Member will be adjusted so that such Member bears the percentage of the Interim Indemnity Obligations that relate to Losses for which such Member is liable; provided further that none of Buyer, the Company or TS Crude shall have any liability or obligation under this Section 2.3(e)(iii) or for any failure of Seller to comply herewith.

(f)          On or prior to the twenty-four month anniversary of the Closing Date:

(i)            Buyer shall pay to Seller in immediately available funds by confirmed wire transfer to a bank account or accounts designated by Seller in writing to Buyer, the Second Subsequent Securities Payment; and

(ii)           immediately following the payment of the Second Subsequent Securities Payment, Seller shall pay to the Members the Second Subsequent Securities Payment, less all third-party fees and expenses of Seller related to the Transactions incurred since the payment of the First Subsequent Securities Payment, in the proportions set forth on Schedule B hereto in immediately available funds by confirmed wire transfer to the bank account or accounts designated by each Member in writing to Seller at least three Business Days prior to the payment of the Second Subsequent Securities Payment; provided that none of Buyer, the Company or TS Crude shall have any liability or obligation under this Section 2.3(f)(ii) or for any failure of Seller to comply herewith.

Section 2.4                                    Post-Closing Adjustment.  No later than 120 days after the Closing Date (or such later date as mutually agreed by Buyer and Sellers Representative), Buyer shall prepare and deliver to the Sellers Representative (i) a balance sheet of the Company as of the Measurement Time (together with supporting documentation reasonably necessary for Sellers Representative to verify such balance sheet, the “Final Balance Sheet”), (ii) worksheets showing Buyer’s calculation of the: (A) Indebtedness of the Company as of the Measurement Time, plus the amount of any premiums, penalties, fees, make-whole payments or other charges incurred as a result of the payment thereof on the Closing Date as reflected in the applicable Payoff Letter (collectively, “Final Indebtedness”), (B) the amount of all Transaction Expenses unpaid as of the Measurement Time (“Final Transaction Expenses”), (C) Net Working Capital derived from the Final Balance Sheet (based upon, and subject to the adjustments set forth in, the definitions of Current Assets and Current Liabilities) (the “Final Net Working Capital”), (D) the amount of all Incremental Equity Capital, if applicable (the “Final Incremental Equity Capital”), (E) the amount of all Gap Period Extraordinary Expenditures, if any (the “Final Gap Period Extraordinary Expenditures”), and (F) the Interim Tax Amount (the “Final Interim Tax Amount”) and (iii) Buyer’s calculation of the Final Closing Securities Payment, in each case, together with a worksheet showing the difference, if any, between any Estimated Closing Item and the corresponding Final Closing Item.  The Final Balance Sheet, Final Indebtedness, Final Transaction Expenses, the Final Net Working Capital, the Final Closing Securities Payment, the Final Incremental Equity Capital (if applicable), the Final Gap Period Extraordinary Expenditures (if any), and the Final Interim Tax Amount (together, the “Final Closing Items”) shall be prepared in good faith and on a basis consistent with the Audited Financial Statements.  Sellers Representative and its representatives shall be entitled to reasonable access during normal business hours to all books and records of the Company as may be reasonably requested by Sellers Representative for the purpose of this Section 2.4.  Buyer and Sellers Representative shall promptly provide to each other all documents reasonably requested by the other to verify any of the items set forth in the Final Closing Items calculations.  Sellers Representative shall have the right for 30 days following receipt of the Final Closing Items to object to any of the Final Closing Items or the calculation thereof.  Any objection made by Sellers Representative shall be made in writing and shall set forth such objection in reasonable detail. Sellers Representative shall be deemed to have waived any rights to object under this Section 2.4 unless Sellers Representative furnishes its written objections to Buyer within such 30-day period.  If Sellers Representative delivers an objection within such 30-day period, then Buyer and Sellers Representative shall endeavor in good faith to resolve the objections.  If, at the end of a 15-day period from the date of delivery of any objection by Sellers Representative or such longer period as may be mutually agreed by Buyer and Sellers Representative, there are any objections that remain in dispute, then the remaining objections in dispute shall be submitted for resolution to the Oklahoma City, Oklahoma offices of the accounting firm of Ernst & Young (the “Closing Item Arbitrator”) and, in connection with the engagement for such submission, Sellers Representative and Buyer shall execute any engagement, indemnity and other agreements as the Closing Item Arbitrator may reasonably require as a condition to such engagement in form and substance reasonably acceptable to each of the Sellers Representative and Buyer.  The Closing Item Arbitrator shall determine the Final Closing Securities Payment as promptly as reasonably practicable after the objections that remain in dispute are submitted to the Closing Item Arbitrator, but in any event within 30 days after such objections that remain in dispute are submitted to the Closing Item Arbitrator.  If any objections are submitted to the Closing Item Arbitrator for resolution, (i) each of Buyer and Sellers Representative shall furnish to the Closing Item Arbitrator such workpapers and other documents and information relating to such objections as the Closing Item Arbitrator may request and are reasonably available to that Party (or its independent public accountants) and will be afforded the opportunity to present to the Closing Item Arbitrator any material relating to the determination of the matters in dispute and to discuss such determination with the Closing Item Arbitrator, provided that neither Sellers Representative nor Buyer shall engage in any communication or correspondence with the Closing Item Arbitrator outside of the presence, or without the inclusion, of the other; (ii) the Closing Item Arbitrator must not adopt an amount of the Final Closing Securities Payment that is greater than the amount submitted by Sellers Representative or less than the amount submitted by Buyer; and (iii) the determination by the Closing Item Arbitrator of the Final Closing Securities Payment, as set forth in a written notice delivered to both Buyer and Sellers Representative by the Closing Item Arbitrator, shall be made in accordance with this Agreement and the Sample Balance Sheet and shall be binding and conclusive on the parties and, absent manifest error, shall constitute an arbitral award that is final, binding and unappealable and upon which a judgment may be entered by a court having jurisdiction thereof.  Buyer and Seller shall each bear their own legal fees and other costs in connection with any such objection; provided, however, that Buyer, on one hand, and Seller, on the other hand, shall bear one-half of the costs and expenses of the Closing Item Arbitrator.  Notwithstanding anything in this Agreement to the contrary, the Closing Item Arbitrator and procedures set forth herein shall be the sole method for resolving any disputes regarding the Final Closing Securities Payment or the provisions of this Section 2.4, provided that this Section 2.4 shall not affect the respective rights of Buyer or Seller under ARTICLE IX.  Following the final determination of the Final Closing Securities Payment pursuant to this Section 2.4, if the Final Closing Securities Payment is greater than the Closing Securities Payment then Buyer shall pay to Seller the amount of the Final Adjustment Amount promptly (but in any event within five Business Days of the determination of the Final Closing Securities Payment) or if the Closing Securities Payment is greater than the Final Closing Securities Payment then Seller shall pay to Buyer the amount of the Final Adjustment Amount promptly (but in any event within five Business Days of the determination of the Final Closing

Securities Payment; provided, however, that if the Final Adjustment Amount is: (i) to be paid to Buyer, if Seller fails to timely pay the Final Adjustment Amount to Buyer, then each Member shall promptly (but in any event within two Business Days following the date such payment was due from Seller) pay to Buyer such Member’s pro rata percentage as set forth in Schedule B of the amount of the Final Adjustment Amount that is not timely paid by Seller or (ii) to be paid to Seller, then after such payment is made to Seller, Seller shall immediately pay to the Members the Final Adjustment Amount in the proportions set forth on Schedule B hereto in immediately available funds by confirmed wire transfer to the bank account or accounts designated by each Member in writing to Seller at least three Business Days prior to payment of the Final Adjustment Amount (provided that none of Buyer, the Company or TS Crude shall have any liability or obligation under this proviso or for any failure of Seller to comply herewith).

Section 2.5                                    Closing.  The Closing shall take place at the offices of Paul Hastings LLP, 600 Travis Street, 58th Floor, Houston, TX 77002 at 10:00 a.m. (Central Time), no later than the third Business Day following the day on which the last to be satisfied or waived of the conditions set forth in ARTICLE VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or at such other time and place as Buyer and Seller may agree.  Upon the occurrence of the Closing, the time and date that the applicable Transactions become effective shall be 12:02 a.m. (Central Time) on the Closing Date.

Section 2.6                                    Deliveries by Buyer and ENLC.

(a)                     At the Closing, Buyer shall deliver, or cause to be delivered the following:

(i)                                     to Seller, the Closing Securities Cash Payment in accordance with Section 2.3(b)(i);

(ii)                                  to Seller, an assignment substantially in the form attached as Exhibit B executed by Buyer and such other documentation as is reasonably required to transfer the Securities to Buyer;

(iii)                               to Sellers Representative, the certificate to be delivered pursuant to Section 7.3(e);

(iv)                              to Seller, a counterpart to the Escrow Agreement duly executed by Buyer (with a copy also delivered to the Escrow Agent);

(v)                                 to Tall Oak, a transition services agreement substantially in the form attached as Exhibit D duly executed by Buyer;

(vi)                              to Seller, a certified copy of the resolutions of the general partner of Buyer authorizing and approving the execution, delivery and performance of this Agreement and all other Transaction Documents to which Buyer shall be a party; and

(vii)                           to Seller, instruments of assignment, novation, release or termination and other instruments that may be required to effectuate the Transactions pursuant to the Organizational Documents of the Company, duly executed by Buyer.

(b)                     At the Closing, ENLC shall deliver, or cause to be delivered the following:

(i)                                     to Seller, the Transaction Units in accordance with Section 2.3(c);

(ii)                                  to Seller, a counterpart to a Registration Rights Agreement substantially in the form attached as Exhibit F hereto (the “Registration Rights Agreement”), duly executed by ENLC; and

(iii)                               to Sellers Representative, the certificate to be delivered pursuant to Section 7.3(f).

Section 2.7                                    Deliveries by Seller.  At the Closing, Seller shall deliver, or cause to be delivered, the following:

(a)                     to Buyer, an assignment substantially in the form attached as Exhibit B executed by Seller and such other documentation as is reasonably required to transfer the Securities to Buyer;

(b)                     to Buyer, the certificate to be delivered pursuant to Section 7.2(i);

(c)                      to Buyer, resignation letters of each Officer and Manager of the Company, duly executed by each such Officer and Manager, or other evidence reasonably satisfactory to Buyer that such Officer or Manager of the Company has been removed from such position;

(d)                     to Buyer, signatory change cards for each of the accounts of the Company listed on Section 4.24 of the Company Disclosure Schedule duly executed by each authorized signatory for the applicable account;

(e)                      to Buyer, a counterpart to the Escrow Agreement duly executed by Seller (with a copy also delivered to the Escrow Agent);

(f)                       to Buyer, a transition services agreement substantially in the form attached as Exhibit D duly executed by Tall Oak;

(g)                      to Buyer, a certified copy of the resolutions of the appropriate governing body of Seller authorizing and approving the execution, delivery and performance of this Agreement and all other Transaction Documents to which Seller shall be a party; and

(h)                     to Buyer, a certificate of good standing or the equivalent of recent date for each of the Company and TS Crude from its jurisdiction of organization.

Section 2.8                                    Deliveries by Tall Oak.  At the Closing, Tall Oak shall deliver, or cause to be delivered:

(a)                     to Buyer, the certificate to be delivered pursuant to Section 7.2(f);

(b)                     to Buyer, each of the Specified Tall Oak Agreement Assignments; and

(c)                      to ENLC, a counterpart to the Registration Rights Agreement, duly executed by Tall Oak.

Section 2.9                                    Deliveries by FE-STACK.  At the Closing, FE-STACK shall deliver, or cause to be delivered:

(a)                     to Buyer, the certificate to be delivered pursuant to Section 7.2(g); and

(b)                     to ENLC, a counterpart to the Registration Rights Agreement, duly executed by FE-STACK.

Section 2.10                             Deliveries by the Company.  At the Closing, the Company shall deliver, or cause to be delivered, the following:

(a)                     to Buyer, the certificate to be delivered pursuant to Section 7.2(h);

(b)                     to Buyer, a certified copy of the resolutions of the appropriate governing body of Company authorizing and approving the execution, delivery and performance of this Agreement, the transfer of the Securities and the admission of Buyer as a substitute member of the Company, and all other Transaction Documents to which the Company shall be a party; and

(c)                      to Buyer, copies of the Payoff Letters required by Section 6.11, in form and substance reasonably acceptable to Buyer.

Section 2.11                             Payments.  Seller and Buyer shall make any payment due to the others pursuant to this ARTICLE II by no later than 12:00 p.m. (Central Time) on the day when due (unless otherwise consented to by the Person to whom such payment is due).  All payments shall be paid by wire transfer of immediately available funds to the account or accounts designated by or on behalf of the Person receiving such payment.

Section 2.12                             No Duplicative Effect.  The provisions of Section 2.3 and Section 2.4 shall apply in such a manner so as not to give the components and calculations described therein duplicative effect, and the Parties covenant and agree that no amount shall be (or is intended to be) included, in whole or in part (either as an increase or reduction), more than once in the calculation of (including any component of) Net Working Capital or any other calculated amount pursuant to this Agreement if the effect of such additional inclusion (either as an increase or reduction) would be to cause such amount to be overstated or understated for purposes of such calculation.  The Parties acknowledge and agree that, if there is a conflict between a determination, calculation or methodology set forth in the Sample Balance Sheet or the definitions contained in this Agreement, as applicable, on the one hand, and those provided by GAAP, on the other hand, (i) the determination, calculation or methodology set forth in the Sample Balance Sheet or the definitions contained in this Agreement, as applicable, shall control to the extent that the matter is included in the Sample Balance Sheet as a line item or specific adjustment or expressly provided for in the definitions contained in this Agreement, as applicable, and (ii) the determination, calculation or methodology prescribed by GAAP shall control to the extent the matter is not so addressed in the Sample Balance Sheet or the definitions contained in this Agreement, as applicable, or requires reclassification as an asset or liability to be included in a line item or specific adjustment.

Section 2.13                             Proration.  If the Measurement Time is determined pursuant to clause (d) of the definition of “Measurement Time” and the Closing Date is other than the first day of a calendar month, then, for the purpose of computing Net Working Capital as of the Measurement Time, except as set forth in the proviso below, the components of Net Working Capital related to the operations of the Company and TS Crude for the month in which the Closing Date occurs will be allocated to the pre-Closing period on a pro rata basis using a fraction, the numerator of which is the number of days in such month prior to and including the Closing Date and the denominator of which is the number of days in the calendar month in which the Closing occurs; provided, however, that cash and cash equivalents shall be determined as of the Measurement Time and the following components related to the operations of the Company and TS Crude for such month shall be allocated to the pre-Measurement Time period or post-Measurement Time period based on the applicable period during which such components were actually incurred by the Company or TS Crude: interest expenses.

Section 2.14                             Anti-Dilution Adjustments.  If ENLC changes (or ENLC sets a related record date that will occur before the Closing Date for a change in) the number or kind of ENLC Units outstanding by way of a unit split, reverse unit split, unit dividend, recapitalization, reclassification, reorganization, consolidation, extraordinary or special dividend or distribution with respect to ENLC Units (which, for the avoidance of doubt, shall not include regular, quarterly cash distributions by ENLC) or implements any other transaction prior to Closing (excluding any compensatory issuance of securities, including under any benefit or compensation plan)  involving the issuance of equity securities of ENLC that results in any material dilution of the value of the Transaction Units relative to the ENLC Unit Price, then the number of Transaction Units shall be adjusted appropriately to account for such change.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF MEMBERS

Section 3.1                                    Representations and Warranties of Tall Oak and Seller.  Except as set forth in the Company Disclosure Schedule, each of Tall Oak and Seller, severally and not jointly, represents and warrants to Buyer as follows:

(a)                     Organization and Good Standing.  Each of Seller and Tall Oak has been duly organized, is validly existing and is in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate power or similar power and authority to own its properties and assets and to carry on its business as presently conducted.

(b)                     Corporate Authorization.  Each of Seller and Tall Oak has all requisite limited liability company power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or will be a party and to perform its obligations hereunder and thereunder.  The execution and delivery of this Agreement and the other Transaction Documents and the performance of Seller or Tall Oak’s obligations hereunder and thereunder have been duly authorized by all necessary action of Seller or Tall Oak, as appropriate.  This Agreement and the other Transaction Documents to which Seller or Tall Oak is or will be a party have been or will be duly executed and delivered by Seller or Tall Oak and, assuming the due authorization, execution and delivery of the Transaction Documents by each other Person that is or will be a party thereto, constitute legal, valid and binding obligations of Seller or Tall Oak, enforceable against Seller or Tall Oak in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws affecting the enforcement of creditors’ rights generally or, as to enforceability, by general equitable principles (the “Bankruptcy and Equity Exception”).

(c)                      Ownership of the Securities.  Tall Oak is the record and beneficial owner of, and has good and valid title to, the membership interests of Seller set forth next to Tall Oak’s name on Section 3.1(c) of the Company Disclosure Schedule, free and clear of all Encumbrances (other than those arising pursuant to this Agreement, the Organizational Documents of Seller, or applicable securities Laws, or resulting from actions of Buyer or any of its Affiliates).  Seller is the record and beneficial owner of, and has good and valid title to, all of the Securities, free and clear of all Encumbrances (other than those arising pursuant to this Agreement, the Organizational Documents of the Company or applicable securities Laws, or resulting from actions of Buyer or any of its Affiliates).  Except for this Agreement and the Organizational Documents of the Company, neither Seller nor Tall Oak is a party to (a) any option, warrant, purchase right or other Contract that could require Seller or Tall Oak or, after the Closing, Buyer or any of its Affiliates to sell, transfer or otherwise dispose of any of such Securities or (b) any voting trust, proxy or other Contract with respect to the voting of such Securities.

(d)                     Non-Contravention.  Assuming the receipt of all Company Approvals, the execution and delivery by Seller and Tall Oak of this Agreement and the other Transaction Documents to which Seller or Tall Oak is or will be a party, the performance of its obligations pursuant to the Transaction Documents and the consummation of the Transactions will not constitute or result in (a) a violation of the Organizational Documents of Seller or Tall Oak, (b) a breach or violation of, a termination of, a right of termination or default under, the creation or acceleration of any obligations under, or the creation of an Encumbrance on any of the assets of Seller or such Member pursuant to, any Contract to which Seller or Tall Oak is a party (with or without notice, lapse of time or both) or (c) assuming the receipt of all Buyer Approvals, a breach or violation of, or a default under, any Law to which Seller or Tall Oak is subject, except, in the case of clause (b), as would not, individually or in the aggregate, have a Material Adverse Effect or result in an Encumbrance on the Securities.

(e)                      Consents and Approvals.  Except in connection or in compliance with the Company Approvals, no consent, approval, waiver, authorization, notice or filing is required to be obtained by Seller or Tall Oak from, or to be given by Seller or Tall Oak to, or to be made by Seller or Tall Oak with, any Government Entity or any other Person in connection with the execution, delivery and performance by Seller or Tall Oak of this Agreement and the other Transaction Documents to which Seller or Tall Oak is or will be a party and the consummation of the Transactions, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(f)                       Litigation and Claims.  As of the date hereof, there is no civil, criminal or administrative action, suit, demand, claim, hearing, proceeding or investigation, that is, to the Knowledge of Seller or Tall Oak, pending or threatened in writing against Seller or Tall Oak, respectively, or any of its properties or assets before any Government Entity, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(g)                      Tax Matters.

(i)                                     Seller has timely filed all income and other material Tax Returns that are required to be filed by it, and all such Tax Returns are true, correct and complete in all material respects.

(ii)                                  Seller has timely paid all material amounts of Taxes due from it to the applicable Tax Authority and has deducted or withheld all material amounts of Taxes required to have been deducted or withheld by it from payments to employees and third parties (and Seller has timely paid the amounts deducted or withheld to the applicable Tax Authorities as required by Law).

(iii)                               There are no examinations, audits, claims, assessments, levies, or administrative or judicial proceedings currently pending (or proposed in writing) with respect to Taxes due from Seller.  No claim has been made (which has not been satisfied) by a Tax Authority in a jurisdiction where Seller does not file Tax Returns that it is, or may be, subject to taxation by, or required to file any Tax Return, in that jurisdiction.  All deficiencies asserted or assessments made by any Tax Authority with respect to Seller have been fully paid, settled, or withdrawn.

(iv)                              No waivers or extensions of statutes of limitations have been given or requested in writing with respect to any Taxes due from Seller.

(v)                                 Seller (i) is not a party to, is not bound by nor has any obligation under any Tax allocation, Tax sharing, Tax indemnity or similar agreement, arrangement or understanding, other than the limited liability company agreement of the Company, (ii) is not, and has never been, subject to Tax in a jurisdiction outside of the U.S. and (iii) has not engaged in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(vi)                              Seller (i) is, and has always been, properly treated as a partnership for U.S. federal and applicable state and local income tax purposes and (ii) is not, and has never been, treated as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

(h)                     No Brokers or Finders.  There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Seller or any of its Affiliates who is entitled to any fee or commission from the Company or its Affiliates in connection with the Transactions for which Buyer, any of its Affiliates or, following the Closing, the Company would be liable.

(i)                         Operations of Seller.  Seller was formed solely for the purpose of engaging in the Transactions and has engaged in no business other than in connection with entering into this Agreement and engaging in the Transactions.

(j)                        Investment Intent.

(i)                                     The Transaction Units are being acquired by Seller and (pursuant to Section 2.3(d)(ii)) Tall Oak for investment purposes only, for Seller’s and Tall Oak’s own account and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act.  Neither Seller nor Tall Oak is a party to or bound by, or intends to or has any plans to enter into, any Contract with any Person to sell, transfer or pledge any part of the Transaction Units, except, as to Seller, as provided in Section 2.3(d)(ii) and for bona fide pledges or sales or transfers made in compliance with all applicable securities laws.

(ii)                                  In connection with the acquisition of the Transaction Units hereunder, each of Seller and Tall Oak has had the opportunity to ask such questions of and receive answers from officers, employees and representatives of ENLC and to obtain such additional information about ENLC as each of Seller and Tall Oak deems necessary for an evaluation thereof. The investment decision of each of Seller and Tall Oak to acquire the Transaction Units has been based solely upon the evaluation made by each of Seller and Tall Oak of ENLC. In evaluating the suitability of an investment in ENLC, neither Seller nor Tall Oak have been furnished or relied upon any representations or other information (whether oral or written) other than as contained in the representations and warranties of ENLC in Section 5.2.

(iii)                               Each of Seller (except as provided in Section 2.3(d)(ii)) and Tall Oak agrees that the Transaction Units may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any applicable state securities laws, except pursuant to an exemption from such registration under the Securities Act and such laws.  Each of Seller and Tall Oak is able to bear the economic risk of holding the Transaction Units (including a total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

(iv)                              Each of Seller and Tall Oak acknowledges that ENLC, subject to Section 2.14 and Section 6.3(b), may issue additional equity or debt securities either before or after Closing, and, as a result, Seller and Tall Oak may experience dilution in the value of the ENLC Units.

(v)                                 Each of Seller and Tall Oak is an “Accredited Investor” as defined in Rule 501 of Regulation D under the Securities Act.

(k)                     No Other Representations or Warranties.  Except for the representations and warranties contained in ARTICLE V and in any other Transaction Document, none of Buyer, ENLC, any of their respective Affiliates or any of their respective stockholders, trustees, members, partners, fiduciaries or Representatives, nor any other Person has made or is making any other representation or warranty of any kind or nature whatsoever, oral or written, express or implied, with respect to ENLC, Buyer, their respective Affiliates, the Transaction

Units, this Agreement, the other Transaction Documents or the Transactions.  Except for the representations and warranties contained in ARTICLE V and in any other Transaction Document, each of Seller and Tall Oak disclaims, on behalf of itself and its Affiliates, (i) any other representations or warranties, whether made by Buyer, ENLC or any of their respective Affiliates or their respective stockholders, trustees, members, partners, fiduciaries or Representatives or any other Person, or any reliance thereon and (ii) all liability and responsibility for any other representation, warranty, opinion, projection, forecast, advice, statement or information made, communicated or furnished.  Except for the representations and warranties contained in ARTICLE V and in any other Transaction Document, none of Buyer, ENLC or any of their respective Affiliates, any of their respective stockholders, trustees, members, partners, fiduciaries or Representatives nor any other Person has made or is making any representations or warranties to Seller or the Members or any other Person regarding the probable success or profitability of ENLC or the Transaction Units (whether before or after the Closing).

Section 3.2            Representations and Warranties of FE-STACK.  Except as set forth in the Company Disclosure Schedule, FE-STACK represents and warrants to Buyer as follows:

(a)       Organization and Good Standing.  FE-STACK has been duly organized, is validly existing and is in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate power or similar power and authority to own its properties and assets and to carry on its business as presently conducted.

(b)       Corporate Authorization.  FE-STACK has all requisite limited liability company power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or will be a party and to perform its obligations hereunder and thereunder.  The execution and delivery of this Agreement and the other Transaction Documents and the performance of FE-STACK’s obligations hereunder and thereunder have been duly authorized by all necessary action of FE-STACK.  This Agreement and the other Transaction Documents to which FE-STACK is or will be a party have been or will be duly executed and delivered by FE-STACK and, assuming the due authorization, execution and delivery of the Transaction Documents by each other Person that is or will be a party thereto, constitute legal, valid and binding obligations of FE-STACK, enforceable against FE-STACK in accordance with their terms, subject to the Bankruptcy and Equity Exception.

(c)       Ownership of the Securities.  FE-STACK is the record and beneficial owner of, and has good and valid title to, the membership interests of Seller set forth next to FE-STACK’s name on Section 3.2(c) of the Company Disclosure Schedule, free and clear of all Encumbrances (other than those arising pursuant to this Agreement, the Organizational Documents of Seller, or applicable securities Laws, or resulting from actions of Buyer or any of its Affiliates).  Except for this Agreement and the Organizational Documents of the Company, FE-STACK is not a party to (a) any option, warrant, purchase right or other Contract that could require FE-STACK or, after the Closing, Buyer or any of its Affiliates to sell, transfer or otherwise dispose of any of such Securities or (b) any voting trust, proxy or other Contract with respect to the voting of such Securities.

(d)       Non-Contravention.  Assuming the receipt of all Company Approvals, the execution and delivery by FE-STACK of this Agreement and the other Transaction Documents to which FE-STACK is or will be a party, the performance of its obligations pursuant to the Transaction Documents and the consummation of the Transactions will not constitute or result in (a) a violation of the Organizational Documents of FE-STACK, (b) a breach or violation of, a termination of, a right of termination or default under, the creation or acceleration of any obligations under, or the creation of an Encumbrance on any of the assets of FE-STACK pursuant to, any Contract to which FE-STACK is a party (with or without notice, lapse of time or both) or (c) assuming the receipt of all Buyer Approvals, a breach or violation of, or a default under, any Law to FE-STACK is subject, except, in the case of clause (b), as would not, individually or in the aggregate, have a Material Adverse Effect or result in an Encumbrance on the Securities.

(e)       Consents and Approvals.  Except in connection or in compliance with the Company Approvals, no consent, approval, waiver, authorization, notice or filing is required to be obtained by FE-STACK from, or to be given by FE-STACK to, or to be made by FE-STACK with, any Government Entity or any other Person in connection with the execution, delivery and performance by FE-STACK of this Agreement and the other Transaction Documents to which FE-STACK is or will be a party and the consummation of the Transactions, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(f)        Litigation and Claims.  As of the date hereof, there is no civil, criminal or administrative action, suit, demand, claim, hearing, proceeding or investigation, that is, to the Knowledge of FE-STACK, pending or threatened in writing against FE-STACK or any of its properties or assets before any Government Entity, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(g)       Investment Intent.

(i)            The Transaction Units are being acquired (pursuant to Section 2.3(d)(ii)) by FE-STACK for investment purposes only, for FE-STACK’s own account and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act.  FE-STACK is not a party to or bound by, and does not intend or have any plans to enter into, any Contract with any Person to sell, transfer or pledge any part of the Transaction Units, except for bona fide pledges or sales or transfers made in compliance with all applicable securities laws.

(ii)           In connection with the acquisition of the Transaction Units hereunder, FE-STACK has had the opportunity to ask such questions of and receive answers from officers, employees and representatives of ENLC and to obtain such additional information about ENLC as FE-STACK deems necessary for an evaluation thereof. The investment decision of FE-STACK to acquire the Transaction Units has been based solely upon the evaluation made by FE-STACK of ENLC. In evaluating the suitability of an investment in ENLC, FE-STACK has not been furnished and has not relied upon any representations or other information (whether oral or written) other than as contained in the representations and warranties of ENLC in Section 5.2.

(iii)          FE-STACK agrees that the Transaction Units may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any applicable state securities laws, except pursuant to an exemption from such registration under the Securities Act and such laws.  FE-STACK is able to bear the economic risk of holding the Transaction Units (including a total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

(iv)          FE-STACK acknowledges that ENLC, subject to Section 2.14 and Section 6.3(b), may issue additional equity or debt securities either before or after Closing, and, as a result, FE-STACK may experience dilution in the value of the ENLC Units.

(v)           FE-STACK is an “Accredited Investor” as defined in Rule 501 of Regulation D under the Securities Act.

(h)       No Other Representations or Warranties.  Except for the representations and warranties contained in ARTICLE V and in any other Transaction Document, none of Buyer, ENLC, any of their respective Affiliates or any of their respective stockholders, trustees, members, partners, fiduciaries or Representatives, nor any other Person has made or is making any other representation or warranty of any kind or nature whatsoever, oral or written, express or implied, with respect to ENLC, Buyer, their respective Affiliates, the Transaction Units, this Agreement, the other Transaction Documents or the Transactions.  Except for the representations and warranties contained in ARTICLE V and in any other Transaction Document, FE-STACK disclaims, on behalf of itself and its Affiliates, (i) any other representations or warranties, whether made by Buyer, ENLC or any of their respective Affiliates or their respective stockholders, trustees, members, partners, fiduciaries or Representatives or any other Person, or any reliance thereon and (ii) all liability and responsibility for any other representation, warranty, opinion, projection, forecast, advice, statement or information made, communicated or furnished.  Except for the representations and warranties contained in ARTICLE V and in any other Transaction Document, none of Buyer, ENLC or any of their respective Affiliates, any of their respective stockholders, trustees, members, partners, fiduciaries or Representatives nor any other Person has made or is making any representations or warranties to Seller or the Members or any other Person regarding the probable success or profitability of ENLC or the Transaction Units (whether before or after the Closing).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company Disclosure Schedule, the Company represents and warrants to Buyer as follows:

Section 4.1            Organization and Good Standing.

(a)       Each of the Company and TS Crude has been duly organized, is validly existing and is in good standing under the Laws of its jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted.

(b)       Each of the Company and TS Crude is qualified to do business and in good standing in each jurisdiction where the ownership or operation of its properties or assets or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.2            Capitalization.

(a)       Section 4.2(a) of the Company Disclosure Schedule sets forth all of the outstanding membership interests, profits interests or other equity interests in the Company, all of which are held of record and beneficially by Seller free and clear of all Encumbrances (other than those arising pursuant to the Organizational Documents of the Company, this Agreement or applicable securities Laws).  Except as set forth on Section 4.2(a) of the Company Disclosure Schedule, there are no issued and outstanding membership interests, profits interest or other equity interests of any kind of the Company.  All of the outstanding membership interests of the Company have been duly authorized and are validly issued, are, except as provided in Section 18-607(b) of the Delaware Limited Liability Company Act, fully paid and non-assessable and were not issued in violation of any preemptive rights or other preferential rights of subscription or purchase of any Person.  Other than pursuant to the Organizational Documents of the Company, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments under which the Company is or may become obligated to issue or sell, or giving any Person a right to subscribe for or acquire, or dispose of, any equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any equity interests, of the Company (collectively, “Equity Rights”), and no securities or obligations evidencing such Equity Rights are authorized, issued or outstanding.  Except for this Agreement and the Organizational Documents of the Company, the equity interests in the Company are not subject to any voting trust agreement or similar arrangement relating to the voting of such capital stock or other equity interests.  The Company has provided to Buyer prior to the date hereof true, correct and complete copies of the Organizational Documents of the Company as in effect on the date hereof and all documents pursuant to which the Securities were transferred from Members to Seller.  No Person other than Seller holds any Equity Rights, and all actions necessary to waive or extinguish all Equity Rights of any Person (other than as shall be held by Buyer immediately following Closing) have been taken.

(b)       Other than TS Crude, (i) the Company does not have, and at no time since its formation has had, any Subsidiaries and (ii) the Company does not own any equity interest of any kind in any other Person.  The Company owns of record and beneficially all of the outstanding membership interest in TS Crude (the “TS Crude Equity”) free and clear of all Encumbrances (other than those arising pursuant to this Agreement or applicable securities Laws).  Other than the TS Crude Equity held by the Company, there are no issued and outstanding membership interests, profits interest or other equity interests of any kind of TS Crude.  All of the outstanding membership interests of TS Crude have been duly authorized and are validly issued, are, except as provided in Section 18-607(b) of the Delaware Limited Liability Company Act, fully paid and non-assessable and were not issued in violation of any preemptive rights or other preferential rights of subscription or purchase of any Person.  There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments under which TS Crude is or may become obligated to issue or sell, or giving any Person a right to subscribe for or acquire, or dispose of, any equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any equity interests, of TS Crude, and no securities or obligations evidencing such rights are authorized, issued or outstanding.  The equity interests in TS Crude are not subject to any voting trust agreement or similar arrangement relating to the voting of such capital stock or other equity interests.  The Company has provided to Buyer prior to the date hereof true, correct and complete copies of the Organizational Documents of TS Crude as in effect on the date hereof.

Section 4.3            Consents and Approvals.  Except in connection or in compliance with the Company Approvals, no consent, approval, waiver, authorization, notice or filing is required to be obtained by the Company or TS Crude from, or to be given by the Company or TS Crude to, or to be made by the Company or TS Crude with, any Government Entity or any Person that is not a Government Entity, in connection with the execution, delivery and performance by the Company of any Transaction Document to which the Company is or will be a party and the consummation of the Transactions other than Post-Closing Notifications, except as would not, individually or in the aggregate, reasonably be expected to (i) result in the incurrence of any Liabilities that would be material to the Company and TS Crude, taken as a whole, (ii) result in the termination of, or give rise to any express rights or remedies of any third party to terminate, modify or receive any amounts under, any Material Contract or any Real Property Instrument to which the Company or TS Crude is a party, (iii) result in the permanent release, loss or termination of a dedication of acreage to the Company, TS Crude or any Company System or (iv) result in the Company, Seller or the Members being unable to consummate the Transactions or perform their obligations under this Agreement.

Section 4.4            Non-Contravention.  Assuming the receipt of all Company Approvals, the execution and delivery by the Company of any Transaction Documents to which the Company is or will be a party, the performance of its obligations pursuant to the Transaction Documents and the consummation of the Transactions will not constitute or result in (a) a violation of the Organizational Documents of the Company or TS Crude, (b) a breach or violation of, a termination of, a right of termination or default under, the creation or acceleration of any obligations under, or the creation of an Encumbrance on any of the assets of the Company or TS Crude pursuant to, any Contract to which the Company or TS Crude is a party (with or without notice, lapse of time or both) or (c) assuming the receipt of all Buyer Approvals, a breach or violation of, or a default under, any Law to which the Company or TS Crude is subject except, in the case of clause (b), as would not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.5            Financial Statements; Controls and Procedures.

(a)       Copies of (i) the audited consolidated balance sheet of the Company as of December 31, 2014, and the audited consolidated statements of income, members’ equity and cash flows of the Company for the fiscal year ended December 31, 2014  (together, the “Audited Financial Statements”), and (ii) the unaudited consolidated balance sheet of the Company as of September 30, 2015 (the “Unaudited Balance Sheet”), and the unaudited consolidated statements of income, members’ equity and cash flows of the Company for the nine-month period ended September 30, 2015 (together, the “Unaudited Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”) have been made available to Buyer prior to the date of this Agreement.  The Financial Statements have been prepared from the books and records of the Company and in accordance with GAAP consistently applied and fairly present, in all material respects, the consolidated financial position and the consolidated results of operations and consolidated cash flows of the Company and TS Crude as of the dates and for the periods presented (except for the absence of notes and subject to normal recurring year-end adjustments that are not expected to be material, individually or in the aggregate).

(b)       All books and records of the Company and TS Crude have been prepared, assembled and maintained in the ordinary course of business.  The Company and TS Crude maintain books and records reflecting in all material respects its assets and liabilities that in reasonable detail accurately and fairly reflect its transactions and dispositions of their assets, and maintain or cause to be maintained a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are accurately recorded in all material respects and as necessary to permit preparation of the financial statements of the Company and to maintain accountability for its assets, (ii) transactions are executed in accordance with management’s authorization, (iii) access to the records of the Company and TS Crude are permitted only in accordance with management’s authorization, (iv) the reporting of the Company’s and TS Crude’s assets are compared with existing assets at regular intervals, and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

(c)       The Company’s and TS Crude’s independent accountants have not advised the Company or TS Crude of any material deficiencies in the Company’s or TS Crude’s disclosure controls and procedures.

(d)       The Company has made available to Buyer a summary of (i) any significant deficiencies in the design or operation of internal controls that would, to the Knowledge of the Company, reasonably be expected to adversely affect the Company’s or TS Crude’s ability to record, process, summarize and report financial data in any material respect, (ii) any material weaknesses in the Company’s or TS Crude’s internal controls, (iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or TS Crude’s internal controls and (iv) any material change in the internal controls or disclosure controls and procedures of the Company or TS Crude.

Section 4.6            Absence of Liabilities.  Neither the Company nor TS Crude has any Liabilities required by GAAP to be reflected in a consolidated balance sheet and no “off-balance sheet arrangements” (as such term is defined in Item 303(a)(4) of Regulation S-K promulgated under the Exchange Act), in each case, other than (a) Liabilities that were incurred since September 30, 2015 in the ordinary course of business consistent with past practice,

(b) Liabilities incurred in connection with this Agreement, the other Transaction Documents or the Transactions, (c) Liabilities that have been or will be discharged or paid in full prior to the Measurement Time or reflected as a Current Liability for purposes of calculating Net Working Capital, (d) Liabilities that, in the aggregate, are not material to the Company or TS Crude, as applicable, (e) Liabilities incurred in connection with capital expenditures incurred after the date hereof and prior to Closing in accordance with Section 6.3(a) and (f) as reflected, reserved against or otherwise disclosed in the Unaudited Balance Sheet (to the extent so reflected, reserved against or disclosed).  To the Knowledge of the Company, neither the Company nor TS Crude has any Liabilities that are not required by GAAP to be reflected in a consolidated balance sheet that, in the aggregate, are material to the Company or TS Crude, as applicable.

Section 4.7            Absence of Changes.  Since September 30, 2015 through the date of this Agreement, (a) there has not occurred any change in the business of the Company or TS Crude that, individually or in the aggregate, has had a Material Adverse Effect, (b) except as set forth on Section 4.7 of the Company Disclosure Schedule, neither the Company nor TS Crude has taken any action that, had it been taken after the date of this Agreement, would be prohibited by the terms of Section 6.3(a), (c) there has not been any material damage, destruction or casualty with respect to any material assets or properties of the Company or TS Crude and (d) there has not been any event, change or occurrence, individually or in the aggregate with all other events, changes or occurrences, that has had, has or reasonably would be expected to have any material adverse change in the throughput capacity or operational capability of the Company Systems.

Section 4.8            Material Contracts.

(a)       Section 4.8(a) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of the Material Contracts.  A true and complete copy of each Material Contract (including any exhibits, annexes or schedules thereto and any amendments or modifications thereto) has been made available to Buyer.  The Material Contracts set forth in Section 4.8(a) of the Company Disclosure Schedule constitute all of the Contracts (other than the Leases and the Easements) that are material to the operation of the Company Systems and the conduct of the business of the Company and TS Crude as conducted on the date hereof. Except as set forth in Section 4.8(a) of the Company Disclosure Schedule, there are no Contracts that are material to the operation of the Company Systems or the conduct of the business of the Company or TS Crude, or under which the Company or TS Crude receives services or goods, to which Seller or an Affiliate of Seller is a party and the Company or TS Crude is not a party.

(b)       Each Material Contract is in full force and effect and is a legal, valid and binding obligation of the Company or TS Crude, as applicable, and, to the Knowledge of the Company, each other party to such Material Contract.  The Company and TS Crude, as applicable, have performed all of their respective obligations under each Material Contract in accordance with the terms of such Material Contract in all material respects and neither the Company or TS Crude nor, to the Knowledge of the Company, any other party to a Material Contract, is in default or breach of a Material Contract and there does not exist any event, condition or omission that would constitute such a default or breach (whether by lapse of time or notice or both) by the Company or TS Crude or, to the Knowledge of the Company, any other party thereto.  Neither the Company nor TS Crude has received from any other party to a

Material Contract any written notice of any breach or violation by the Company or TS Crude of such Material Contract or any termination or intention to terminate such Material Contract.

Section 4.9            Litigation and Claims.

(a)       There is no civil, criminal or administrative action, suit, demand, claim, hearing or proceeding pending or, to the Knowledge of the Company, threatened or, to the Knowledge of the Company, any pending investigation, in each case against the Company, TS Crude or any of their respective properties or assets before any Government Entity that, if determined adversely to the Company or TS Crude, would reasonably be expected to give rise to a material Liability of the Company or TS Crude or otherwise adversely affect in any material respect the ability of the Company or TS Crude to own and operate the Company Systems and conduct its business conducted therewith in the ordinary course as presently operated and conducted.

(b)       There are no bankruptcy, insolvency, reorganization or arrangement proceedings pending, being contemplated by or, to the Knowledge of the Company, threatened against the Company or TS Crude.

Section 4.10          Compliance with Law; Permits.

(a)       Except as set forth on Section 4.10 of the Company Disclosure Schedule, (i) each of the Company and TS Crude is, and since its formation has been, in compliance in all material respects with all Laws applicable to them or their business, properties or assets and (ii) the Company and TS Crude have all material Permits required to conduct the business of the Company Systems as currently conducted; it being understood that nothing in this representation is intended to address any compliance issue that is specifically addressed by any other representation or warranty set forth herein, including those set forth in Section 4.12, Section 4.13 and Section 4.14.

(b)       The consummation of the Transactions will not cancel, suspend, terminate or otherwise require modification of any material Permit.

(c)       Since its formation, neither the Company nor TS Crude has received any written notice alleging any material violation under any applicable Law or Permit held by the Company or TS Crude and, to the Knowledge of the Company, there are no investigations or reviews pending or threatened by any Government Entity relating to any alleged violation of Law or the terms of any Permit arising out of operations of the Company Systems other than, in each case, those that have been resolved.

Section 4.11          Properties.

(a)       Except for Permitted Encumbrances and immaterial property rights terminated or disposed of after September 30, 2015 in the ordinary course of business, the Company or TS Crude, as applicable, has (i) good and marketable title in fee simple to the real properties (other than the Leases and Easements) listed on Section 4.11(a)(i) of the Company Disclosure Schedule or otherwise reflected in the Financial Statements, free and clear of all Encumbrances other than Permitted Encumbrances, (ii) a valid, binding and enforceable leasehold interest in each of the leased properties used by the Company or TS Crude in the conduct of the business as conducted by the Company and TS Crude as of the date hereof (the “Leases”), free and clear of all Encumbrances other than Permitted Encumbrances, and all such Leases are listed on Section 4.11(a)(ii) of the Company Disclosure Schedule, (iii) a valid, binding and enforceable interest in each of the surface site properties used by the Company or TS Crude in the conduct of the business as conducted by the Company and TS Crude as of the date hereof pursuant to the agreements listed on Section 4.11(a)(iii) of the Company Disclosure Schedule (the “Surface Site Grants”) free and clear of all Encumbrances other than Permitted Encumbrances and (iv) good title to the material owned personal property, structures, buildings, fixtures, equipment, pipelines, and gathering and processing systems that are reflected in the Financial Statements or otherwise comprising a part of the Company Systems, free and clear of all Encumbrances other than Permitted Encumbrances.

(b)       The Company and TS Crude have such title, rights or interest in or to all Easements as are necessary for (i) the Company and TS Crude to operate the Company Systems substantially as operated on the date hereof, except for imperfections (including immaterial defects and irregularities) as would reasonably be anticipated to exist, based on industry practices, in a pipeline system of the size, age, location and other characteristics of the Company Systems and (ii) the completion of the construction of the Union Pipeline.  True and correct copies of all such Easements have been made available to Buyer. Other than gaps listed on Section 4.11(b) of the Company Disclosure Schedule, there are no gaps in the Easements held by the Company and TS Crude for the Company Systems or the Union Pipeline.  Neither the Company nor TS Crude has received any written notice of any claim asserting the existence of a Title Defect in connection with any Easement held by the Company or TS Crude.

(c)       There exist no material defaults under any Real Property Instrument to which the Company or TS Crude is a party with respect to any real property (including any Easements and Surface Site Grants) held or owned by the Company or TS Crude or, to the Knowledge of the Company, any other Person that is a party to such Real Property Instruments, and no event has occurred that with notice or lapse of time or both would constitute a default under any such Real Property Instrument by the Company or TS Crude or, to the Knowledge of the Company, any other Person who is a party to such Real Property Instrument, in each case that would materially interfere with, or materially increase the cost of, the construction and/or operation of the Company Systems as of the date hereof.

(d)       The real properties owned by the Company and TS Crude (all of which are set forth in Section 4.11(a)(i) of the Company Disclosure Schedule), the Leases (all of which are set forth in Section 4.11(a)(ii) of the Company Disclosure Schedule) and the Easements and Surface Site Grants held by the Company and TS Crude constitute all of the real property used for the conduct of the business, in all material respects, of the Company Systems as conducted by the Company and TS Crude on the date hereof.  The personal properties owned by the Company and TS Crude to conduct the operations of the Company Systems constitute all of the personal property used for the conduct of the business, in all material respects, of the Company and TS Crude as conducted by it on the date hereof or the operation of the Company Systems as operated by the Company and TS Crude as of the date hereof.

(e)       There are no assessments against the Easements or Surface Site Grants held by the Company or TS Crude for public improvements and there is no pending and, to the Knowledge of the Company, there is no threatened, condemnation of any real property by any Government Entity that would materially interfere with the conduct of the business of the Company or TS Crude as conducted or the operation of the Company Systems as operated by the Company and TS Crude as of the date hereof.

(f)        The Company Systems (and the personal property, structures, buildings, fixtures, equipment, pipelines, and gathering and processing systems that are part of the Company Systems) have been maintained, to the Knowledge of the Company, consistent with industry standards and are in good working order and condition (ordinary wear and tear excepted), and are sufficient, for the operation of the Company Systems as operated by the Company and TS Crude as of the date hereof.

Section 4.12          Environmental Matters.  Except as set forth on Section 4.12 of the Company Disclosure Schedule:

(a)       (i) The Company and TS Crude are in compliance with all Environmental Laws applicable to them in the conduct of the business of the Company Systems and possesses all Environmental Permits for the operation of the Company Systems as presently conducted and (ii) all past violations of Environmental Laws by the Company or TS Crude, if any, have been resolved without any ongoing obligations, except, in the case of (i) or (ii), as would not, individually or in the aggregate, result in the Company or TS Crude incurring material Liabilities.

(b)       There have been no Releases of any Hazardous Materials from the Company Systems or at any of the Company’s or TS Crude’s owned or leased real property as a result of operations of the Company or TS Crude, by the Company or TS Crude at any other real property, that require Remedial Action pursuant to any Environmental Law, except for Releases that would not, individually or in the aggregate, result in the Company or TS Crude incurring material Liabilities.

(c)       Neither the Company nor TS Crude has received any written claim, demand, notice of violation, citation notice of potential liability, or notice that the Company or TS Crude is a potentially responsible party under CERCLA or similar state Law, concerning any violation or alleged violation of, or any liability or potential liability under, any applicable Environmental Law (other than past violations, if any, that have been resolved, to the Knowledge of the Company, without any material ongoing obligations), except as would not, individually or in the aggregate, result in the Company or TS Crude incurring material Liabilities.

(d)       There are no writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits or proceedings that are pending or, to the Knowledge of the Company, threatened concerning compliance by the Company or TS Crude with, or liability of the Company or TS Crude under, any Environmental Law except as would not, individually or in the aggregate, result in the Company or TS Crude incurring material Liabilities.

(e)       Neither the Company nor TS Crude owns, leases or operates a site or, to the Knowledge of the Company, has ever owned, leased or operated a site that (i) pursuant to CERCLA or any similar state Law, has been placed or, to the Knowledge of the Company, is proposed to be placed by any Government Entity on the “National Priorities List” or similar state list, as in effect as of the Closing Date, or (ii) is currently involved with any clean-up program sponsored by a Government Entity, in each case, except as would not, individually or in the aggregate, result in the Company or TS Crude incurring material Liabilities.

(f)        Except for the Contracts set forth on Section 4.12(f) of the Company Disclosure Schedule, neither the Company nor TS Crude has contractually assumed the Liabilities of third parties arising pursuant to Environmental Law, except as would not, individually or in the aggregate, result in the Company or TS Crude incurring material Liabilities.

(g)       The Company has made available to Buyer (i) all material environmental reports, audits and assessments prepared by the Company or TS Crude or by third party engineering, consulting or similar firms for the Company or TS Crude since its formation and (ii) all Environmental Permits held by the Company or TS Crude for the operation of the Company Systems and any material pending applications for Environmental Permits submitted by the Company or TS Crude.

(h)       Notwithstanding any other representation and warranty set forth in ARTICLE IV, with the exception of the representations and warranties set forth in Section 4.3 and Section 4.6, the representations and warranties set forth in this Section 4.12 are the Company’s sole and exclusive representations and warranties regarding environmental matters.

Section 4.13          Employees and Employee Benefit Matters.

(a)       Neither the Company nor TS Crude has or employs, nor has either ever had or employed, any employees.  Neither the Company nor TS Crude has, nor has either ever sponsored, maintained, contributed or had an obligation to contribute, contingent or otherwise, with respect to or been a party to an “employee benefit plan,” as defined in Section 3(3) of ERISA, or any employment, severance, change of control or similar contract, plan arrangement or policy or other plan or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, equity option or other equity-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers’ compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) (collectively, “Benefit Plans”); provided, however, the Company has an obligation to reimburse an Affiliate of Tall Oak for the allocated costs associated with an Affiliate’s Benefit Plans.  Section 4.13(a) of the Company Disclosure Schedule sets forth a true and complete list of each Benefit Plan maintained by Tall Oak or any of their Affiliates covering any Subject Employee.

(b)       Except as set forth on Section 4.13(b) of the Company Disclosure Schedule, neither the Company nor TS Crude has any elected or appointed officers, managers or directors.

(c)       Section 4.13(c)(i) of the Company Disclosure Schedule sets forth the names, employer(s), work location, job titles, dates of hire, dates of service for employee benefit purposes, annual base salaries or hourly wage rates, other material compensation (including the aggregate amount of any bonus compensation for calendar year 2015 or that otherwise is or may become payable), leave of absence status (with details about the type of leave and how long such leave has been ongoing, if applicable) and a description of any applicable employment agreement, including change-in-control agreements, (whether written or oral) or collective bargaining agreement for each of the field employees of Tall Oak or any of its Affiliates who spend substantially all of their business time providing services relating to the Company Systems or the operation of the Company or TS Crude (the “Subject Employees”).  Except as set forth on Section 4.13(c)(ii) of the Company Disclosure Schedule, no Change of Control Amounts exist.

(d)       None of the Subject Employees are subject to, and none of Tall Oak, its Affiliates, the Company or TS Crude is a party to, any collective bargaining agreement or other labor contract relating to the Company, TS Crude or the Company Systems.  None of Tall Oak, its Affiliates, the Company or TS Crude has agreed to recognize any union or other collective bargaining representative relating to the Company, TS Crude or the Company Systems, nor has any union or other collective bargaining representative been certified as the exclusive bargaining representative of any Subject Employee or any other employee of Tall Oak or its respective Affiliates relating to the Company, TS Crude or the Company Systems.  In addition, none of Tall Oak, its Affiliates, the Company or TS Crude has received notice during the past year of the intent of any Government Entity responsible for the enforcement of labor or employment Laws to conduct an audit of Tall Oak, its Affiliates, the Company or TS Crude and, to the Knowledge of the Company, no such audit is in progress.  Furthermore there is, and there has been, no labor strike, material labor dispute, material labor slow-down, material work stoppage, or other material labor difficulty pending or, to the Knowledge of the Company, threatened, against Tall Oak, its Affiliates, the Company or TS Crude.  None of Tall Oak, its Affiliates, the Company or TS Crude is a party to, or otherwise bound by, any judgment, injunction order, ruling, award or decree by a Government Entity or consent decree with any Government Entity relating to employees or employment practices.  Tall Oak, its Affiliates, the Company and TS Crude are in compliance in all material respects with all Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours.

(e)       None of the Company, TS Crude any of their Affiliates or any trade or business (whether or not incorporated) which has ever been treated as a single employer or under common control with any of them under Sections 414(b), (c), (m) or (o) of the Code (“ERISA Affiliates”), nor any predecessor thereof sponsors, maintains or contributes or is obligated to contribute to, or has in the past six years sponsored, maintained or contributed or has been obligated to contribute to, any employee benefit plan subject to Title IV of ERISA, any multiemployer plan within the meaning of Section 4001(a)(3) or 3(37) of ERISA, or any multiple employer plan.

(f)        Each Benefit Plan covering any Subject Employee which is intended to be qualified under Section 401(a) of the Code has received or is permitted to rely upon a favorable determination or opinion letter, or has pending or has time remaining in which to file, an application for such determination from the IRS.  To the Knowledge of the Company, each Benefit Plan covering any Subject Employee has been operated, maintained, drafted and administered in material compliance with its terms and with the requirements prescribed by any and all applicable Laws, including ERISA and the Code, which are applicable to such plan.

(g)       Except as set forth in Section 4.13(g) of the Company Disclosure Schedule, the delivery of this Agreement or consummation of the Transactions contemplated by this Agreement will not (either alone or together with any other event) (i) entitle any Subject Employee, director or independent contractor of the Company or TS Crude to severance pay or benefits under any Benefit Plan, (ii) accelerate the time of payment or vesting of any compensation or benefits, including equity-based awards, under any Benefit Plan, (iii) trigger any funding (through a grantor trust or otherwise) of compensation or benefits under any Benefit Plan, or (iv) trigger any payment, increase the amount payable or trigger any other obligation pursuant to any Benefit Plan.  There is no contract, plan or arrangement (written or otherwise) covering any Subject Employee that, individually or collectively, would give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 280G of the Code, and no Benefit Plan covering any Subject Employee provides for a “gross-up” or similar payment in respect of any Taxes that may become payable under Section 280G, 409A or Section 4999 of the Code.

(h)       Notwithstanding any other representation and warranty in this ARTICLE IV, the representations and warranties set forth in this Section 4.13 are the Company’s sole and exclusive representations and warranties regarding employees and employee benefit matters.

Section 4.14          Tax Matters.

(a)       Each of the Company and TS Crude has timely filed all income and other material Tax Returns that are required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects.

(b)       Each of the Company and TS Crude has timely paid all material amounts of Taxes due from them to the applicable Tax Authority and have deducted or withheld all material amounts of Taxes required to have been deducted or withheld by them from payments to employees and third parties (and the Company and TS Crude has timely paid the amounts deducted or withheld to the applicable Tax Authorities as required by Law).

(c)       There are no examinations, audits, claims, assessments, levies, or administrative or judicial proceedings currently pending (or proposed in writing) with respect to Taxes due from the Company or TS Crude.  No claim has been made (which has not been satisfied) by a Tax Authority in a jurisdiction where the Company or TS Crude does not file Tax Returns that it is, or may be, subject to taxation by, or required to file any Tax Return, in that jurisdiction.  All deficiencies asserted or assessments made by any Tax Authority with respect to the Company or TS Crude have been fully paid, settled, or withdrawn.

(d)       No waivers or extensions of statutes of limitations have been given or requested in writing with respect to any Taxes due from the Company or TS Crude.

(e)       There are no Encumbrances other than Permitted Encumbrances on any of the assets of the Company or TS Crude that arose in connection with any failure (or alleged failure) to pay any Tax.

(f)        Neither the Company nor TS Crude (i) is a party to, is bound by or has any obligation under any Tax allocation, Tax sharing, Tax indemnity or similar agreement, arrangement or understanding, other than the limited liability company agreement of the Company, (ii) is, or has ever been, subject to Tax in a jurisdiction outside of the U.S. and (iii) has engaged in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(g)       The Company (i) is currently properly treated as disregarded as an entity separate from its owner for U.S. federal and applicable state and local income tax purposes, and has always been, properly treated either as a partnership or disregarded as an entity separate from its owner for U.S. federal and applicable state and local income tax purposes and (ii) has not, and has never been, treated as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.  TS Crude is, and has always been, properly treated as disregarded as an entity separate from its owner for U.S. federal and applicable state and local income tax purposes.

(h)       Notwithstanding any other representations and warranty in this ARTICLE IV, the representations and warranties set forth in Section 4.5(a), Section 4.7, Section 4.13 and this Section 4.14 are the Company’s sole and exclusive representations and warranties regarding tax matters.  The Company will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Post-Closing Tax Period which taxable income or deduction was realized (or reflects economic income arising) on or prior to the Closing Date.

Section 4.15          Insurance.

(a)       Section 4.15(a) of the Company Disclosure Schedule sets forth a true and complete list of all policies of property and casualty insurance insuring the properties, assets, employees and/or operations of the Company and TS Crude, other than any policy related to a Benefit Plan (collectively, the “Policies”).  Such Policies are in full force and effect.  All premiums payable under such Policies (including with respect thereto covering all periods up to and including the Closing Date) have been or will be paid in a timely manner and the Company and TS Crude, as applicable, have complied in all material respects with the terms and conditions of all such Policies.

(b)       Neither the Company nor TS Crude is in default in any material respect under any provisions of the Policies, and no notice of cancellation of, or indication of an intention not to renew, any such insurance policy has been received with respect to any of the Policies.  Such Policies are sufficient for compliance with the minimum stated requirements under all Material Contracts to which the Company and/or TS Crude is a party.

Section 4.16          No Brokers or Finders.  There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Affiliates who is entitled to any fee or commission from the Company or its Affiliates in connection with the Transactions for which Buyer, any of its Affiliates or, following the Closing, the Company or TS Crude would be liable.

Section 4.17          No Other Business.  Neither the Company nor TS Crude has engaged in any material respect in any business other than the business of the Company Systems.

Section 4.18          Intellectual Property.  To the Knowledge of the Company (a) the Company and/or TS Crude owns or has the right to use pursuant to license, sublicense, agreement or otherwise all material items of Intellectual Property required in the operation of its business as presently conducted, (b) no third party has asserted in writing against Seller, the Company, TS Crude or any of their respective Affiliates a claim that the Company or TS Crude is infringing on the intellectual property of such third party and (c) no third party is infringing on the Intellectual Property owned by the Company or TS Crude.  Notwithstanding any other representation and warranty in this ARTICLE IV, the representations and warranties set forth in this Section 4.18 are the Company’s sole and exclusive representations and warranties regarding Intellectual Property matters.

Section 4.19          Throughput Data.  Section 4.19 of the Company Disclosure Schedule sets forth summary delivery and throughput data and other operating data reflected therein for the Company Systems (the “System Data”) for the nine-month period ended as of September 30, 2015, which System Data is true and correct in all material respects.  There have been no material adverse changes in the volumes of hydrocarbons delivered to or transported through the Company Systems subsequent to the periods covered by the System Data and no Person has provided written or, to the Knowledge of the Company, oral notice to the Company or TS Crude of its intent to materially reduce the volume of hydrocarbons it delivers to or transports through the Company Systems.

Section 4.20          FCC Licenses.  Neither the Company nor TS Crude holds any FCC Licenses, and no FCC Licenses are required for the operation of the Company Systems as conducted on the date hereof.

Section 4.21          Regulatory Status.

(a)       No portion of the Company Systems is subject to the jurisdiction of FERC under the Natural Gas Act of 1938, as amended, the Natural Gas Policy Act of 1978 or the Interstate Commerce Act.  Neither the Company nor TS Crude is subject to regulation as a public utility company or a public service company or any similar designation(s) by any state public service commission.

(b)       To the Knowledge of the Company, (i) the representations made by the Company concerning the jurisdictional status of the Company’s and TS Crude’s facilities and operations to natural gas purchasers and interstate or intrastate pipelines in order to effect sales or to facilitate transportation transactions (whether for the Company, TS Crude or any other Person) are, and were when made, true and correct in all material respects and (ii) the

Company and TS Crude have complied in all material respects with the terms and conditions of such sales, transportation or interconnect or similar arrangements.

Section 4.22          Hydrocarbon Imbalances; Future Delivery of Hydrocarbons.  Neither the Company nor TS Crude has any imbalances of hydrocarbons pertaining to the operation of the Company Systems.  Neither the Company nor TS Crude is obligated by virtue of any hydrocarbon imbalance, prepayment arrangement under any Contract for the sale of hydrocarbons, forward sale of production or any other obligation to deliver hydrocarbons at some future time without receiving full payment therefor, other than in a manner consistent with the normal cycle of billing.

Section 4.23          Guarantees.  Except as set forth on Section 4.23 of the Company Disclosure Schedule, there are no surety bonds, performance bond guarantees or financial assurances of which the Company or TS Crude is a principal or guarantor.

Section 4.24          Bank Accounts.  Section 4.24 of the Company Disclosure Schedule sets forth a true, complete and correct list of all deposit, demand, time, savings, passbook, security or similar accounts that the Company and TS Crude maintain with any bank or financial institution, the names and addresses of the financial institutions maintaining each such account, the purpose for which such account is established and the authorized signatories on each such account.

Section 4.25          Transactions with Affiliates; Releases.

(a)       Except as set forth on Section 4.25 of the Company Disclosure Schedule, there are no Contracts between (i) the Company or TS Crude or any of their respective directors, managers, officers, employees or consultants, or any member of their immediate families, on the one hand, and (ii) Seller or its Affiliates (which, for the avoidance of doubt, does not include the Company or TS Crude for purposes of this Section 4.25) or any of their respective directors, managers, officers, employees or consultants or any members of their immediate families, on the other hand, other than the Organizational Documents of the Company.  For the purposes of this Section 4.25(a), Affiliates of Seller shall include EnCap Affiliates.

(b)       The Company has obtained and delivered to Buyer Non-Compete and Non-Solicitation Agreements, dated as of the date hereof but to be effective as of the Closing, executed by each of the Restricted Persons.

(c)       Seller, Members, the Company, TS Crude and each Officer and Manager have entered into Mutual Releases, dated as of the date hereof but to be effective and reaffirmed as of the Closing, and executed copies thereof have been delivered to Buyer.

Section 4.26          No Other Representations or Warranties.  Except for the representations and warranties contained in ARTICLE III and this ARTICLE IV and in any other Transaction Document, none of Seller, the Company, any Member, any of their respective Affiliates or any of their respective stockholders, trustees, members, partners, fiduciaries or Representatives, nor any other Person has made or is making any other representation or warranty of any kind or nature whatsoever, oral or written, express or implied, with respect to Seller, the Company, their respective Affiliates, the Company Systems, the Securities, this Agreement, the other

Transaction Documents or the Transactions.  Except for the representations and warranties contained in ARTICLE III and this ARTICLE IV and in any other Transaction Document, each of Seller, the Company and any Member disclaims, on behalf of itself and its Affiliates, (a) any other representations or warranties, whether made by Seller, the Company, any Member or any of their respective Affiliates or their respective stockholders, trustees, members, partners, fiduciaries or Representatives or any other Person and (b) all liability and responsibility for any other representation, warranty, opinion, projection, forecast, advice, statement or information made, communicated or furnished.  Except for the representations and warranties contained in ARTICLE III and this ARTICLE IV and in any other Transaction Document, none of Seller, the Company, any Member or any of their respective Affiliates, any of their respective stockholders, trustees, members, partners, fiduciaries or Representatives nor any other Person has made or is making any representations or warranties to Buyer or any other Person regarding the probable success or profitability of the Company or the Securities (whether before or after the Closing), including regarding the possibility or likelihood of any action, application, challenge, claim, proceeding or review, regulatory or otherwise, including, in each case, in respect of rates, or any particular result or outcome therefrom, or the possibility or likelihood of the occurrence of any environmental condition, Release or hazard, or any mechanical or technical issue, problem, or failure, or of any interruption in service, or of any increase, decrease or plateau in the volume of product or service, or revenue derived therefrom, or of the possibility, likelihood or potential outcome of any complaints, controversies or disputes with respect to existing or future customers or suppliers, in each case, related to the Company or the Company Systems.  Except as applicable in connection with the deductions to the First Subsequent Securities Payment expressly provided for in the definition of “First Subsequent Securities Payment,” none of the representations and warranties of the Seller and Tall Oak set forth in Section 3.1, the representations and warranties of FE-STACK set forth in Section 3.2 or the representations and warranties of the Company set forth in ARTICLE IV, shall operate as conditions to the payment of the Subsequent Securities Payment.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER AND ENLC

Section 5.1            Representations and Warranties of Buyer.  Except as set forth in the Buyer Disclosure Schedule, Buyer represents and warrants to Seller, the Members and the Company as follows:

(a)       Organization and Qualification.  Buyer has been duly organized, is validly existing and is in good standing under the Laws of its jurisdiction of formation and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted.  Buyer is qualified to do business and is in good standing in each jurisdiction where the ownership or operation of its properties or assets or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Buyer Material Adverse Effect.

(b)       Corporate Authorization.  Buyer has all requisite corporate or similar power and authority to execute and deliver this Agreement and the other Transaction

Documents to which it is or will be a party and to perform its obligations hereunder and thereunder.  The execution and delivery of this Agreement and the other Transaction Documents and the performance of Buyer’s obligations hereunder have been duly authorized by all necessary action of Buyer.  This Agreement and the other Transaction Documents to which Buyer is or will be a party have been or will be duly executed and delivered by Buyer and, assuming the due authorization, execution and delivery of the Transaction Documents by each other Person that is or will be a party thereto, constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, subject to the Bankruptcy and Equity Exception.

(c)       Consents and Approvals.  Except in connection, or in compliance, with the approvals, filings and notifications required by applicable Laws that are set forth on Section 5.1(c) of the Buyer Disclosure Schedule (the “Buyer Approvals”), no consent, approval, waiver, authorization, notice or filing is required to be obtained by Buyer or any of its Affiliates from, or to be given by Buyer or any of its Affiliates to, or be made by Buyer or any of its Affiliates with, any Government Entity or other Person in connection with the execution, delivery and performance by Buyer of this Agreement or the other Transaction Documents to which Buyer is or will be a party, except as would not, individually or in the aggregate, have a Buyer Material Adverse Effect.

(d)       Non-Contravention.  Assuming the receipt of all Buyer Approvals, the execution and delivery by Buyer of this Agreement and the other Transaction Documents to which Buyer is or will be a party, the performance of its obligations pursuant to the Transaction Documents and the consummation of the Transactions will not constitute or result in (a) a violation of the Organizational Documents of Buyer, (b) a breach or violation of, a termination of, a right of termination or default under, the creation or acceleration of any obligations under, or the creation of an Encumbrance on any of the assets of Buyer pursuant to, any Contract to which Buyer is a party (with or without notice or lapse of time or both) or (c) assuming the receipt of all Company Approvals, a breach or violation of, or a default under, any Law to which Buyer or its Affiliates are subject, except, in the case of clause (b) or (c), as would not, individually or in the aggregate, have a Buyer Material Adverse Effect.

(e)       Litigation and Claims.  As of the date hereof, there is no civil, criminal or administrative action, suit, demand, claim, hearing, proceeding or investigation, to the Knowledge of Buyer, pending or threatened in writing, against Buyer or any of its properties or assets before any Government Entity except as would not, individually or in the aggregate, have a Buyer Material Adverse Effect.

(f)        Financing.  Buyer has delivered to Sellers Representative a true and correct copy, as of the date of this Agreement, of an executed securities purchase agreement (the “Purchase Agreement”) between ENLK and the acquiring parties party thereto, pursuant to which such acquiring parties have committed, subject to (and only to) the terms and conditions thereof, to acquire securities as set forth therein. As of the date hereof, the Purchase Agreement is in full force and effect and is the legal, valid, binding and enforceable obligation of ENLK and, to the Knowledge of Buyer, each of the other parties thereto, except as such enforceability may be limited by the Bankruptcy and Equity Exception.  The Purchase Agreement has not been amended or modified prior to the date of this Agreement and as of the date of this Agreement no material amendment or modification is contemplated, and as of the date of this Agreement, to the Knowledge of Buyer, the obligations and commitments contained in the Purchase Agreement have not been withdrawn or rescinded in any respect.  As of the date hereof, ENLK has no reason to believe that any of the conditions set forth in the Purchase Agreement will not be satisfied at or prior to the time contemplated hereunder for Closing.

(g)       Investment Intent; Investment Experience.  Buyer is acquiring the Securities for investment only and not with a view toward, or for sale in connection with, any distribution thereof, nor with any intention of distributing or selling the Securities, in each case, in violation of the Securities Act or any other applicable Law.  Buyer acknowledges and agrees that the Securities may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act, and without compliance with any other applicable Law.  Buyer acknowledges that it can bear the economic risk of its investment in the Securities, and has such knowledge and experience in financial and business matters and the industries in which the Company and its Subsidiaries operate that it is capable of evaluating the merits and risks of an investment in the Securities.

(h)       No Brokers or Finders.  There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer or any of its Affiliates who is entitled to any fee or commission from Buyer or any of its Affiliates in connection with the Transactions for which Seller, any Member or any of their Affiliates or the Company would be liable.

(i)        Independent Investigation; No Other Representations or Warranties.  Prior to its execution of this Agreement, Buyer has conducted to its satisfaction an independent investigation and verification of the current condition and affairs of the Company, including with respect to the Company Systems, its components and the risks related thereto.  Buyer further acknowledges that in making the decision to enter into this Agreement and to consummate the Transactions, Buyer has relied solely on (a) the results of such independent investigation and (b) upon the express written representations, warranties and covenants in this Agreement, the Transaction Documents and the Company Disclosure Schedule and has not, and will not, rely on any other statements, representations or advice from Seller, Members, the Company or their respective Representatives.  Buyer acknowledges that (x) it has had the opportunity to visit with Seller, Members and the Company and meet with their respective Representatives to discuss the Company, the business of the Company Systems and their conditions and prospects and (y) it is not relying upon any financial models or projections concerning the business and future prospects of the Company. Without limiting the foregoing, Buyer expressly acknowledges the provisions set forth in Section 4.26.

Section 5.2            Representations and Warranties of ENLC.  ENLC represents and warrants to Seller, the Members and the Company as follows:

(a)       Organization and Qualification.  ENLC has been duly organized, is validly existing and is in good standing under the Laws of its jurisdiction of formation and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted.  ENLC is qualified to do business and is in good standing in each jurisdiction where the ownership or operation of its properties or assets or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have an ENLC Material Adverse Effect.

(b)       Corporate Authorization.  ENLC has all requisite corporate or similar power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or will be a party and to perform its obligations hereunder and thereunder.  The execution and delivery of this Agreement and the other Transaction Documents and the performance of ENLC’s obligations hereunder have been duly authorized by all necessary action of ENLC.  This Agreement and the other Transaction Documents to which ENLC is or will be a party have been or will be duly executed and delivered by ENLC and, assuming the due authorization, execution and delivery of the Transaction Documents by each other Person that is or will be a party thereto, constitute the legal, valid and binding obligations of ENLC, enforceable against ENLC in accordance with their terms, subject to the Bankruptcy and Equity Exception.

(c)       Consents and Approvals.  Except in connection, or in compliance, with the Buyer Approvals, no consent, approval, waiver, authorization, notice or filing is required to be obtained by ENLC or any of its Affiliates from, or to be given by ENLC or any of its Affiliates to, or be made by ENLC or any of its Affiliates with, any Government Entity or other Person in connection with the execution, delivery and performance by ENLC of this Agreement or the other Transaction Documents to which ENLC is or will be a party, except as would not, individually or in the aggregate, have an ENLC Material Adverse Effect.

(d)       Non-Contravention.  Assuming the receipt of all Buyer Approvals, the execution and delivery by ENLC of this Agreement and the other Transaction Documents to which ENLC is or will be a party, the performance of its obligations pursuant to the Transaction Documents and the consummation of the Transactions will not constitute or result in (a) a violation of the Organizational Documents of ENLC, (b) a breach or violation of, a termination of, a right of termination or default under, the creation or acceleration of any obligations under, or the creation of an Encumbrance on any of the assets of ENLC pursuant to, any Contract to which ENLC is a party (with or without notice or lapse of time or both) or (c) assuming the receipt of all Company Approvals, a breach or violation of, or a default under, any Law to which ENLC or its Affiliates are subject, except, in the case of clause (b) or (c), as would not, individually or in the aggregate, have an ENLC Material Adverse Effect.

(e)       Litigation and Claims.  Except as described in the SEC Documents, as of the date hereof, there is no civil, criminal or administrative action, suit, demand, claim, hearing, proceeding or investigation, to the Knowledge of Buyer, pending or threatened in writing, against ENLC or any of its properties or assets before any Government Entity except as would not, individually or in the aggregate, have an ENLC Material Adverse Effect.

(f)                       Capitalization.

(i)                                     As of the date hereof, the issued and outstanding membership interests of ENLC consist of 164,242,160 ENLC Units.  All outstanding ENLC Units and the membership interests represented thereby have been duly authorized and validly issued in accordance with the Organizational Documents of ENLC and are fully paid (to the extent required under the Organizational Documents of ENLC) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act).

(ii)                                  When issued in accordance with this Agreement, the Transaction Units and the membership interests represented thereby will be duly authorized in accordance with the Organizational Documents of ENLC and will be validly issued, fully paid (to the extent required under the Organizational Documents of ENLC) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act).

(iii)                               Except as described in the SEC Documents or, in the case of transfer restrictions, as set forth in the Organizational Documents of the ENLC Entities, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any stock or membership interests of any of the ENLC Entities, in each case, pursuant to the Organizational Documents of such ENLC Entity, or any other agreement or instrument to which the ENLC is a party or by which it may be bound.  The issuance and sale of the Transaction Units as contemplated by this Agreement does not give rise to any rights for or relating to the registration of any Transaction Units or other securities of ENLC other than as have been waived or as set forth in the Registration Rights Agreement.  Except as described in the SEC Documents, there are no outstanding options or warrants to purchase any partnership or membership interests or any stock in any of the ENLC Entities.

(g)                      SEC Documents; Financial Information.

(i)                                     ENLC has filed all forms, registration statements, reports, schedules and statements (together with any exhibits to the extent filed and not furnished) required to be filed by it with the SEC since December 31, 2014 under the Exchange Act or the Securities Act (collectively, the “SEC Documents”). As of their respective dates of filing (or in the case of registration statements, solely on the dates of effectiveness) and except to the extent corrected by a subsequent SEC Document, the SEC Documents (A) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing statements, ENLC makes no representation or warranty and shall have no liability with respect to the information in, or exhibits to, any current report on Form 8-K of ENLC that has been “furnished” rather than “filed” with the SEC.

(ii)                                  The financial statements (including the related notes and schedules) of ENLC and its consolidated Subsidiaries included in the SEC Documents (the

“ENLC Financial Statements”) complied as to form in all material respects with the requirements of Regulation S-X under the Securities Act, have been prepared in accordance with GAAP and fairly present, in all material respects, the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated (except, in the case of the unaudited ENLC Financial Statements, for the absence of notes and subject to normal recurring year-end adjustments).

(iii)                               The books and records of ENLC and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.  KPMG LLP, which has certified certain financial statements of ENLC and its consolidated subsidiaries, and has audited the effectiveness of ENLC’s internal control over financial reporting and expressed an unqualified opinion on management’s assessment thereof, whose reports appear in the SEC Documents, are independent public accountants as required by the Securities Act.  KPMG LLP is an independent public accounting firm with respect to ENLC and has not resigned or been dismissed as independent public accountants of ENLC.

(h)                     Absence of Changes.  Except as set forth in or contemplated by the SEC Documents or this Agreement, to the Knowledge of ENLC, since September 30, 2015 through the date of this Agreement, there has not occurred any change in the business of the ENLC and its Subsidiaries that, individually or in the aggregate, has had an ENLC Material Adverse Effect.

(i)                         Investment Company Status.  None of the EnLink Entities is now, and immediately after giving effect to the issuance of the Transaction Units hereunder none of the EnLink Entities will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(j)                        Form S-3 Eligibility.  ENLC is eligible to register the resale of the ENLC Units for resale by the Seller under Form S-3 promulgated under the Securities Act.

(k)                     MLP Status.  As of the date hereof and for each taxable year during which ENLK has been in existence through the date hereof, (i) ENLK is and has been properly treated as a partnership for United States federal income tax purposes and (ii) more than 90% of ENLK’s gross income is and has been qualifying income under Section 7704(d) of the Code.

(l)                         NYSE Listing.  The ENLC Units are listed on the NYSE, and ENLC has not received any notice of delisting.

(m)                 No Brokers or Finders.  There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of ENLC or any of its Affiliates who is entitled to any fee or commission from ENLC or any of its Affiliates in connection with the Transactions for which Seller, any Member or any of their Affiliates or the Company would be liable.

ARTICLE VI

COVENANTS

Section 6.1                                    Access and Information.

(a)                     From the date hereof until the Closing Date, subject to any applicable Law and subject to any applicable privileges (including the attorney-client privilege), trade secrets, and contractual confidentiality obligations, upon reasonable prior notice, the Sellers Representative shall afford Buyer and its Representatives reasonable access, during normal business hours, to the books and records, offices and properties of the Company and TS Crude, furnish to Buyer such additional financial and operational data and other information regarding the Company and TS Crude as Buyer may from time to time reasonably request and make reasonably available to Buyer the employees of the Company, Tall Oak or their respective Affiliates whose assistance and expertise is necessary to assist Buyer in connection with Buyer’s preparation to integrate the Company and TS Crude into Buyer’s organization following the Closing; provided, however, that Buyer will not be entitled to (i) any information relating to bids received from others in connection with the transactions contemplated by the Transaction Documents and information and analysis (including financial analysis) relating to such bids, (ii) any information the disclosure of which would jeopardize any privilege available to Seller, Tall Oak, the Company or their respective Affiliates, (iii) any information the disclosure of which would cause Seller, Tall Oak, the Company or their respective Affiliates to breach a confidentiality obligation or (iv) any information the disclosure of which would result in a violation of Law.  Any such access or requests shall (x) be supervised by such Persons as may be designated by the Sellers Representative and (y) be conducted in such a manner so as not to unreasonably interfere with any of the businesses or operations of Tall Oak, the Company or their respective Affiliates and shall not contravene any applicable Law; provided further, however, that Seller, Tall Oak and the Company will make appropriate substitute disclosure arrangements, if available, under circumstances in which the restrictions of the foregoing provision apply (other than with respect to the restrictions in clause (i) above).  Buyer shall not conduct any sampling, boring, drilling or other invasive investigation activities on any property owned, leased or used by the Company without the prior written consent of the Sellers Representative.  All requests for information made pursuant to this Section 6.1(a) shall be directed to such Person or Persons as may be designated by the Sellers Representative, and Buyer shall not directly or indirectly contact any Representative of Seller, Members, the Company or any of their respective Affiliates without the prior approval of such designated Person or Persons.  Buyer further agrees to comply fully with all rules, regulations and instructions issued by Seller, Members, the Company and their respective Affiliates or other Persons in respect of Buyer’s or its Representatives’ actions while upon, entering or leaving any properties of Seller, any Member or the Company.  Buyer acknowledges and agrees that any information received in connection with this Section 6.1(a) will be subject to the terms and conditions of the Confidentiality Agreement.

(b)                     From and after the Closing, in connection with any reasonable business purpose (other than in connection with any dispute between Seller, Members or any of their respective Affiliates, on the one hand, and Buyer or any of its Affiliates, on the other hand), including (i) in response to the request or at the direction of a Government Entity, (ii) the preparation of Tax Returns or other documents related to Tax matters and (iii) the determination of any matter relating to the rights or obligations of Seller, Members and their respective Affiliates under this Agreement or any other Transaction Document (including matters contemplated by Section 2.4), subject to any applicable Law and any applicable privileges (including the attorney-client privilege) and contractual confidentiality obligations, upon reasonable prior notice, Buyer shall (A) afford Seller, Members and their respective Representatives reasonable access, during normal business hours, to the books, data, files, information and records of Buyer and its Affiliates (including, for the avoidance of doubt, Tax Returns and other information and documents relating to Tax matters) and (B) furnish to Seller and Members such additional financial and other information as Seller and/or Members may from time to time reasonably request (including, for the avoidance of doubt, Tax Returns and other information and documents relating to Tax matters), in each case to the extent relating to the Company for periods ending on or prior to the Closing Date; provided, however, such information shall be limited to that required or reasonably necessary in connection with such reasonable business purpose and shall be provided at the sole cost and expense of Seller; provided further, however, that such access or request shall not unreasonably interfere with the business or operations of Buyer or any of its Affiliates.

(c)                      For 180 days following the Closing Date, Seller and Tall Oak shall coordinate and cooperate fully with Buyer in exchanging such information and providing such assistance, in each case on a timely basis, as Buyer may reasonably request and at the sole cost and expense of Buyer, in connection with the preparation and submission of any reports and filings to Government Entities as required under or pursuant to Environmental Laws.

(d)                     Buyer hereby agrees to defend, indemnify and hold harmless each of the Seller Indemnified Parties from and against any and all Losses attributable to personal injury, death or physical or other property damage, or violation of Seller’s, Tall Oak’s or their respective Affiliate’s or any third Person operator’s rules, regulations or operating policies of which Buyer or its Representatives associated with the Losses had been informed in advance in writing, to the extent arising out of, resulting from or relating to the actions of Buyer or its Representatives in connection with any field visit, environmental property assessment, sampling, boring, drilling or other invasive investigation activities or other due diligence activity conducted by Buyer or any of its Representatives with respect to the Company and the Company Systems, EVEN IF SUCH LOSSES ARISE OUT OF OR RESULT FROM, SOLELY OR IN PART, THE SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR VIOLATION OF LAW OF OR BY ANY OF THE SELLER INDEMNIFIED PARTIES, EXCEPTING ONLY LOSSES ACTUALLY RESULTING ON ACCOUNT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY OF THE SELLER INDEMNIFIED PARTIES; provided, for the avoidance of doubt, the Parties agree that in no event shall any Seller Indemnified Party be entitled to indemnification by Buyer for any Losses arising out of any preexisting environmental contamination or noncompliance with Environmental Law.

Section 6.2                                    Books and Records.

(a)                     Retention by Seller and Members.  Seller, Members and their respective Affiliates shall have the right to retain (i) copies of all books and records and all Tax Returns and other information and documents relating to Tax matters of the Company, in each case, relating to periods ending on or prior to the Closing Date (A) as required by any legal or regulatory authority, including any applicable Law or regulatory request or (B) as may be reasonably necessary for Seller, Members and their respective Affiliates to perform their respective obligations pursuant to this Agreement and the other Transaction Documents, in each case subject to compliance in all material respects with applicable Laws and (ii) all data room materials, copies of bids and all books and records (including any financial analysis relating to such bids) prepared in connection with the Transactions, including (A) any books and records that may be relevant in connection with the defense of disputes arising under this Agreement or (B) financial information and all other accounting books and records prepared or used in connection with the preparation of financial statements of Seller, the Company or TS Crude.

(b)                     Delivery by Seller and Tall Oak. To the extent not already in the possession of the Company as of the Closing, Seller and Tall Oak shall, and shall cause any of their respective Affiliates to, deliver to Buyer promptly following Closing a copy of all of the manuals relating to the operation of the Company Systems and, to the extent in the possession of Seller, Members or their respective Affiliates, all other books and records (including all (i) Tax Returns and other information and documents relating to Tax matters, (ii) copies of all financial information and all other accounting books and records, (iii) land and right of way records, (iv) compliance records, including those relating to compliance with Environmental Laws, (v) minute books, (vi) stockholder or partner transfer ledgers, (vii) corporate seals, (viii) all operating records, (ix) operating and maintenance expenditures records including budgets and forecast data and (x) personnel records relating to the Continuing Employees) whether in hard copy or electronic format, as applicable, and in each case, of or relating to the Company or TS Crude or relating to the business or operations of the Company Systems.

Section 6.3                                    Conduct of Business.

(a)                     Subject to applicable Law, during the period from the date hereof to the Closing, except (1) as expressly required by this Agreement, (2) for matters identified on Section 6.3(a)(i) of the Company Disclosure Schedule, (3) in connection with necessary repairs due to breakdown or casualty, or other actions taken in response to a business emergency or other unforeseen operational matters or (4) as Buyer otherwise consents in writing in advance, (A) the Company shall, and shall cause TS Crude to, (I) conduct the business of the Company, TS Crude and the Company Systems in the ordinary course of business consistent with past practice, (II) use commercially reasonable efforts to preserve intact the business of the Company, TS Crude and the Company Systems (including maintaining the Company Systems and other properties and assets of the Company and TS Crude in good working order, ordinary wear and tear excepted) and the Company’s and TS Crude’s relationships with its material customers, material suppliers and material creditors, (III) keep in full force and effect present insurance policies or other comparable insurance policies, (IV) keep and maintain (in all material respects) accurate books, records and accounts, (V) pay or accrue all Taxes, assessments and other governmental charges imposed upon the Company, TS Crude or their respective assets or with respect to their franchises, business or income when due and before any penalty or interest accrues thereon, except for any Taxes the validity of which are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside, (VI) comply in all material respects with the requirements of all applicable Laws and all actions and requirements of any Government Entities, and comply and enforce in all material respects the provisions of all Material Contracts and (VII) use commercially reasonable efforts to construct and complete the construction projects listed on the construction plan and budget set forth in Section 6.3(a)(ii) of the Company Disclosure Schedule in a manner consistent with the past practice of the Company and TS Crude, and (B) the Company shall not, and shall cause TS Crude not to, and solely with respect to Section 6.3(a)(xix), Seller shall not:

(i)                                     acquire (A) whether by merger or consolidation, by acquiring an equity interest in any Person or otherwise, any business or division of any Person or (B) any material assets or properties, other than the acquisition of assets from suppliers or vendors in the ordinary course of business consistent with past practice;

(ii)                                  sell, lease, license, transfer or dispose of any of its assets, other than (i) hydrocarbon inventories in the ordinary course of business consistent with past practice or (ii) other immaterial assets not required for the operation of the Company Systems or operation of the business of the Company or TS Crude that are sold for fair market value and in the ordinary course of business consistent with past practice (provided that in no event shall the Company sell, transfer or otherwise dispose of any membership or other equity interest of TS Crude);

(iii)                               terminate, extend or materially modify (A) any Material Contract, (B) any Real Property Instrument to which the Company or TS Crude is a party or (C) any Contract with Seller or any of its Affiliates;

(iv)                              enter into a Contract (i) that would have been a Material Contract had it been entered into prior to the date of this Agreement (other than Contracts permitted by any other clause of this Section 6.3(a)) or (ii) with Seller, any Member or any of their respective Affiliates;

(v)                                 amend any of its Organizational Documents;

(vi)                              issue, sell, pledge, transfer, dispose of or create any Encumbrance (other than Permitted Encumbrances or Encumbrances that will be discharged prior to Closing) on the Securities or any shares of capital stock or other equity interests of the Company or TS Crude, or securities convertible into or exchangeable for any Securities, shares of capital stock or other equity interests of the Company or TS Crude, or any rights, warrants, options, calls or commitments to acquire any such shares, equity interests or other securities;

(vii)                           split, combine, subdivide, reclassify or redeem, or purchase or otherwise acquire, any of the Securities or the equity securities of TS Crude;

(viii)                        merge or consolidate with any Person or adopt a plan of complete or partial liquidation or authorize or undertake a dissolution, consolidation, restructuring, recapitalization or other reorganization;

(ix)                              incur or guarantee any Indebtedness, other than indebtedness under the Credit Agreement that is incurred (A) prior to the Measurement Time or (B) during the period beginning immediately following the Measurement Time through the Closing Date to fund the Company or TS Crude’s operations, the construction plan and budget set forth in Section 6.3(a)(ii) of the Company Disclosure Schedule;

(x)                                 grant, create, assume or (other than Permitted Encumbrances or Encumbrances that will be discharged prior to Closing) incur any Encumbrance on any of its assets or properties;

(xi)                              incur any liability or obligation to make capital expenditures in excess of $250,000 individually or $500,000 in the aggregate;

(xii)                           (A) employ any common law employees, (B) grant or promise any increase in salary, wages, benefits, severance, bonuses or other compensation payable or to become payable to any Subject Employee, (C) engage any independent contractors, consultants or agents pursuant to any Contract for which the Company or TS Crude will have any continuing obligation after the Closing, (D) enter into, establish, adopt, amend (other than to the minimum extent required to conform with applicable Law), terminate, accelerate rights under or become obligated to make payments under or with respect to (1) any Benefit Plan (or any arrangement that would constitute a Benefit Plan, if adopted) covering any Subject Employee, (2) any equity based, incentive or deferred compensation plan or arrangement or other fringe benefit plan covering any Subject Employee, (3) any consulting, employment, severance, bonus, termination or similar Contract with any Person, (4) any Change of Control Amounts or (5) any loan or other transaction with any of its officers, directors or managers;

(xiii)                        waive any claims or rights under any Contracts or otherwise pertaining to the business of the Company or TS Crude, other than claims that are immaterial in amount and consequence to the business of the Company and TS Crude;

(xiv)                       delay or postpone any payment of accounts payable or other payables or expenses, or accelerate the collection of accounts receivable or cash collections of any type;

(xv)                          form any Subsidiary of the Company or TS Crude;

(xvi)                       institute, settle or compromise any pending or threatened claim or legal proceeding, other than settlements or compromises in an amount less than $100,000 and for which the Company and/or TS Crude, as applicable, receives a full release;

(xvii)                    enter into any “non-compete,” “non-solicit” or similar agreement that would restrict the business of the Company, TS Crude, Buyer or any of Buyer’s Affiliates or their ability to solicit customers or employees following the Closing;

(xviii)                 make any material change in any of its financial accounting methods and practices, except as required by Law or changes in GAAP;

(xix)                       (A) make a change in its accounting of Tax principles, methods or policies, (B) make any Tax election or change or revoke any existing Tax election, (C) settle or compromise any Tax liability or refund, (D) file any amended Tax Return or claim for refund, (E) enter into any closing agreement affecting any Tax liability or refund or (F) waive or extend the statute of limitations in respect of any Tax (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course);

(xx)                          make any distribution of cash or cash equivalents of the Company to any Member or Seller or otherwise in respect of the Securities from and after the Measurement Time or, other than distributions to the Company, make any distribution of cash or cash equivalents of TS Crude in respect of the equity interests of TS Crude; or

(xxi)                       authorize or enter into any binding agreement or commitment with respect to any of the foregoing.

(b)                     Subject to applicable Law, and except as expressly required by this Agreement or as Seller otherwise consents in writing in advance, during the period commencing on the date of this Agreement and ending on the Closing Date, ENLC will (x) use commercially reasonable efforts to conduct its business in the ordinary course of business, preserve intact its existence and business organization, goodwill and present business relationships with all material customers, suppliers, licensors, distributors and others having significant business relationships with ENLC, to the extent such relationships are and continue to be beneficial to ENLC and its business, and (y) ENLC shall not:

(i)                                     sell, lease, license, transfer or dispose of all or substantially all of its assets;

(ii)                                  amend any of its Organizational Documents in a manner that is materially adverse to the holders of ENLC Units;

(iii)                               merge or consolidate with any Person or adopt a plan of complete or partial liquidation or authorize or undertake a dissolution, consolidation, restructuring, recapitalization or other reorganization;

(iv)                              incur or guarantee indebtedness for borrowed money evidenced by any bond(s) or note(s) in excess of $500,000,000 in the aggregate, excluding indebtedness under that certain Credit Agreement, dated as of March 7, 2014, under which ENLC is borrower; or

(v)                                 authorize or enter into any binding agreement or commitment with respect to any of the foregoing.

Section 6.4                                    Regulatory Approvals.

(a)                     Subject to and in accordance with the provisions of this Section 6.4, each of the Parties shall use commercially reasonable efforts to obtain (and shall cooperate fully with the other Parties in obtaining) as promptly as practicable the Company Approvals, the Buyer Approvals and all other authorizations, consents, clearances, orders, expirations, waivers or terminations of any applicable waiting periods and approvals of all Government Entities that may be or may become reasonably necessary, proper or advisable under this Agreement or any of the other Transaction Documents and applicable Laws to consummate and make effective the Transactions as promptly as practicable and in any event no later than the Outside Date.  Buyer shall pay all filing fees in connection with Buyer Approvals, and Seller shall pay all filing fees for all Company Approvals; provided, however, that Buyer, on the one hand, and Seller, on the other hand, will each pay at the time of filing one half of any fees required with respect to any filings made pursuant to the HSR Act.

(b)                     As promptly as practicable (and, in the case of filings required to be made pursuant to the HSR Act, not later than five Business Days following the date of this Agreement), Seller and Buyer shall promptly make all filings and notifications with all Government Entities that may be or may become necessary or advisable under this Agreement and applicable Laws to consummate and make effective the Transactions.

(c)                      Seller, the Members and Buyer may not, without the consent of the others Parties (which consent shall not be unreasonably withheld, delayed or conditioned), (i) cause any such filing or submission applicable to it to be withdrawn or refiled for any reason, including to provide the applicable Government Entity with additional time to review any or all of the Transactions or (ii) consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Transactions at the behest of any Government Entity.  Seller, the Members and Buyer shall use commercially reasonable efforts to supply as promptly as practicable and advisable any information and documentary material that may be requested pursuant to any applicable Laws in connection with such filings or submissions.

(d)                     Subject to applicable Laws relating to the sharing of information, the Sellers Representative and Buyer shall promptly notify each other of any communication Seller, the Members or Buyer, as applicable, receives from any Government Entity (other than communications for purely logistical purposes) and, subject to the proviso below in this clause (d), permit the other Party to review in advance any proposed applications, notices, submissions, filings related to any pre-Closing period, undertakings, correspondence and communications of any nature (including responses to requests for information and inquiries from any Government Entity) by such Party, as applicable, to any Government Entity and shall provide such other Party with copies of all applications, notices, submissions (including above referenced filings), undertakings, correspondence and communications of any nature (including responses to requests for information and inquiries from any Government Entity) between such Party, as applicable, or any of its Representatives, on the one hand, and any Government Entity or members of the staff of any Government Entity, on the other hand, in each case to the extent relating to the matters that are the subject of this Agreement and the other Transaction Documents, except with respect to Taxes (which are covered by Section 6.10(b)).  Except with respect to Taxes (which are covered by Section 6.10(b)) and subject to the proviso below in this clause (d), Seller, the Members and Buyer shall not agree to participate in any substantive meeting or discussion with any Government Entity relating to the matters that are the subject of this Agreement (including in respect of satisfying or obtaining the Buyer Approvals and the

Company Approvals) or any of the other Transaction Documents unless, to the extent practicable, such Party consults with such other Parties in advance and, to the extent permitted by such Government Entity, gives such other Parties the opportunity to attend and participate at such meeting or discussion.  Seller, the Members and Buyer shall coordinate and cooperate fully with each other in exchanging such information and providing such assistance as each may reasonably request in connection with the foregoing and shall keep each other informed of the status of discussions relating to obtaining or concluding the Buyer Approvals and the Company Approvals; provided, however, that the foregoing shall not require Seller, the Members or Buyer or any of their respective Affiliates (i) to disclose any information that in the reasonable judgment of such Party or any of its Affiliates (as the case may be) would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality, (ii) to disclose any privileged information or confidential competitive information of such Party or any of its Affiliates or (iii) to disclose the valuation of, or any communications, analyses or other work product regarding the valuation of, the Securities, the Company or the Company’s assets or any other communications, analyses or other work product regarding the desirability or feasibility of the Transactions or similar transactions involving the Securities, the Company or the Company’s assets.  None of the Parties shall be required to comply with any provision of this Section 6.4(d) to the extent that such compliance would be prohibited by applicable Law.

(e)                      Seller, the Members and Buyer shall use their reasonable best efforts to (i) cause the early termination or the expiration of the applicable waiting periods under the HSR Act and any other applicable Laws with respect to the Transactions as promptly as is reasonably practicable, (ii) resolve any objections as may be asserted by any Government Entity with respect to the Transactions and (iii) contest and resist any action or proceeding instituted (or threatened in writing to be instituted) by any Government Entity challenging the Transactions as violating any applicable Law; provided, however, nothing in this Section 6.4 or elsewhere in this Agreement shall require, or be construed to require, Buyer, the Company, Seller, Members or any of their respective Subsidiaries or Affiliates to make, proffer, propose, negotiate, offer to effect or consent, commit or agree to any sale, divestiture, lease, licensing, transfer, disposal, divestment or other encumbrance of, or to hold separate any assets, licenses, businesses or interest of Buyer, the Company, Seller, Members or any of their respective Subsidiaries or Affiliates.  None of the Company, Seller, Members or any of their respective Subsidiaries or Affiliates shall take, or agree to take, any of the actions described in this clause (e) without the prior written consent of Buyer.

Section 6.5                                    Supplemental Disclosure.  Any Disclosure Schedule may, from time to time, prior to the tenth day prior to the Closing Date, be supplemented or amended with respect to any event, condition, fact or circumstance that occurs or first arises or with respect to which knowledge is first obtained after the date of this Agreement, that would cause or constitute an inaccuracy in, or breach of, any representation or warranty in this Agreement to which such Disclosure Schedule relates.  The Person supplementing or amending its Disclosure Schedules (the “Disclosing Party”) shall deliver a copy of the amendment or supplement, which shall clearly identify and highlight the relevant changes to such Disclosure Schedules (the “Supplemental Disclosure”) to the Sellers Representative, if Buyer is the Disclosing Party, or to Buyer, if Seller, any Member or the Company is the Disclosing Party (in each case, the “Receiving Party”).  The Receiving Party shall have ten days after receipt of such Supplemental

Disclosure (the “Termination Period”) in which to review the Supplemental Disclosure. If a Supplemental Disclosure discloses facts that would, in the Receiving Party’s reasonable determination, constitute a breach of the Disclosing Party’s representations and warranties hereunder and such breach would reasonably be expected to result in the failure of the condition to Closing specified in Section 7.2(a), if Seller or Tall Oak is the Disclosing Party, Section 7.2(b), if FE-STACK is the Disclosing Party, Section 7.2(c), if the Company is the Disclosing Party or Section 7.3(a), if Buyer is the Disclosing Party, to be satisfied at the Closing, then Buyer, if Seller is the Disclosing Party, or the Sellers Representative, if Buyer is the Disclosing Party, may terminate this Agreement by delivering a written notice of termination to the others prior to the expiration of the Termination Period (which termination notice shall specify the representation or warranty breached, identify the specific facts in the Supplemental Disclosure that constitute the breach and describe why the failure of the condition to Closing would reasonably be expected to occur).  If a notice of termination is not received with respect to any Supplemental Disclosure within the Termination Period, the Receiving Party will be deemed to have waived its right to terminate with respect to such Supplemental Disclosure and the relevant Disclosure Schedule will be deemed, solely for the purpose of the Receiving Party’s condition to Closing as set forth in Section 7.2(a), Section 7.2(b), Section 7.2(c) or Section 7.3(a), as applicable, and not for any other purpose under this Agreement (including the indemnification provisions in ARTICLE IX), to be amended and supplemented as described in the Supplemental Disclosure as of the date hereof.

Section 6.6                                    Related Party Agreements.  Prior to or concurrently with the Closing, Seller and Members shall, and shall cause their respective Affiliates to, terminate all Contracts between Seller, any Member or any of their respective Affiliates, on the one hand, and the Company or TS Crude, on the other hand, existing prior to the Closing (each, a “Related Party Contract”) without any further liability or obligation of the Company or TS Crude thereunder, except for those Contracts listed on Section 6.6 of the Company Disclosure Schedule.  For the purposes of this Section 6.6, Affiliates of Seller shall include EnCap Affiliates.

Section 6.7                                    Directors and Officers.

(a)                     Buyer agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring prior to the Closing now existing in favor of any present or former manager, director or officer of the Company will remain obligations of the Company and will survive the Closing and continue in full force and effect in accordance with their terms.  Buyer shall not, and shall cause its Affiliates not to, without consent of Members (which consent shall not be unreasonably withheld, delayed or conditioned), amend, restate or repeal any Organizational Documents of the Company within six years after the Closing unless such Organizational Document (after giving effect to such amendment, restatement or repeal and applicable Law) would provide for the Company to indemnify and hold harmless each present and former manager, director and officer of the Company (in each case, when acting in such capacity), against, and advance expenses with respect to, any costs or expenses (including reasonable attorneys’ fees), judgments, fines, Losses, claims, damages or Liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters in connection with acting in such capacity, to at least the same extent that such indemnification and advancement of expenses would be provided for under applicable Law or its Organizational Documents in effect on the Closing Date.

(b)                     For the six-year period commencing on the Closing Date, Buyer shall cause the Company to maintain in effect, through an extended reporting period endorsement, the Company’s current directors’ and officers’ liability insurance covering acts or omissions occurring at or prior to the Closing Date with respect to those persons who are currently (and any directors, managers or officers of the Company who prior to the Closing Date become) covered by the Company’s directors’ and officers’ liability insurance policy on the same terms and scope with respect to such coverage, and amount, for such individuals.  Buyer shall cause the Company to maintain such policy in full force and effect, and continue to honor the obligations thereunder as provided herein.

(c)                      If the Company shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, then Buyer shall cause proper provisions to be made so that the successors of the Company shall assume all of the obligations set forth in this Section 6.7.

(d)                     Seller, Members and Buyer hereby acknowledge and agree that from and after the Closing each of the present and former managers, directors and officers of the Company shall be an express third-party beneficiary of this Section 6.7.  The rights of such managers, directors and officers under this Section 6.7 shall be in addition to any rights such partners, managers, directors and officers may have under the Organizational Documents of the Company or under any applicable Contracts or Laws; provided, however, that the rights of such managers, directors and officers under the Organizational Documents of the Company (as amended in accordance with this Section 6.7), as applicable, shall be the initial and primary basis for and means of recourse for such managers, directors and officers with respect to the execution of their duties up to the termination of their appointment or under, in connection with, arising out of, resulting from or in any way related to this Agreement, any other Transaction Document, the Transactions or any other matter contemplated hereby or thereby, or the process leading up to the execution and delivery of this Agreement, any other Transaction Document and the Transactions, or otherwise.

Section 6.8                                    Further Assurances.  From and after the Closing, each of the Parties shall execute and deliver, or shall cause to be executed and delivered, such documents and other instruments and shall take, or shall cause to be taken, such further actions as may be reasonably required to carry out the provisions of this Agreement and give effect to the Transactions.

Section 6.9                                    Employee Matters.

(a)                     From time to time prior to the Closing Date, within five Business Days of the date upon which any change to any Subject Employees has occurred, the Sellers Representative shall provide Buyer with an updated list of the Subject Employees.  On or before the Closing Date, Buyer or an Affiliate of Buyer (such entity that makes employment offers being the “Buyer Employer”) shall offer employment, which shall be contingent upon the occurrence of the Closing, to each Subject Employee actively employed by Tall Oak or its Affiliates as of the Closing Date; provided, however, the Buyer Employer shall not be obligated to offer employment to any Subject Employee that was not listed on Section 4.13(c) of the Company Disclosure Schedule as of the date hereof or who does not satisfy the general hiring criteria applicable to the Buyer Employer’s hiring practices for similarly situated employees.  Each such offer of employment to a Subject Employee shall (i) be held open for not less than 10 Business Days after the respective offer is made, (ii) be made for a position (by function without regard to title) substantially the same as the existing position held by such Subject Employee and (iii) be made at an annual base salary or hourly wage rate that is not less than the annual salary or hourly wage rate that the Subject Employee was receiving as set forth on Section 4.13 of the Company Disclosure Schedule immediately prior to the date of this Agreement.  As used in this Agreement, the term “Continuing Employee” means each individual who accepts such an offer of employment and becomes employed by Buyer Employer in accordance with such offer.  Tall Oak agrees to release, or cause to be released, from service with Tall Oak or any of its Affiliates, or otherwise terminate, any Continuing Employee that accepts an offer of employment by Buyer Employer.

(b)                     Buyer shall cause the Buyer Employer to provide the Continuing Employees with the same benefit plans and programs that are offered to similarly situated employees of Buyer Employer as of the Closing Date; provided, however, Continuing Employees and their eligible dependents shall continue to participate in the same group health and welfare plans of Tall Oak and its Affiliates in which they participated immediately prior to the Closing Date through the last day of the calendar month in which the Closing Date occurs.  Buyer Employer shall cause the service of each such Continuing Employee to be recognized for purposes of eligibility to participate, levels of benefits (but not for benefit accruals under any defined benefit pension plan) and vesting under each compensation, retirement, vacation, fringe or other welfare benefit plan, program or arrangement of Buyer or its Affiliates (collectively, the “Buyer Benefit Plans”), but not including any equity compensation plans, programs, agreements or arrangements in which any Continuing Employee is or becomes eligible to participate, but solely to the extent service was credited to such employee for such purposes under a comparable Benefit Plan of the Company or its Affiliates immediately prior to the Closing Date and to the extent such credit would not result in a duplication of benefits.

(c)                      As of the Closing Date, Tall Oak or one of its Affiliates (other than the Company and TS Crude) shall pay to each Continuing Employee the amount of each such employee’s accrued but unused vacation and paid time off determined as of the Closing Date.

(d)                     As of the Closing Date, the Company will have satisfied any obligation to reimburse Tall Oak or any of its Affiliates for any allocated costs associated with, incurred by or in connection with any Benefit Plan for periods through the Closing Date, and Tall Oak and its Affiliates shall not allocate to the Company any additional costs thereafter under any Benefit Plan.

(e)                      Notwithstanding anything in this Agreement to the contrary, none of Tall Oak or any of its Affiliates shall have any responsibility for, or any liability associated with or relating to, the compensation or employee benefits provided to employees of Buyer Employer (including any compensation or employee benefits that accrue on and after the Closing with respect to Continuing Employees), other than with respect to participation by Continuing

Employees in the group health and welfare plans of Tall Oak and its Affiliates for the time period from the Closing Date through the last day of the calendar month in which the Closing Date occurs as contemplated by Section 6.9(b).  Subject to the foregoing sentence, Tall Oak and its Affiliates (including any ERISA Affiliates), other than the Company or TS Crude, shall have sole responsibility for, and any liability associated with or relating to, (i) the employment or services (including any Change of Control Amounts), or termination of employment or services arising in connection with any current, former or prospective employee of Tall Oak or its Affiliates, whether or not related to the Company Systems or the operation of the Company, or (ii) any Benefit Plan of Tall Oak or its Affiliates, including any compensation or employee benefits, that arose, relate to or accrued prior to the Closing Date.

(f)                       Nothing in this Section 6.9 shall (i) be deemed to (x) confer any rights, remedies or claims upon any Continuing Employee (including any beneficiary or dependent thereof), or (y) amend any Buyer Benefit Plan or require Buyer or any of its Affiliates to continue, amend, modify or terminate any particular benefit plan before or after the consummation of the transactions contemplated in this Agreement (and any such plan may be continued, amended, modified or terminated in accordance with its terms and applicable Law) or (ii) preclude Buyer or any of its Affiliates from terminating the employment of any employee at any time after the Closing in accordance with the terms of any applicable Buyer Benefit Plan in effect or any applicable Law.

Section 6.10                             Taxes.

(a)                     Buyer and Seller agree to treat the sale of the Securities by Seller for U.S. federal income tax purposes as a fully taxable sale by Seller and a purchase by Buyer of all of the assets of the Company and TS Crude.

(b)

(i)                                     The Sellers Representative will cause to be prepared and timely filed all Tax Returns due for the Company and TS Crude for Pre-Closing Tax Periods that are required to be filed on or prior to the Closing Date and shall timely pay or cause to be timely paid all such Taxes shown as due on such Tax Return; provided, that the Sellers Representative shall submit such Tax Returns to Buyer for Buyer’s review and written approval (not to be unreasonably withheld, delayed or conditioned) not less than 30 days prior to the due date therefor.

(ii)                                  Buyer shall prepare all other Tax Returns due from the Company and TS Crude for any Pre-Closing Tax Period that are required to be filed after the Closing Date and shall submit such Tax Returns to the Sellers Representative for the Sellers Representative’s review and written approval (not to be unreasonably withheld, delayed or conditioned) and reasonable comment not less than 30 days prior to the due date therefor.  Buyer shall consider in good faith any reasonable comments received from the Sellers Representative with respect to such Tax Returns and then shall cause them to be executed and timely filed.  At least 5 days prior to the due date for such Tax Returns, the Sellers Representative (on behalf of Seller) shall pay to Buyer the amount of Taxes attributable to Pre-Closing Tax Periods that are shown due on such

Tax Returns, except to the extent such Taxes are taken into account as a Current Liability in the final determination of Final Net Working Capital.

(c)                      Any cash Non-Income Tax refunds or credits against Non-Income Taxes currently payable to which the Company or TS Crude is entitled to that relate to a Pre-Closing Tax Period that are actually received in a Post-Closing Tax Period (net of any (i) Taxes and expenses incurred in connection therewith and (ii) Seller Taxes except to the extent such Seller Taxes are taken into account as a Current Liability in the final determination of Final Net Working Capital) and not otherwise taken into account as an item of Current Asset in the final determination of Final Net Working Capital (“Tax Refund Amount”) shall be for the account of Seller.  Buyer shall, or shall cause the Company to, disburse to the Sellers Representative (for the benefit of Seller) the amount of any Tax Refund Amount within 10 Business Days from receipt thereof; provided, however, that if any Party has received a notice of any threatened Seller Tax Contest or if there is any Seller Tax Contest currently pending, then Buyer shall have no obligation to disburse any Tax Refund Amount under this Section 6.10(c) until the final and binding resolution of such Seller Tax Contest.

(d)

(i)                                     The Sellers Representative shall have the right, at the sole expense of Seller, to control any audit or examination by any Tax Authority, initiate any claim for refund, and contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment relating exclusively to any Seller Taxes (“Seller Tax Contest”); provided, however, that the Sellers Representative and Buyer, as applicable, shall (A) keep the Party not in control of any such Seller Tax Contest (the “Non-Controlling Party”) reasonably informed and consult in good faith with such Party with respect to any issue relating to such Seller Tax Contest, (B) provide the Non-Controlling Party copies of all correspondence, notices and other written material received from any Tax Authority with respect to such Seller Tax Contest and shall otherwise keep such Party reasonably apprised of material development with respect to such Seller Tax Contest, (C) provide the Non-Controlling Party with a copy of, and an opportunity to review and comment on, all submissions made to a Tax Authority in connection with such Seller Tax Contest and (D) not agree to a settlement or compromise of such Seller Tax Contest without the prior written consent of the Non-Controlling Party (not to be unreasonably withheld, conditioned or delayed).

(ii)                                  Each of Buyer and the Sellers Representative agrees to notify the other Party promptly upon learning of any Seller Tax Contest and cooperate with such other Party with respect to any Seller Tax Contest, as and to the extent reasonably requested by the applicable Party, and shall furnish or cause to be furnished to the applicable Party, upon request, as promptly as practicable and at the requesting Party’s expense, such information and assistance relating to such Seller Tax Contest (including access to books and records) as is reasonably necessary for the preparation for such Seller Tax Contest; provided, however, that the failure to give prompt notice with respect to a Seller Tax Contest will not affect the rights or obligations of the other Party except and only to the extent that, as a result of such failure, the other Party was materially prejudiced.

(e)                      The Final Purchase Price shall be allocated among the assets of the Company and TS Crude for U.S. federal and applicable state and local income tax purposes in a manner consistent with Section 1060 of the Code and the Treasury Regulations promulgated thereunder.  Within 90 days of the final determination of Final Net Working Capital, as finally determined pursuant to Section 2.4, Sellers Representative shall deliver to Buyer a schedule allocating the Final Purchase Price and the applicable liabilities of the Company among the assets of the Company (the “Purchase Price Allocation Schedule”).  If, within 30 days of receiving the Purchase Price Allocation Schedule, Buyer has not delivered a written notice of objection to Sellers Representative, the Purchase Price Allocation Schedule shall be final and binding on the Parties.  Sellers Representative and Buyer shall file all applicable Tax Returns (including IRS Form 8594) in a manner consistent with the Purchase Price Allocation Schedule as finalized under this Section 6.10(e), and neither Sellers Representative nor Buyer shall take any position inconsistent with such allocation on any Tax Return, audit, examination, investigation or similar proceeding, unless required to do so by Law.  Notwithstanding the preceding sentence, if Buyer objects in writing to the Purchase Price Allocation Schedule within 30 days of receiving such Purchase Price Allocation Schedule, Sellers Representative and Buyer shall cooperate in good faith to resolve their differences; provided, that if, after 30 days from the date that Buyer provided its written objections, Sellers Representative and Buyer are unable to resolve their differences and mutually agree on an allocation, each Party shall be permitted to take an independent position with respect to the purchase price allocation on its applicable Tax Returns (including IRS Form 8594) or in connection with any audit, examination, investigation or similar proceeding related thereto.

(f)                       Seller, on the one hand, and Buyer, on the other hand, shall be responsible for one-half of any sales, use, value added, transfer or similar Taxes due with respect to the purchase and sale of the Securities under this Agreement.  The Parties will cooperate in good faith to minimize any such Taxes that may be due, including filing for any applicable exemptions or relief that may be available.

(g)                      Any dispute as to any matter covered by this Section 6.10 shall be resolved by the Closing Item Arbitrator and the fees and expenses of the Closing Item Arbitrator shall be borne equally by Buyer and Seller. If any dispute with respect to a Tax Return is not resolved prior to the due date for filing such Tax Return, such Tax Return shall be filed in the manner which the party responsible for preparing such Tax Return deems correct, but the content of such Tax Return shall not prejudice, control or otherwise resolve the dispute hereunder and the liability, if any, of any Party under this Agreement.

Section 6.11                             Payoff Letters.  In the event that the Company or TS Crude has any Transaction Expenses or Third-Party Debt outstanding as of the Closing, the Company shall deliver to Buyer, not later than three Business Days prior to the Closing Date, Payoff Letters from each Person to whom such amounts are owed, which Payoff Letters shall specify: (i) the aggregate amount required to be paid to such Person to pay such obligations in full (including, in the case of any Third-Party Debt, any and all accrued but unpaid interest, fees, expenses, penalties and premiums relating thereto), (ii) payment instructions for the projected Closing Date (including, in the case of any Third-Party Debt, the per diem amount to be added thereto in the event that the actual Closing Date is a date subsequent to the projected Closing Date) and (iii) wire instructions to make such payment.  Each Payoff Letter relating to Third-Party Debt shall obligate the creditor or payee to promptly prepare and file (in form and substance reasonably satisfactory to Buyer) with the appropriate Government Entity such instructions as may be required to effect or evidence the release of all Encumbrances securing such Third-Party Debt or shall include authorization for the Company or another party designated by the Company to prepare and file any such instruments.

Section 6.12                             Notices and Consents.

(a)                     The Company will use commercially reasonable efforts to, prior to Closing, obtain each consent and deliver each notice set forth on Section 4.3 of the Company Disclosure Schedule and any other consents or notices required to be obtained or given prior to Closing with respect to the Transactions and Buyer shall reasonably cooperate with the Company in obtaining such consents and delivering such notices, provided that the costs of obtaining any such consents shall be borne by Seller.

(b)                     Subject to the other terms of this Agreement and without limiting the provisions set forth in Section 6.4, each of the Parties hereto will give any notices to, make any filings with, and use commercially reasonable efforts to obtain or assist the other Party in obtaining any authorizations, consents and approvals of Government Entities necessary in connection with the consummation of the Transactions.

Section 6.13                             Confidentiality.  Seller and the Members, for themselves and on behalf of their Affiliates, acknowledge that, after the Closing, Buyer would be irreparably damaged if any confidential information regarding the Company Systems, the operation thereof or the business of the Company or TS Crude (including information regarding the activities, finances, properties and other assets, marketing, pricing, suppliers, customers, licensors and licensees) were disclosed to or utilized on behalf of any other Person, and Seller and Members, for themselves and on behalf of their Affiliates, covenant and agree that they will not, without the prior written consent of Buyer, disclose or permit to be disclosed or use or permit to be used in any way any information relating to such confidential information unless (a) compelled to disclose such confidential information by judicial or administrative process or by other applicable requirements of Law, (b) Buyer has consented in advance to the specific disclosure of such information, (c) such information is lawfully in the possession of the third party recipient other than as a result of a breach of this Section 6.13 or (d) such information is generally available to third parties other than as a result of a breach of this Section 6.13.  Seller and Members, for themselves and on behalf of their Affiliates, as applicable, shall give Buyer prior written notice of any disclosure pursuant to clause (a) above and cooperate with Buyer, at Buyer’s expense, to limit or obtain confidential treatment of the information so required to be disclosed.

Section 6.14                             Public Announcements.  Except as may otherwise be required by securities Laws and public announcements or disclosures that are, in the reasonable opinion of the party proposing to make the announcement or disclosure, legally required to be made, there shall be no press release or public communication concerning this Agreement or the Transactions hereby by any Party hereto or its Affiliates except with the prior written consent of Sellers Representative (if Buyer or one of its Affiliates is originating such press release or communication) or Buyer (if Seller, Members or one of their Affiliates are originating such press release or communication), in each case which consent shall not be unreasonably withheld, delayed or conditioned.  Buyer and Sellers Representative will consult in advance on the necessity for, and the timing and content of, any communications to be made to the public and, subject to legal constraints, to the form and content of any application or report to be made to any Government Entity that relates to this Agreement or the Transactions.  Notwithstanding the foregoing, the Parties hereto acknowledge and agree that (a) promptly following the execution and delivery of this Agreement by all of the Parties hereto, each Parent may issue one or more press releases announcing the execution and delivery of this Agreement (provided that, prior to the public dissemination of each such press release, Parent shall provide to Sellers Representative a draft of any such press release and an opportunity to provide comments thereon, which comments Parent shall not unreasonably refuse to incorporate into such disclosure), (b) after the date of this Agreement, each Parent may file with the Securities Exchange Commission (the “SEC”) a Current Report on Form 8-K to disclose this Agreement and include a copy of the press release and this Agreement as an attachment or exhibit to such Form 8-K, and (c) on or after the date the financial statements of the Company required to be filed with such Form 8-K (or other report filed by Parent with the SEC) are available, Parent may file an amendment to such Form 8-K attaching such financial statements as an exhibit to such Form 8-K amendment.

Section 6.15                             Distribution of Company Cash.  On the date immediately prior to the Closing Date, the Company shall distribute in accordance with the Organizational Documents of the Company substantially all of the cash of the Company and TS Crude then held in any bank accounts of the Company and TS Crude, other than (a) an amount of cash necessary to cover outstanding (uncleared) checks, drafts and wire transfers or similar outstanding payment obligations and (b) an amount of cash excluded from Current Assets pursuant to clause (v) of the definition thereof; provided that if the Closing occurs on a date after the date on which the Measurement Time occurs, the amount of cash to be distributed shall not exceed the amount of cash held in any bank accounts of the Company and TS Crude as of the Measurement Time minus the amount of cash excluded from Current Assets pursuant to clause (v) of the definition thereof.

Section 6.16                             Releases.

(a)                                 Effective as of the Closing, (i) Seller and each Member, on its own behalf and on behalf of its Affiliates (other than the Company and TS Crude) and their respective successors and assigns (the “Member Releasing Parties”), hereby unconditionally and irrevocably releases and waives any claims that such Member Releasing Party has or may in the future have, in its capacity as an equity holder, member, manager, director, officer, employee or similar capacity, against the Company or TS Crude or any of their respective directors, managers, officers, employees or equity holders, in each case, arising out of, resulting from or relating to actions, omissions, facts or circumstances occurring, arising or existing at or prior to the Closing, in each case, other than with respect to claims under Section 6.7 and (ii) Buyer shall cause the Company and TS Crude, on its own behalf and on behalf of its Affiliates or their respective successors and assigns, to unconditionally release and waive any claims that the Company or TS Crude have or may in the future have against Seller, any Member or any of their directors, managers, officers, employees, Affiliates or equity holders, in each case (A) in Seller’s or such Member’s capacity as an equity holder, member, manager or similar capacity of the Company or TS Crude, and (B) arising out of, resulting from or relating to actions, omissions, facts or circumstances occurring, arising or existing at or prior to the Closing.  Nothing contained in this Section 6.16(a) is intended to, nor does it, limit, impair or otherwise modify or affect any rights or obligations of the Member Releasing Parties expressly set forth in this Agreement, the Transaction Documents or the Agreement of Members and Seller, dated of even date herewith, by and among the Members and Seller (the “Member Side Agreement”), or any facts, circumstances or claims to the extent entitling a Member Releasing Party to any recovery under this Agreement, the Transaction Documents or the Member Side Agreement.

(b)                                 Sellers Representative shall use all commercially reasonable efforts to (i) obtain and deliver to Buyer at the Closing an executed Mutual Release from each Officer and Manager who has not delivered a Mutual Release prior to the Closing and (ii) cause each Officer and Manager who has delivered a Mutual Release prior to the Closing to reaffirm such Mutual Release as of the Closing in accordance with the terms of such Mutual Release.

Section 6.17                             No Negotiation.  Until such time, if any, that this Agreement is terminated pursuant to ARTICLE VIII, none of Seller, the Members, the Company or TS Crude will, and will not permit any of their respective Representatives to, directly or indirectly, solicit, initiate, encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer or its Affiliates) relating to any transaction involving the sale of the business or assets (other than as permitted herein) of the Company or TS Crude, the sale of the Securities or the equity interests of TS Crude or any merger, consolidation, business combination or similar transaction involving the Company or TS Crude.

Section 6.18                             Financial Statements.

(a)                     Full Financial Statements. From and after the date hereof, Tall Oak shall, at Buyer’s sole cost and expense (subject to the final proviso of this Section 6.18(a)), cause the Company to cooperate with Grant Thornton LLP and the Buyer’s auditor to revise the audited and unaudited financial statements of the Company, together with the notes thereto, for the periods prior to the Closing that are reasonably requested by Buyer (the “Full Financial Statements”) as necessary to comply with Regulation S-X promulgated by the SEC (“Regulation S-X”) and other rules and regulations of the SEC with respect to Parents’ reporting obligations under the Exchange Act or any registration of securities under the Securities Act (provided Tall Oak shall be entitled to rely on Buyer and Buyer’s auditors in determining compliance with Regulation S-X).  And, without limiting the foregoing:

(i)                                     from and after the date hereof, Tall Oak shall cause the Company to cooperate with Grant Thornton LLP and the Buyer’s auditor to revise the audited and unaudited financial statements of the Company, together with the notes thereto, for the periods ending on and as of September 30, 2015 (the “September Financials”), and deliver the September Financials to Buyer as soon as reasonably practicable after the date of this Agreement, but in any event no later than March 1, 2016; and

(ii)                                  from and after January 1, 2016, Tall Oak shall cause the Company to cooperate with Grant Thornton LLP and the Buyer’s auditor to prepare unaudited financial statements of the Company, together with the notes thereto, for the periods ending on and as of December 31, 2015 (the “December Financials”), and deliver the December Financials to Buyer as soon as reasonably practicable after January 1, 2016, but in any event no later than sixty days after the Closing Date.

Notwithstanding whether the Closing occurs or not, Buyer shall, promptly upon the written request of Tall Oak, pay the reasonable and documented costs and expenses of Grant Thornton LLP as a result of the preparation of the Full Financial Statements pursuant to this Section 6.18(a); provided, however, that the amount of costs and expenses reimbursed by Buyer pursuant to this Section 6.18(a) (x) with respect to the September Financials shall not exceed $75,000 and (y) with respect to the December Financials shall not exceed $75,000.

(b)                     From and after the date hereof until the Closing, the Company shall deliver to the Buyer monthly balance sheets and statements of operations of the Company for each month subsequent to September 30, 2015, within 30 days following month end.

(c)                      If requested by Buyer, Tall Oak (at Buyer’s sole cost and expense) shall use commercially reasonable efforts to cause (i) the consolidated balance sheet and related consolidated statements of operations, statements of cash flows and statements of changes in members’ equity of the Company for the year ended December 31, 2015, to be prepared in compliance with Regulation S-X and to be audited by Grant Thornton LLP, and (ii) such audited financial statements, together with an audit report with respect thereto (such statements and related opinions being hereinafter referred to as the “2015 Audited Financial Statements”), to be delivered to Buyer not later than sixty days after the Closing Date.

(d)                     All financial statements prepared and delivered pursuant to subsections (a), (b) and (c) of this Section 6.18 shall be prepared in accordance with the books and records of the Company.  Each of the balance sheets included in such financial statements (including any related notes and schedules) shall fairly present in all material respects the financial position of the Company, as of the date thereof, and each of the statements of operations, statements of cash flows and statements of changes in members equity included in such financial statements (including any related notes and schedules) shall fairly present in all material respects the consolidated results of operations, cash flows and changes in members’ equity, as the case may be, of the Company for the periods set forth therein, in each case in accordance with GAAP, subject, in the case of interim financial statements, to normal year-end adjustments and the absence of notes or other textual disclosures required under GAAP that are not, individually or in the aggregate, material.

(e)                      From and after the Closing Date, Buyer and the Company will cooperate, and Buyer will cause its Affiliates to cooperate in a timely manner, with Tall Oak, at Buyer’s sole cost and expense, in producing such financial information relating to the Company as may be reasonably necessary in order to permit Tall Oak to comply with their obligations pursuant to this Section 6.18.

(f)                       From and after the date hereof and continuing after the Closing, Seller and Tall Oak will cooperate, and Seller and Tall Oak will cause their Affiliates to cooperate in a timely manner, with Buyer, at Buyer’s sole cost and expense, in producing such financial information relating to the Company as may be reasonably necessary in order to permit Parent to prepare such financial statements of Parent and its Subsidiaries as may be required (i) to be included by Parent in reports filed by it under the Exchange Act or (ii) in connection with the financing or public or Rule 144A offering of securities by Parent or any of its Affiliates.

(g)                      Tall Oak shall use commercially reasonable efforts (at Buyer’s cost and expense) to obtain the consent of Grant Thornton LLP as from time to time requested by Buyer or Parent that the Full Financial Statements and 2015 Audited Financial Statements may be relied up on by Parent and its underwriters or initial purchasers (i) to prepare and file reports under the Exchange Act, and (ii) in connection with any financing or public or Rule 144A offering of securities by Parent or its Affiliates, which efforts shall include directing Grant Thornton LLP to provide such consents as requested by Buyer or Parent and executing such consents or other certificates as requested by Grant Thornton LLP in connection with their providing such consent.

Section 6.19                             Parent Guaranty.

(a)                     (i) Subject to the ENLC Percentage Limit, ENLC hereby irrevocably and unconditionally guarantees, and (ii) subject to the ENLK Percentage Limit, ENLK hereby irrevocably and unconditionally guarantees to Seller and the Members the prompt and full performance and discharge by Buyer of any of Buyer’s monetary obligations under this Agreement to the extent occurring at or prior to the Closing (the “Closing Guaranty”), and Parent covenants and agrees to take all actions necessary or advisable to ensure such performance and discharge by Buyer hereunder (the “Closing Obligations”); and

(ii) ENLK hereby irrevocably and unconditionally guarantees Buyer’s monetary obligations with respect to the Subsequent Securities Payment (the “Post-Closing Guaranty” and, together with the Closing Guaranty, the “Parent Guaranty”), and ENLK covenants and agrees to take all actions necessary or advisable to ensure such performance and discharge by Buyer hereunder (the “Post-Closing Obligations” and, together with the Closing Obligations, the “Buyer Obligations”).

No failure or delay or lack of demand, notice or diligence in exercising any right under this Parent Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right under this Parent Guaranty.  The Closing Guaranty is an absolute, unconditional and continuing guaranty of payment and performance and not of collection and actions may be brought hereunder against any or all of Buyer, ENLK and/or ENLC, as applicable, irrespective of whether any action is brought against the others or any of the others is joined in such action (which shall include the right to proceed, at Seller’s or any Member’s option, directly against ENLK and/or ENLC, as applicable).  The Post-Closing Guaranty is an absolute, unconditional and continuing guaranty of payment and performance and not of collection and actions may be brought hereunder against any or both of Buyer or ENLK irrespective of whether any action is brought against the other or the other is joined in such action (which shall include the right to proceed, at Seller’s or any Member’s option, directly against ENLK).

(b)                     The Buyer Obligations have been, and shall conclusively be deemed to have been, created, contracted or incurred in reliance upon the Parent Guaranty and all dealing between Parent and Buyer, on the one hand, and Seller and the Members, on the other hand, have been and shall likewise be conclusively presumed to have been consummated in reliance upon this Parent Guaranty.  Parent acknowledges that it will receive substantial direct and indirect benefit from the transactions contemplated hereby.

(c)                      Notwithstanding the foregoing, Seller and the Members hereby covenant and agree that Parent may assert, as a defense to such payment or performance by Buyer, or as an affirmative claim against Seller, the Members or their respective Affiliates, or any Person claiming by, through or on behalf of any of them, any rights, remedies, set-offs and defenses that Buyer could assert (subject to a “final determination” (as defined in Section 9.7) with respect to any Interim Indemnity Obligation) pursuant to the terms of this Agreement or pursuant to applicable Law in connection therewith (including any breach by Seller, the Members or the Company of this Agreement).

(d)                     Each of ENLC and ENLK has all legal right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder.  The execution, delivery and performance by each of ENLC and ENLK of this Agreement has been duly and validly authorized and approved.  This Agreement has been duly executed and delivered by each of ENLC and ENLK and is a legal, valid and binding obligation enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(e)                      Notwithstanding anything to the contrary in this Agreement or otherwise, Buyer shall be irrevocably obligated to pay to Seller the Subsequent Securities Payment in accordance with the terms of Section 2.3(e) and Section 2.3(f).  Without in any way limiting the generality of the foregoing, Buyer shall be obligated to pay Seller the Subsequent Securities Payment in accordance with the terms of Section 2.3(e) and Section 2.3(f) notwithstanding any breach or alleged breach of this Agreement by Seller, any Member, the Company, Buyer or any other Person, except as applicable in connection with the deductions to the Subsequent Securities Payment expressly provided for in the definition of “First Subsequent Securities Payment”.  The full amount of the Subsequent Securities Payment (for clarity, as determined after giving effect to the deductions to the Subsequent Securities Payment expressly provided for in the definition of “First Subsequent Securities Payment”) shall be paid in accordance with the terms of Section 2.3(e) and Section 2.3(f) without any reduction for any reason including any claim of or reduction for set off (including any such claim arising out of a breach or alleged breach of this Agreement).

(f)                       Buyer, ENLK and any other party obligated to pay, or liable for payment of, the Subsequent Securities Payment or any part thereof waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time all without prejudice to Seller.  Seller shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of the Subsequent Securities Payment, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any Party hereunder.

(g)                      Following the Closing and prior to the Subsequent Securities Payment being paid in full by Buyer, if Buyer or ENLK becomes subject to any bankruptcy or other insolvency proceeding, then in any such case the Subsequent Securities Payment shall automatically become due and payable, without any notice or any other action by Seller, the next Business Day immediately succeeding the occurrence of such event.

(h)                     Buyer and ENLK acknowledge that the Subsequent Securities Payment was a necessary component of the consideration to induce Seller and the Members to enter into this Agreement, and that Seller and the Members would not have entered into this Agreement to sell the Securities unless Buyer had agreed to be irrevocably obligated to pay the Subsequent Securities Payment as provided in this Agreement.

Section 6.20                             Tall Oak Marks.  Buyer shall obtain no right, title, interest, license or any other right whatsoever to use the words “Tall Oak” or “Tall Oak Midstream” or any trademarks containing or comprising the foregoing (collectively, the “Tall Oak Marks”).  From and after the Closing, Buyer agrees that it shall (a) cease using the Tall Oak Marks in any manner, directly or indirectly, except for such limited uses as cannot be promptly terminated (e.g., signage), and to cease such limited usage of the Tall Oak Marks as promptly as possible after the Closing and in any event within 6 months following the Closing Date, and (b) remove, strike over or otherwise obliterate all Tall Oak Marks from all assets and all other materials owned, possessed or used by Buyer.  The Parties agree, because damages would be an inadequate remedy, that a Party seeking to enforce this Section 6.20 shall be entitled to seek specific performance and injunctive relief as remedies for any breach thereof in addition to other remedies available at law or in equity.  This covenant shall survive indefinitely without limitation as to time.  Notwithstanding anything in this paragraph to the contrary, nothing in this paragraph shall restrict Buyer’s or its Affiliates’ rights to, ownership of or use of the name “EnLink TOM Holdings, LP”, “TOMPC LLC”, “TOM-STACK, LLC” and “TOM-STACK Crude, LLC”.

Section 6.21                             Satisfaction of Conditions Precedent.  From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement, subject to the other terms of this Agreement and without limiting the provisions of Section 6.4 or Section 6.12, each party hereto will use commercially reasonable efforts to take all action and to do all things necessary, proper or advisable in order to consummate the Transactions as soon as possible, including the satisfaction of the conditions precedent in Sections 7.1, 7.2 and 7.3.

Section 6.22                             Third Amended and Restated Limited Liability Company Agreement.  Concurrently with Closing, Seller shall execute and deliver to Buyer a counterpart signature page to an amendment and restatement of the limited liability company agreement of the Company in substantially the form set forth as Exhibit E hereto.

Section 6.23                             Assignment of Specified Tall Oak Agreements.

(a)                     Section 6.23(a) of the Company Disclosure Schedule lists certain agreements to which Tall Oak is a party but which are used in business of the Company or the Company Systems (the “Specified Tall Oak Agreements”).  Tall Oak shall effect an assignment of each Specified Tall Oak Agreement to the Company, Buyer or its designee, as requested by Buyer, prior to Closing; provided, that each such assignment shall (i) be valid under, and in compliance with, the terms of the applicable Specified Tall Oak Agreement, (ii) not result in the termination of, or give rise to any express rights or remedies of any third party to terminate, modify or receive any amounts under, such Specified Tall Oak Agreement and (iii) contain a waiver of any rights of any third parties party to such Specified Tall Oak Agreement that may arise in connection with, result from, or otherwise be triggered by the Transactions, including a change of control of the Company and TS Crude (each, a “Specified Tall Oak Agreement Assignment”).

(b)                     Section 6.23(b) of the Company Disclosure Schedule lists certain agreements to which Tall Oak is a party but which are used in the business of the Company or the Company Systems (the “Section 6.23(b) Contracts”).  Tall Oak shall use commercially reasonable efforts to effect an assignment of each Section 6.23(b) Contract to the Company, Buyer or its designee, as requested by Buyer, prior to Closing, in each case that shall (i) be valid under, and in compliance with, the terms of the applicable Section 6.23(b) Contract, (ii) not result in the termination of, or give rise to any express rights or remedies of any third party to terminate, modify or receive any amounts under, such Section 6.23(b) Contract and (iii) contain a waiver of any rights of any third parties party to such Section 6.23(b) Contract that may arise in connection with, result from, or otherwise be triggered by the Transactions, including a change of control of the Company and TS Crude; provided, that if any Section 6.23(b) Contracts have not been assigned to Buyer or its designee at or prior to Closing, then Tall Oak shall continue to use commercially reasonable efforts to effect the assignment of the Section 6.23(b) Contracts in a manner that complies with clause (i) through (iii) of this Section 6.23(b) to Buyer or its designee promptly following Closing, and, in any event, Tall Oak shall be required to complete such assignment of all Section 6.23(b) Contracts to Buyer or its designee as provided herein no later than sixty days following the Closing Date.

Section 6.24                             Transaction Unit Lockup.  Each of Seller, Tall Oak and FE-STACK agrees that, without the prior written consent of Buyer, none of Seller, Tall Oak or FE-STACK shall, during the period commencing on the Closing Date and ending 30 days after the Closing Date (the “Lockup Period”), (a) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of the Transaction Units or (b) enter into any swap or other transaction or arrangement that transfers or that is designed to, or that might reasonably be expected to, result in the transfer to another, in whole or in part, of any of the economic consequences of ownership of the Transaction Units, whether any such transaction described in clause (a) or clause (b) above (a “Transfer”) is to be settled by delivery of ENLC Units, other securities, in cash or otherwise.  Each of Seller, Tall Oak and FE-STACK acknowledges that an appropriate legend may be placed on the Transaction Units or applicable stop transfer instructions may be placed with ENLC’s transfer agent so as to restrict any such Transfer during the Lockup Period.  Notwithstanding anything to the contrary contained in this Section 6.24, Seller may distribute the Transaction Units to the Members as provided in Section 2.3(d)(ii).

Section 6.25                             Listing of Units. Prior to the Closing, ENLC will use its commercially reasonable efforts to obtain approval for listing, subject to notice of issuance, of the Transaction Units on the NYSE.

ARTICLE VII

CONDITIONS TO CLOSING

Section 7.1                                    Conditions to the Obligations of the Parties.  The obligations of Seller, the Members, the Company and Buyer to effect the Closing are subject to the satisfaction (or waiver), at or prior to the Closing, of each of the following conditions:

(a)                     HSR.  The waiting periods (and any extensions thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated.

(b)                     No Prohibition.  No preliminary or permanent injunction or other order, decree or ruling issued by a Government Entity, and no Law that restrains, enjoins, prohibits or otherwise makes illegal the consummation of the Transactions shall be in effect.

(c)                      Consummation of Transactions Contemplated by TOMPC Purchase Agreement.  The transactions contemplated by the TOMPC Purchase Agreement shall have been consummated contemporaneously with the Closing.

Section 7.2                                    Conditions to the Obligations of Buyer.  The obligation of Buyer to effect the Closing is subject to the satisfaction (or waiver), at or prior to the Closing, of each of the following conditions:

(a)                     Representations and Warranties of Seller and Tall Oak.  The (i) Fundamental Representations of Seller and Tall Oak shall be true and correct in all respects, other than de minimis failures to be true and correct, as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date, and (ii) all other representations and warranties of Seller and Tall Oak set forth in Section 3.1 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be tested as of such earlier date), except in the case of this clause (ii) for such breaches, if any, as would not, individually or in the aggregate, have a Material Adverse Effect (provided that to the extent such representation or warranty is qualified by its terms by materiality, Material Adverse Effect or other similar qualification, such qualification in its terms shall be inapplicable for purposes of this Section 7.2(a) and the Material Adverse Effect qualification contained in this Section 7.2(a) shall apply in lieu thereof).

(b)                     Representations and Warranties of FE-STACK.  The (i) Fundamental Representations of FE-STACK shall be true and correct in all respects, other than de minimis failures to be true and correct, as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date, and (ii) all other representations and warranties of FE-STACK set forth in Section 3.2 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be tested as of such earlier date), except in the case of this clause (ii) for such breaches, if any, as would not, individually or in the aggregate, have a Material Adverse Effect (provided that to the extent such representation or warranty is qualified by its terms by materiality, Material Adverse Effect or other similar qualification, such qualification in its terms shall be inapplicable for purposes of this Section 7.2(b) and the Material Adverse Effect qualification contained in this Section 7.2(b) shall apply in lieu thereof).

(c)                      Representations and Warranties of the Company.  The (i) Fundamental Representations of the Company shall be true and correct in all respects, other than de minimis failures to be true and correct, as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date, and (ii) all other representations and warranties of the Company set forth in ARTICLE IV shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be tested as of such earlier date), except in the case of this clause (ii) for such breaches, if any, as would not, individually or in the aggregate, have a Material Adverse Effect (provided that to the extent such representation or warranty is qualified by its terms by materiality, Material Adverse Effect or other similar qualification, such qualification in its terms shall be inapplicable for purposes of this Section 7.2(c) and the Material Adverse Effect qualification contained in this Section 7.2(c) shall apply in lieu thereof).

(d)                     Covenants.  The covenants and agreements contained in this Agreement that are to be performed on or prior to the Closing by Seller, the Members or the Company shall have been duly performed by Seller, the Members or the Company in all material respects.

(e)                      Material Adverse Effect.  There shall not have occurred and be continuing any Material Adverse Effect.

(f)                       Tall Oak Certificate.  Buyer shall have received a certificate, signed by a duly authorized officer of Tall Oak and dated the Closing Date, to the effect that the conditions set forth in Section 7.2(a), Section 7.2(d) (with respect to covenants to be performed by Tall Oak or Seller) and Section 7.2(e) (with respect to any Material Adverse Effect with respect to Tall Oak) have been satisfied.

(g)                      FE-STACK Certificate.  Buyer shall have received a certificate, signed by a duly authorized officer of FE-STACK and dated the Closing Date, to the effect that the conditions set forth in Section 7.2(b), Section 7.2(d) (with respect to covenants to be performed by FE-STACK) and Section 7.2(e) (with respect to any Material Adverse Effect with respect to FE-STACK) have been satisfied.

(h)                     Company Certificate.  Buyer shall have received a certificate, signed by a duly authorized officer of the Company and dated the Closing Date, to the effect that the conditions set forth in Section 7.2(c), Section 7.2(d) (with respect to covenants to be performed by the Company), Section 7.2(e) and Section 7.2(k) have been satisfied.

(i)                         FIRPTA Certificate.  Buyer shall have received a certificate from Seller, in a form described in Treasury Regulation Section 1.1445-2(b)(2), in form and substance reasonably satisfactory to Buyer, to permit Buyer to make the payments described herein without withholding for or on account of Tax pursuant to Section 1445 of the Code.

(j)                        Related Party Contracts.  Each Related Party Contract not listed on Section 6.6 of the Company Disclosure Schedule shall have been terminated.

(k)                     Pre-Closing Casualty Loss.  From the date of this Agreement to the Closing Date, no Pre-Closing Casualty Loss shall have occurred.

(l)                         Third Party Consents.  The Company shall have received each of the consents listed on Section 7.2(l) of the Company Disclosure Schedule.

(m)                 Financing. The transactions contemplated by the Purchase Agreement shall have been consummated.

(n)                     Felix Transaction.  The Felix Transaction shall have been consummated or closed into escrow contemporaneously with the Closing.

(o)                     Closing Deliverables.  All documents, instruments, certificates or other items required to be delivered at the Closing pursuant to Section 2.7, Section 2.8, Section 2.9 and Section 2.10 shall have been delivered.

Section 7.3                                    Conditions to the Obligations of Seller, Members and the Company.  The obligation of Seller, the Members and the Company to effect the Closing is subject to the satisfaction (or waiver), at or prior to the Closing, of each of the following conditions:

(a)                     Representations and Warranties of Buyer.  The (i) Fundamental Representations of Buyer shall be true and correct in all respects, other than de minimis failures to be true and correct, as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date, and (ii) all other representations and warranties of Buyer set forth in Section 5.1 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be tested as of such earlier date), except in the case of this clause (ii) for such breaches, if any, as would not have a Buyer Material Adverse Effect (provided that to the extent such representation or warranty is qualified by its terms by materiality, Buyer Material Adverse Effect or other similar qualification, such qualification in its terms shall be inapplicable for purposes of this Section 7.3(a) and the Buyer Material Adverse Effect qualification contained in this Section 7.3(a) shall apply in lieu thereof).

(b)                     Representations and Warranties of ENLC.  The (i) Fundamental Representations of ENLC shall be true and correct in all respects, other than de minimis failures to be true and correct, as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date, and (ii) all other representations and warranties of ENLC set forth in Section 5.2 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be tested as of such earlier date), except in the case of this clause (ii) for such breaches, if any, as would not have an ENLC Material Adverse Effect (provided that to the extent such representation or warranty is qualified by its terms by materiality, ENLC Material Adverse Effect or other similar qualification, such qualification in its terms shall be inapplicable for purposes of this Section 7.3(b) and the ENLC Material Adverse Effect qualification contained in this Section 7.3(b) shall apply in lieu thereof).

(c)                      Buyer Covenants.  The covenants and agreements contained in this Agreement that are to be performed on or prior to the Closing by Buyer shall have been duly performed by Buyer in all material respects.

(d)                     ENLC Covenants.  The covenants and agreements contained in this Agreement that are to be performed on or prior to the Closing by ENLC shall have been duly performed by ENLC in all material respects.

(e)                      Buyer Certificate.  The Sellers Representative shall have received a certificate, signed by a duly authorized officer of the general partner of Buyer and dated the Closing Date, to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(c) have been satisfied.

(f)                       ENLC Certificate. The Sellers Representative shall have received a certificate, signed by a duly authorized officer of the managing member of ENLC and dated the Closing Date, to the effect that the conditions set forth in Section 7.3(b) and Section 7.3(d) have been satisfied.

(g)                      Listing.  The NYSE shall have authorized, subject to official notice of issuance, the listing of the Transaction Units.

(h)                     Closing Deliverables.  All documents, instruments, certificates or other items required to be delivered at the Closing pursuant to Section 2.6 shall have been delivered.

ARTICLE VIII

TERMINATION

Section 8.1                                    Termination by Mutual Consent.  This Agreement may be terminated at any time prior to the Closing by the mutual written consent of the Sellers Representative and Buyer.

Section 8.2                                    Termination by Seller or by Buyer.  This Agreement may be terminated at any time prior to the Closing by the Sellers Representative or by Buyer:

(a)                     by giving written notice of such termination to Buyer, in the case of a termination by Sellers Representative, or to the Sellers Representative, in the case of a termination by Buyer, if the Closing shall not have occurred on or prior to March 31, 2016 (such date, as it may be extended pursuant to the provisions hereof, the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 8.2(a) shall not be available to a Party if such Party’s failure to fulfill its obligations under this Agreement (which, in the case of a termination by (i) Sellers Representative, shall include any such failure by Seller or any Member, and (ii) Buyer, shall include any such failure by Buyer or ENLC) has caused or resulted in the failure of the Closing to occur prior to such date; provided further, however, that the Outside Date shall automatically be extended until the date that is 60 days after the original Outside Date if, as of the original Outside Date, all other conditions to the Closing are satisfied or capable of then being satisfied and the sole reason that the Closing has not been consummated is that the condition set forth in Section 7.1(a) has not been satisfied;

(b)                     by giving written notice of such termination to Buyer, in the case of a termination by Sellers Representative, or to the Sellers Representative, in the case of a termination by Buyer, if any Government Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 8.2(b) shall not be available to a Party if such Party’s failure to fulfill its obligations under this Agreement (which, in the case of a termination by (i) Sellers Representative, shall include any such failure by Seller or any Member, and (ii) Buyer, shall include any such failure by Buyer or ENLC) has caused or resulted in such order, decree, ruling or action; or

(c)                      by giving written notice of such termination to Buyer, in the case of a termination by Sellers Representative, or to the Sellers Representative, in the case of termination by Buyer, pursuant to Section 6.5.

Section 8.3                                    Termination by Seller.  This Agreement may be terminated at any time prior to the Closing by Sellers Representative by giving written notice to Buyer if there has been a breach of any representation, warranty, covenant or agreement made by Buyer or ENLC in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that the conditions set forth in Section 7.3(a), Section 7.3(b), Section 7.3(c) or Section 7.3(d) would not be satisfied, and such breach or condition is not curable or, if curable, is not cured prior to the earlier of (a) 30 calendar days after written notice thereof is given by Sellers Representative to Buyer and (b) one Business Day prior to the Outside Date; provided, however, that none of Seller, any Member or the Company is then in breach of this Agreement so as to cause any of the conditions set forth in Section 7.1, Section 7.2(a), Section 7.2(b), Section 7.2(c) or Section 7.2(d) not to be satisfied.

Section 8.4                                    Termination by Buyer.  This Agreement may be terminated at any time prior to the Closing by Buyer by giving written notice to Seller if:

(a)                     there has been a breach of any representation, warranty, covenant or agreement made by Seller, the Members or the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that the conditions set forth in Section 7.2(a), Section 7.2(b), Section 7.2(c) or Section 7.2(d) would not be satisfied, and such breach or condition is not curable or, if curable, is not cured prior to the earlier of (a) 30 calendar days after written notice thereof is given by Buyer to the Sellers Representative and (b) one Business Day prior to the Outside Date, provided, however, that neither Buyer nor ENLC is then in breach of this Agreement so as to cause any of the conditions set forth in Section 7.1, Section 7.3(a), Section 7.3(b), Section 7.3(c) and Section 7.3(d) not to be satisfied;

(b)                     the Felix Transaction Agreement is terminated pursuant to the terms thereof;

(c)                      (i) the Purchase Agreement is terminated or (ii) (x) all of the conditions to “Closing” (as used in this Section 8.4(c), as defined in the Purchase Agreement) contained in Article II of the Purchase Agreement have been satisfied or waived (other than conditions that by their nature are to be satisfied at the “Closing”, but subject to such conditions being capable of being satisfied), (y) Buyer has requested that the Investors pay the “Purchase Price” (as defined in the Purchase Agreement) to Buyer that the Investors are required to pay at the “Closing” pursuant to the terms of the Purchase Agreement and (z) all or any of the Investors have either notified Buyer of their refusal to pay such amounts or have not paid such amounts within the period of time provided pursuant to the terms of the Purchase Agreement.

Section 8.5                                    Automatic Termination.  This Agreement shall automatically terminate and the Transactions contemplated by this Agreement shall be abandoned if the TOMPC Purchase Agreement is terminated pursuant to ARTICLE VIII of the TOMPC Purchase Agreement.

Section 8.6                                    Effect of Termination.  In the event of the termination of this Agreement in accordance with this ARTICLE VIII, this Agreement shall thereafter become void and have no effect, and none of Seller, Members or Buyer shall have any liability to Seller, Members, Buyer or their respective Affiliates, or their respective partners, managers, directors, officers or employees, pursuant to this Agreement except for the obligations of Buyer contained in Section 6.1(d) and of Seller, Members and Buyer contained in this Section 8.6, Section 8.7 and in ARTICLE X (and any related definitional provisions set forth in ARTICLE I).  Notwithstanding the foregoing, nothing in this Section 8.6 shall relieve Seller, Members or Buyer from liability or damages incurred by the other party for any fraud or breach of this Agreement by Seller, Members or Buyer, as applicable, that arose prior to such termination.

Section 8.7                                    Termination Fee.

(a)                     If (i) all of the conditions to Closing contained in ARTICLE VII have been satisfied or waived (other than conditions that by their nature are to be satisfied at the Closing, but subject to such conditions being capable of being satisfied) other than the condition set forth in Section 7.2(m), and this Agreement is terminated by Buyer or Sellers Representative pursuant to Section 8.2(a), or (ii) this Agreement is terminated by Buyer pursuant to Section 8.4(c), then Buyer shall pay to Seller the Termination Fee.

(b)                     If (i) (A) all of the conditions to Closing (as defined in the TOMPC Purchase Agreement) contained in Article VII of the TOMPC Purchase Agreement have been satisfied or waived (other than conditions that by their nature are to be satisfied at the Closing (as defined in the TOMPC Purchase Agreement), but subject to such conditions being capable of being satisfied) other than the condition set forth in Section 7.2(k) of the TOMPC Purchase Agreement, and the TOMPC Purchase Agreement is terminated by Buyer or Seller (each as defined in the TOMPC Purchase Agreement) pursuant to Section 8.2(a) of the TOMPC Purchase Agreement, or (B) the TOMPC Purchase Agreement is terminated by Buyer (as defined in the TOMPC Purchase Agreement) pursuant to Section 8.4(c) of the TOMPC Purchase Agreement, and (ii) this Agreement is terminated pursuant to Section 8.5, then Buyer shall pay to Seller the Termination Fee.

(c)                      In no event shall Seller be entitled to receive, or Buyer be obligated to pay, more than one payment of the Termination Fee in connection with the termination of this Agreement.

(d)                     In the event that Seller or its designee shall receive full payment of a Termination Fee pursuant to Section 8.7(a), the receipt of such Termination Fee shall be deemed to be Buyer’s sole liability and entire obligation and Members’ and Seller’s exclusive remedy for any and all losses or damages suffered or incurred by Seller, the Members, any of their respective Affiliates or any other Person in connection with this Agreement and the TOMPC Purchase Agreement (and the termination hereof and thereof), the Transactions and the “Transactions” (as defined in the TOMPC Purchase Agreement) (and the abandonment thereof) or any matter forming the basis for such terminations, and none of Seller, either Member, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any claim, action or proceeding against Buyer or any of its Affiliates or representatives arising out of or in connection with this Agreement, the TOMPC Agreement, the Transactions, the “Transactions” (as defined in the TOMPC Purchase Agreement) or any matters forming the basis of such terminations, all of which claims, actions or proceedings are hereby waived.

ARTICLE IX

SURVIVAL; INDEMNIFICATION; CERTAIN REMEDIES

Section 9.1                                    Survival.  (a) The representations and warranties in Section 3.1(a) (Organization and Good Standing of Tall Oak and Seller), Section 3.2(a) (Organization and Good Standing of FE-STACK), Section 3.1(b) (Corporate Authorization of Tall Oak and Seller), Section 3.2(b) (Corporate Authorization of FE-STACK), Section 3.1(c) (Ownership of the Securities — Tall Oak and Seller), Section 3.2(c) (Ownership of the Securities — FE-STACK), Section 3.1(h) (No Brokers or Finders — Seller and Tall Oak), Section 3.1(i) (Operations of Seller), Section 4.1 (Organization and Good Standing of the Company), Section 4.2 (Capitalization), Section 4.16 (No Brokers or Finders - Seller), Section 5.1(a) (Organization and Qualification of Buyer), Section 5.1(b) (Corporate Authorization of Buyer), Section 5.1(h) (No Brokers or Finders - Buyer), Section 5.2(a) (Organization and Good Standing of ENLC), Section 5.2(b) (Corporate Authorization of ENLC), Section 5.2(f) (Capitalization of ENLC) and Section 5.2(m) (No Brokers or Finders - ENLC) of this Agreement (collectively, the “Fundamental Representations”) shall survive indefinitely, (b) the representations and warranties in Section 3.1(g) and Section 4.14 (Tax Matters) shall survive the Closing until the date that is 90 days after the expiration of the applicable statute of limitations with respect thereto (taking into account any extensions or waivers thereof) and (c) all other representations and warranties in this Agreement shall survive the Closing for a period of 15 months from the Closing Date (the “General Survival Period”), at which time they will terminate (and no claims with respect to such representations and warranties shall be made by any Person for indemnification under Section 9.2 or Section 9.3 thereafter).  All covenants and agreements that by their terms apply or are to be performed in whole or in part after the Closing will survive for 6 months following the period provided in such covenants and agreements, if any, or until fully performed.  All covenants and agreements that by their terms apply or are to be performed in their entirety on or prior to the Closing shall survive until the expiration of the General Survival Period.  Notwithstanding the foregoing, any representation, warranty, covenant or agreement that would otherwise terminate shall survive with respect to Losses in respect of which notice, in reasonable detail, is given pursuant to this Agreement prior to the end of the applicable survival period for such representation, warranty, covenant or agreement until such Losses are finally resolved and paid.

Section 9.2                                    Indemnification by Members.

(a)                     Subject to the limitations set forth in Section 9.4, each Member hereby agrees that from and after the Closing it shall, severally and not jointly, indemnify, defend and hold harmless, without duplication, Buyer, its Affiliates (including the Company) and their respective directors, managers, officers, partners, members, shareholders, trustees and employees and their heirs, successors and permitted assigns, each in their capacity as such (the “Buyer Indemnified Parties”), from and against any and all Losses actually suffered or incurred by any of the Buyer Indemnified Parties, to the extent arising out of:

(i)                                     any breach of any representation or warranty made by the Company in ARTICLE IV of this Agreement, except for the representations and warranties made by the Company in Section 4.13, or in the certificate delivered by the Company pursuant to Section 7.2(h) for the period such representation or warranty survives; provided, however, that indemnification obligations in this Section 9.2(a)(i) shall be allocated among the Members pro rata in accordance with the relative percentage share of the Base Purchase Price as such percentage shares are set forth in Schedule B;

(ii)                                  any breach by the Company of any covenant or agreement made by the Company in this Agreement; provided, however, that indemnification obligations in this Section 9.2(a)(ii) shall be allocated among the Members pro rata in accordance with the relative percentage share of the Base Purchase Price as such percentage shares are set forth in Schedule B;

(iii)                               any breach by any Member of any covenant or agreement made by such Member in this Agreement; provided, however, that the indemnification obligations of each Member in this Section 9.2(a)(iii) will be limited only to breaches of covenants made by such Member;

(iv)                              any Seller Taxes, to the extent such Taxes were not specifically taken into account as a Current Liability in the determination of Final Working Capital; provided, however, that indemnification obligations in this Section 9.2(a)(iv) shall be allocated among Members pro rata in accordance with the relative percentage share of the Base Purchase Price as such percentage shares are set forth in Schedule B; and

(v)                                 any claim by Enable or its Affiliates that any hydrocarbons owned, controlled, gathered or otherwise transported by the Company are dedicated or required to be delivered to Enable or its Affiliates pursuant to any Contract with Enable or its Affiliates, other than the hydrocarbons that the Company delivers to the central receipt point identified on Exhibit B of the Enable Gathering Agreement; provided, however, that indemnification obligations in this Section 9.2(a)(v) shall be allocated among Members pro rata in accordance with the relative percentage share of the Base Purchase Price as such percentage shares are set forth in Schedule B.

(b)                     Subject to the limitations set forth in Section 9.4 and in addition to its obligations pursuant to Section 9.2(a), Tall Oak hereby agrees that from and after the Closing it shall indemnify, defend and hold harmless, without duplication, the Buyer Indemnified Parties, from and against any and all Losses actually suffered or incurred by any of the Buyer Indemnified Parties, to the extent arising out of:

(i)                                     any breach of any representation or warranty made by Tall Oak or Seller in Section 3.1 of this Agreement or in the certificate delivered by Tall Oak on behalf of Tall Oak and Seller pursuant to Section 7.2(f) for the period such representation or warranty survives;

(ii)                                  any breach of any the representation or warranty made by the Company in Section 4.13 of this Agreement, or in the certificate delivered by the Company pursuant to Section 7.2(h), for the period such representation or warranty survives;

(iii)                               any breach by Seller or the Sellers Representative of any covenant or agreement made by Seller or the Sellers Representative in this Agreement; and

(iv)                              any breach of any Fundamental Representation made by FE-STACK in Section 3.2 of this Agreement or in the certificate delivered by FE-STACK pursuant to Section 7.2(g) for the period such representation or warranty survives.

(c)                      Subject to the limitations set forth in Section 9.4 and in addition to its obligations pursuant to Section 9.2(a), FE-STACK hereby agrees that from and after the Closing it shall indemnify, defend and hold harmless, without duplication, the Buyer Indemnified Parties, from and against any and all Losses actually suffered or incurred by any of the Buyer Indemnified Parties, to the extent arising out of:

(i)                                     any breach of any representation or warranty made by FE-STACK in Section 3.2 of this Agreement or in the certificate delivered by FE-STACK pursuant to Section 7.2(g) for the period such representation or warranty survives; and

(ii)                                  any breach of any Fundamental Representation made by Tall Oak or Seller in Section 3.1 of this Agreement or in the certificate delivered by Tall Oak and Seller pursuant to Section 7.2(f) for the period such representation or warranty survives.

(d)                     To the extent Seller has received proceeds in accordance with this Agreement and has not distributed such proceeds to the Members, Seller shall be jointly and severally liable with the Members for the Members’ obligations under this Section 9.2.

Section 9.3                                    Indemnification by Buyer and ENLC.

(a)                     Subject to the limitations set forth in Section 9.4, Buyer hereby agrees that from and after the Closing it shall indemnify, defend and hold harmless Seller, the Members and their respective Affiliates, directors, managers, officers, partners, members, shareholders, trustees and employees and their heirs, successors and permitted assigns, each in their capacity as such (the “Seller Indemnified Parties” and collectively with the Buyer Indemnified Parties, the “Indemnified Parties”), from and against any and all Losses actually suffered or incurred by any of the Seller Indemnified Parties, to the extent arising out of:

(i)                                     any breach of any representation or warranty made by Buyer in Section 5.1 for the period such representation or warranty survives;

(ii)                                  any breach of any covenant or agreement of Buyer in this Agreement; and

(iii)                               the business or operations of the Company prior to and following the Closing, except for any Losses with respect to which the Members are obligated to indemnify the Buyer Indemnified Parties pursuant to Section 9.2.

(b)                     Subject to the limitations set forth in Section 9.4, ENLC hereby agrees that from and after the Closing it shall indemnify, defend and hold harmless, without duplication, the Seller Indemnified Parties, from and against any and all Losses actually suffered or incurred by any of the Seller Indemnified Parties, to the extent arising out of:

(i)                                     any breach of any representation or warranty made by ENLC in Section 5.2 or in the certificate delivered by ENLC pursuant to Section 7.3(f) for the period such representation or warranty survives; and

(ii)                                  any breach by ENLC of any covenant or agreement made by ENLC in this Agreement.

Section 9.4                                    Limitations.

(a)                     Except in the event of fraud or willful breach of this Agreement by Seller, such Member or the Company or with respect to any Loss arising out of (i) Seller Taxes or (ii) any breach of (A) any representation or warranty in Section 3.1(g) and Section 4.14 or (B) any of the Fundamental Representations, the Members shall not be liable to the Buyer Indemnified Parties for any Losses with respect to the matters contained in Sections 9.2(a)(i), 9.2(b)(i), 9.2(b)(ii) or 9.2(c)(i) unless and until the aggregate of all Losses therefrom for which the Members would otherwise be liable exceeds an amount equal to $5,000,000 (the “Deductible”), after which the Members shall be liable only for Losses in excess of the Deductible.

(b)                     Except in the event of fraud or willful breach of this Agreement by Seller, such Member or the Company or with respect to any Loss arising out of (i) Seller Taxes or (ii) any breach of (A) any representation or warranty in Section 3.1(g) and Section 4.14 or (B) any of the Fundamental Representations, the Members shall not be liable to the Buyer

Indemnified Parties with respect to the matters contained in Sections 9.2(a)(i), 9.2(b)(i), 9.2(b)(ii) or 9.2(c)(i) for any individual Loss (or series of related Losses arising from a common set of facts), unless such individual Loss (or series of related Losses arising from a common set of facts) exceeds $100,000 (the “Mini-Basket”), in which case the entire amount of any such Loss shall be aggregated for purposes of calculating the Deductible in Section 9.4(a) and recoverable (subject to Section 9.4(a)), and any such individual Losses (or series of related Losses arising from a common set of facts) not in excess of the Mini-Basket will not be aggregated for purposes of calculating the Deductible in Section 9.4(a).

(c)                      Except in the event of fraud or willful breach of this Agreement by Seller, such Member or the Company, a Member’s aggregate liability to the Buyer Indemnified Parties for Losses shall not exceed:

(i)                                     with respect to the matters contained in Section 9.2(a)(i) or Section 9.2(a)(ii) (other than as set forth in the proviso to this Section 9.4(c)), such Member’s pro rata share (as set forth in Schedule B) of $133,864,000.00; and

(ii)                                  with respect to the matters contained in Section 9.2(a)(iii), Section 9.2(b)(i), Section 9.2(b)(ii), Section 9.2(b)(iii) or Section 9.2(c)(i) (other than as set forth in the proviso to this Section 9.4(c)), $133,864,000.00;

provided, however, that:

(A) the Members’ aggregate liability to the Buyer Indemnified Parties for Losses with respect to the matters contained in Section 9.2(a)(i), Section 9.2(a)(ii), Section 9.2(a)(iii), Section 9.2(b)(i), Section 9.2(b)(ii), Section 9.2(b)(iii) and Section 9.2(c)(i) (other than as set forth in the following clauses of this proviso to this Section 9.4(c)) shall not exceed $133,864,000.00;

(B) with respect to any Loss arising out of (1) Seller Taxes, (2) any breach of (x) any representation or warranty in Section 3.1(g) and Section 4.14 or (y) any of the Fundamental Representations or (3) Section 9.2(a)(v), a Member’s aggregate liability to Buyer Indemnified Parties pursuant to Section 9.2 for such Losses shall not be subject to the preceding limitations of this Section 9.4(c), but shall not exceed such Member’s percentage share of the Base Purchase Price (as such percentage shares are set forth in Schedule B); provided, that, in the case of clause (2)(y) (as applicable for Section 9.2(b)(iv) and Section 9.2(c)(ii)), the Member whose breach gave rise to such Losses shall be primarily liable to indemnify the Buyer Indemnified Parties for all such Losses arising as a result of such breach and to the extent, and only to the extent, such Losses exceed such Member’s percentage share of the Base Purchase Price (as such percentage shares are set forth in Schedule B) or are not satisfied by such Member in accordance with this Agreement the other Member shall be liable for the remaining amount of such Losses;

(C) if a claim for indemnification may be brought under more than one subsection of Section 9.2, such claim may be brought by a Buyer Indemnified Party under any or all of such subsections subject to the limitation on recovery that is applicable to each such subsection (for the avoidance of doubt, if a claim may be brought under more than one subsection of Section 9.2 and claims brought under such subsections are subject to different limitations on recovery pursuant to this Section 9.4, a Buyer Indemnified Party may bring such claim under the subsection of Section 9.2 with the most favorable terms for recovery available to such Buyer Indemnified Party, and such Buyer Indemnified Party’s recovery shall not be limited by virtue of the fact that such claim could have been brought by such Buyer Indemnified Party under another subsection of Section 9.2 under which recovery would have been further limited); and

(D) notwithstanding anything to the contrary set forth in this Agreement, in no event will a Member’s liability to the Buyer Indemnified Parties under Section 9.2 exceed such Member’s percentage share of the proceeds received by Seller in accordance with this Agreement as such percentage shares are set forth in Schedule B.

(E) for purposes of determining the amount of the proceeds received by Seller in accordance with this Agreement, proceeds shall include the amount of all cash delivered by Buyer to Seller (or the Escrow Agent), plus an amount equal to the number of Transaction Units delivered pursuant to Section 2.3(c) multiplied by the ENLC Unit Price.

(d)                     In no event shall (i) ENLC’s aggregate liability to the Seller Indemnified Parties under Section 9.3(b) exceed an amount equal to the number of Transaction Units delivered pursuant to Section 2.3(c) multiplied by the ENLC Unit Price or (ii) Buyer have any liability to or obligation to indemnify any Seller Indemnified Party for Losses relating to any matters contained in Section 9.3(b).

(e)                      Notwithstanding anything to the contrary in this Agreement, in no event shall a party from whom indemnification is sought (an “Indemnifying Party”) be liable under this ARTICLE IX for (i) any exemplary or punitive damages or (ii) any special, consequential, incidental or indirect damages or lost profits, except (x) in the case of clause (ii), to the extent any such damages or lost profits would otherwise be recoverable under applicable Law in an action for breach of contract or (y) in the case of clause (i) or clause (ii), any such damages or lost profits that are included in any Third-Party Claim against an Indemnified Party for which such Indemnified Party is entitled to indemnification under this Agreement.

(f)                       Except with respect to Losses resulting from Taxes, each Indemnified Party shall use commercially reasonable efforts to mitigate its Losses upon and after obtaining Knowledge of any event or condition that would reasonably be expected to give rise to any Losses that are indemnifiable hereunder.  In the event an Indemnified Party fails to so mitigate an indemnifiable Loss, the Indemnifying Party shall have no liability for any portion of such Loss that reasonably could have been avoided had the Indemnified Party made such efforts.  Without limiting the generality of the foregoing, after an Indemnified Party acquires Knowledge of any fact or circumstance that results in or reasonably would be expected to result in an indemnified Loss or a Third-Party Claim for which the Indemnifying Party may have Liability to such Indemnified Party, such Indemnified Party shall notify the Indemnifying Party promptly and implement, at the Indemnifying Party’s sole cost and expense, such reasonable actions as the Indemnifying Party shall request in writing for the purposes of mitigating the possible Losses arising therefrom.

(g)                      For purposes of this ARTICLE IX, except in connection with an indemnification claim brought pursuant to Section 9.3(b)(i), in determining whether there exists a breach or inaccuracy of any representation, warranty, covenant or agreement in this Agreement or any certificate delivered pursuant to ARTICLE VII, and in calculating Losses hereunder, any and all materiality, Material Adverse Effect, de minimis, or similar qualifications in the representations, warranties, covenants or agreements shall be disregarded.

Section 9.5                                    Third-Party Claim Indemnification Procedures.  Except as otherwise provided in Section 6.10(d):

(a)                     In the event that any written claim or demand for which an Indemnifying Party may have liability (except with respect to any Seller Tax Contest or other liability with respect to Taxes) to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party (a “Third-Party Claim”) such Indemnified Party shall promptly notify Buyer (if the Indemnified Party is a Seller Indemnified Party), the Sellers Representative (if the Indemnified Party is a Buyer Indemnified Party and the Third-Party Claim relates to an indemnity obligation for which the Members would be severally liable pursuant to Section 9.2) or the Member that may have liability pursuant to such Third-Party Claim (if the Indemnified Party is a Buyer Indemnified Party and the Third-Party Claim relates to an indemnity obligation for which a Member would be solely liable pursuant to Section 9.2) in writing of such Third-Party Claim, the amount or the estimated amount of damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Third-Party Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto (a “Claim Notice”).  However, the failure to give prompt notice will not affect the rights or obligations of the Indemnifying Party except and only to the extent that, as a result of such failure, the Indemnifying Party was prejudiced. The Indemnifying Party shall have 15 days (or such lesser number of days set forth in the Claim Notice as may be required by court proceedings in the event of a litigated matter) after receipt of the Claim Notice (the “Notice Period”) to notify the Indemnified Party that it desires to defend the Indemnified Party against such Third-Party Claim.

(b)                     In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against a Third-Party Claim, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense at its expense; provided, that the Indemnifying Party shall have acknowledged in writing to the Indemnified Party its unqualified obligation to indemnify such Indemnified Party as provided hereunder with respect to such Third-Party Claim; provided further, however, that any counsel selected by the Indemnifying Party must be reasonably acceptable to the Indemnified Party. Once the Indemnifying Party has duly assumed the defense of a Third-Party Claim, the Indemnified Party shall have the right, but not the obligation, to participate in any such defense and to employ a single separate counsel of its choosing, which counsel must be reasonably acceptable to the Indemnifying Party.  The Indemnified Party shall participate in any such defense at its expense unless the Indemnifying Party and the Indemnified Party are both named parties to the proceedings and the Indemnified Party shall have reasonably concluded, based on the advice of outside counsel, that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case the Indemnified Party shall participate in such defense and employ separate counsel, which counsel must be reasonably acceptable to the Indemnifying Party, at the Indemnifying Party’s expense.  The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any Third-Party Claim unless such settlement, compromise or offer includes an unconditional written release of the Indemnified Party and would not materially and adversely affect the Indemnified Party other than as a result of money damages.

(c)                      If the Indemnifying Party elects not to defend the Indemnified Party against a Third-Party Claim, does not give the Indemnified Party timely notice of its desire to so defend against such Third-Party Claim or fails to diligently defend such Third-Party Claim, the Indemnified Party shall have the right, but not the obligation, to assume its own defense; it being understood that the Indemnified Party’s right to indemnification for a Third-Party Claim, including indemnification for all costs and expenses associated with the Indemnified Party assuming its own defense, shall not be adversely affected by assuming the defense of such Third-Party Claim.  The Indemnified Party shall not settle a Third-Party Claim without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld, delayed or conditioned.

(d)                     Notwithstanding anything in this Section 9.5 to the contrary, no Indemnifying Party shall have the right to defend any Third-Party Claim (but may participate, at its own cost, in the defense of such claim) if such claim (i) seeks an injunction or other equitable remedies in respect of the Indemnified Party or its business, (ii) involves a plaintiff that is a material customer of the Company or that could reasonably be expected to result in a material adverse impact on the Indemnified Party’s relationship with one or more of such material customers, (iii) is a criminal claim or (iv) has a reasonable risk of resulting in a Loss that would exceed the monetary limitations set forth in Section 9.4(c), in which case the Indemnified Party may elect to assume the defense of such Third-Party Claim and such reasonable expenses shall constitute Losses payable to the Indemnified Party as set forth in this ARTICLE IX.

(e)                      The Indemnified Party and the Indemnifying Party shall cooperate in order to ensure the proper and adequate defense of a Third-Party Claim, including by providing access to each other’s relevant business records and other documents, and employees.

(f)                       The Indemnified Party and the Indemnifying Party shall use commercially reasonable efforts to avoid production of confidential information (consistent with applicable Law), and to cause all communications among employees, counsel and others representing any party to a Third-Party Claim to be made so as to preserve any applicable attorney-client, work-product, common interest or joint defense privileges.  For the avoidance of doubt, nothing in this Section 9.5 shall be construed as a waiver by an Indemnified Party or an Indemnifying Party of any privilege, including any privilege associated with separate counsel as described herein.

Section 9.6                                    Escrow Account.  To secure and to serve as a fund in respect of indemnification obligations owed to any Buyer Indemnified Party pursuant to this ARTICLE IX,

Buyer shall deposit with the Escrow Agent the Escrow Amount in accordance with Section 2.3(e)(ii), if applicable. If the Escrow Amount is deposited with the Escrow Agent, then on the twelve month anniversary of the Closing Date (the “Escrow Release Date”), Buyer and Seller shall execute and deliver to the Escrow Agent a Joint Direction directing the Escrow Agent to release to Seller the excess of (x) the amount remaining in the Escrow Account at such time (including any accumulated interest thereon) over (y) the amount of claims for indemnification under this ARTICLE IX asserted by any Buyer Indemnified Parties on or prior to the Escrow Release Date but not yet resolved (“Escrow Unresolved Claims”).  Buyer and Seller shall promptly, and in any event within three Business Days following any final determination with respect to an Escrow Unresolved Claim, execute and deliver to the Escrow Agent a Joint Direction directing the Escrow Agent to distribute to Buyer or Seller, as applicable, the amounts set forth in such Joint Direction (as determined in accordance with the final determination related thereto).

Section 9.7                                    Payments.

(a)                     At any time following the Closing, but prior to the payment of the First Subsequent Securities Payment, upon any final determination of a Loss and the Members’ liability therefor, subject to the limitations set forth in Section 9.1 and Section 9.4, (i) the amount of such Loss shall constitute an Interim Indemnity Obligation and shall be retained by Buyer as a reduction to the First Subsequent Securities Payment, and (ii) to the extent such Loss exceeds the First Subsequent Securities Payment, then the Members shall pay to Buyer an amount, if any, equal to such excess by wire transfer of immediately available funds no later than 15 days following any final determination of such Loss and the Members’ liability therefor.

(b)                     At any time following the payment of the First Subsequent Securities Payment, but prior to the distribution of all amounts remaining in the Escrow Account, upon any final determination of a Loss and the Members’ liability therefor, subject to the limitations set forth in Section 9.1 and Section 9.4, (i) Buyer and Seller shall promptly, and in any event within three Business Days following any final determination of such Loss, execute and deliver to the Escrow Agent a Joint Direction directing the Escrow Agent to distribute to Buyer from the Escrow Account an amount equal to the lesser of (x) any such Losses and (y) the amount remaining in the Escrow Account, and (ii) the Members shall pay to Buyer an amount, if any, equal to the amount by which such Losses exceeded the amount released from the Escrow Account pursuant to clause (i) of this Section 9.7(b) by wire transfer of immediately available funds no later than 15 days following any final determination of such Loss and the Members’ liability therefor.

(c)                      At any time following the date on which all amounts remaining in the Escrow Account have been distributed (or, if no amounts were deposited into the Escrow Account in accordance with Section 2.3(e)(ii), the delivery of the First Subsequent Securities Payment), upon any final determination of a Loss and the Members’ liability therefor, subject to the limitations set forth in Section 9.1 and Section 9.4, the Members shall pay to Buyer an amount equal to the amount of such Loss by wire transfer of immediately available funds no later than 15 days following any final determination of such Loss and the Members’ liability therefor.

(d)                     Upon any final determination of a Loss and Buyer’s liability therefor, subject to the limitations set forth in Section 9.1 and Section 9.4, Buyer shall pay to Seller an amount equal to the amount of such Loss by wire transfer of immediately available funds no later than 15 days following any final determination of such Loss and Buyer’s liability therefor.

(e)                      Upon any final determination of a Loss and ENLC’s liability therefor, subject to the limitations set forth in Section 9.1 and Section 9.4, ENLC shall pay to Seller an amount equal to the amount of such Loss by wire transfer of immediately available funds no later than 15 days following any final determination of such Loss and ENLC’s liability therefor.

(f)                       A “final determination” shall exist with respect to all or a portion of a claimed Loss when, following receipt from an Indemnified Party of a bill, together with all accompanying reasonably detailed back-up documentation, for a Loss that is the subject of indemnification hereunder, (i) the Indemnifying Party does not in good faith dispute all or such portion of such Loss by written notice to the Indemnified Party within 10 Business Days of its receipt of such bill, (ii) the parties have reached an agreement in writing with respect thereto, (iii) a court of competent jurisdiction shall have entered a final and non-appealable order or judgment with respect thereto or (iv) an arbitration or like panel shall have rendered a final non-appealable determination with respect to the disputes the parties to such dispute have agreed to submit thereto.

Section 9.8                                    Characterization of Indemnification Payments.  All payments made by an Indemnifying Party to an Indemnified Party in respect of any claim pursuant to Section 9.2 or Section 9.3 hereof shall be treated as adjustments to the Final Purchase Price for Tax purposes, except as otherwise required by applicable Law.

Section 9.9                                    Adjustments to Losses.

(a)                     Insurance.  In calculating the amount of any Loss, the proceeds actually received by the Indemnified Party or any of its Affiliates under any insurance policy or pursuant to any claim, recovery, settlement or payment by or against any other Person, net of any actual Taxes, costs or expenses incurred in connection with securing or obtaining such proceeds, shall be deducted.  In the event that an Indemnified Party has any rights against a third party with respect to any occurrence, claim or Loss that results in a payment by an Indemnifying Party under this ARTICLE IX, such Indemnifying Party shall be subrogated to such rights to the extent of such payment; provided, however, that until the Indemnified Party recovers full payment of the Loss, any and all claims of the Indemnifying Party against any such third party on account of said indemnity payment are hereby expressly made subordinate and subject in right of payment to the Indemnified Party’s rights against such third party.  Without limiting the generality or effect of any other provision hereof, each Indemnified Party and Indemnifying Party shall duly execute upon request all instruments reasonably necessary to evidence and perfect the subrogation and subordination rights detailed herein, and otherwise cooperate in the prosecution of such claims.

(b)                     Purchase Price Adjustment.  In calculating the amount of any Loss for which Buyer is entitled to indemnification hereunder, the amount of any reserve or other negative provision related to such Loss shall be deducted to the extent reflected in the Final Balance Sheet and taken into account for any adjustment to the Base Purchase Price in accordance with Section 2.3 and Section 2.4.

(c)       Reimbursement.  If an Indemnified Party recovers an amount from a third party in respect of a Loss that is the subject of indemnification hereunder after all or a portion of such Loss has been paid by an Indemnifying Party pursuant to this ARTICLE IX, the Indemnified Party shall promptly remit to the Indemnifying Party the amount, if any, by which (i) the sum of (A) the amount paid by the Indemnifying Party to such Indemnified Party in respect of such Loss plus (B) the amount received from the third party in respect thereof, exceeds (ii) the full amount of such Loss.

Section 9.10          Remedies; Exclusive Remedy.  Except (a) in the case of fraud or willful breach of this Agreement by the Party against whom rights and remedies are sought to be enforced, (b) in connection with the transactions contemplated by Section 2.4 and (c) as otherwise provided in Section 6.19 and Section 10.8, from and after Closing the rights and remedies under this ARTICLE IX are exclusive and in lieu of any and all other rights and remedies that the Seller Indemnified Parties may have against Buyer or that the Buyer Indemnified Parties may have against the Members or Seller under this Agreement or otherwise with respect to the Company, the Securities or any breach of any representation or warranty or any failure to perform any covenant or agreement set forth in this Agreement.  Effective as of the Closing, each of the Parties expressly waives any and all other rights, remedies and causes of action (other than under this ARTICLE IX and any exceptions thereto listed in the first sentence of this Section 9.10) it or its Affiliates may have, in the case of the Members or Seller, against Buyer and, in the case of Buyer, against the Members, Seller and their respective Affiliates, now or in the future under any Law with respect to the Transactions.  From and after Closing, the remedies expressly provided in this Agreement shall constitute the sole and exclusive basis for and means of recourse between the Members and Seller, on the one hand, and Buyer, on the other hand, with respect to the Transactions.

ARTICLE X

MISCELLANEOUS

Section 10.1          Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (return receipt requested), (c) on the date sent by e-mail or facsimile (with confirmation of transmission, including, in the case of e-mail, an automated confirmation of receipt) if sent during normal business hours of the recipient or on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications must be sent to the Sellers Representative, FE-STACK and Buyer, respectively, at the addresses, e-mail addresses or facsimile numbers (or at such other address, e-mail address or facsimile number for the Sellers Representative and Buyer as shall be specified for such purpose in a notice given in accordance with this Section 10.1) set forth on Schedule A.

Section 10.2          Amendment; Waiver.  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing, expressly states that it is intended to amend this Agreement or waive a right under this Agreement and signed, in the case of an amendment, by each Person signatory hereto, or in the case of a waiver, by the Person against whom the waiver is to be effective.  No failure or delay by any Person in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law except as otherwise specifically provided in ARTICLE IX hereof.

Section 10.3          No Assignment or Benefit to Third Parties.  This Agreement shall be binding upon and inure to the benefit of Buyer, Seller, Members and their respective successors, legal representatives and permitted assigns.  None of Buyer, Seller, Members or the Company may assign any of their respective rights or delegate any of their respective obligations under this Agreement (for the avoidance of doubt, no merger or sale of securities of Buyer or Seller or any entity that directly or indirectly controls any of Buyer or Seller shall constitute an assignment hereunder), without the prior written consent of the others, except as provided in Section 10.5, and any attempted or purported assignment in violation of this Section 10.3 shall be null and void; provided, however, Buyer may assign all or any portion of this Agreement to any Affiliate of Buyer (or any debt financing source for collateral purposes) without the consent of any Party hereto, provided that such assignment shall not relieve Buyer from its obligations hereunder.  From and after the Closing, each Person that is an Indemnified Party but not a party to this Agreement shall be an express third-party beneficiary of Section 6.7, Section 9.2 and Section 9.3, and Parent shall be an express third-party beneficiary of Section 6.18.  Except as set forth in the immediately preceding sentence, nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties to this Agreement and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

Section 10.4          Entire Agreement.  This Agreement (including all Schedules and Exhibits), the other Transaction Documents and the Confidentiality Agreement contain the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

Section 10.5          Fulfillment of Obligations.  Any obligation of any Person signatory hereto to any other Person signatory hereto under this Agreement or any of the other Transaction Documents that is performed, satisfied or fulfilled completely by an Affiliate of such Person signatory hereto shall be deemed to have been performed, satisfied or fulfilled by such Person signatory hereto.  Each party to each of the Transaction Documents shall cause its Subsidiaries and Affiliates to perform all actions, agreements and obligations set forth herein or therein requiring the performance of any such Subsidiary or Affiliate (including any entity that becomes a Subsidiary or Affiliate of such party on or after the date hereof).

Section 10.6          Expenses.  Except as otherwise expressly provided in this Agreement, whether or not the Transactions are consummated, all costs and expenses incurred in connection with this Agreement and the Transactions shall be borne by the Person signatory hereto incurring such costs and expenses.

Section 10.7          Governing Law; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.

(a)       This Agreement is governed by and will be construed in accordance with the Laws of the State of Delaware without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b)       All actions, suits or proceedings arising out of or relating to this Agreement, any of the other Transaction Documents or the consummation of the Transactions shall be heard and determined exclusively in Chancery Court of the State of Delaware or any federal court sitting in the State of Delaware.  Consistent with the preceding sentence, Seller, Buyer, the Members and the Company hereby (i) irrevocably submit to the exclusive jurisdiction of the Chancery Courts and federal courts in Delaware (and of the appropriate appellate courts therefrom) for the purpose of any action, suit or proceeding arising out of or relating to this Agreement, any of the other Transaction Documents or the consummation of the Transactions brought by any of them, (ii) irrevocably waive, and agree not to assert by way of motion, defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper, or that any of the above named courts lack jurisdiction to enforce this Agreement, any of the other Transaction Documents or the Transactions and (iii) irrevocably consent to and grant any such court exclusive jurisdiction over the person of such parties and over the subject matter of such action, suit or proceeding and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 10.1.

(c)       SELLER, THE MEMBERS, THE COMPANY AND BUYER EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS.  SELLER, THE MEMBERS, THE COMPANY AND BUYER EACH HEREBY ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 10.7(c).

Section 10.8          Specific Performance.  Each of the Parties acknowledges that its obligations hereunder are unique and that remedies at law, including monetary damages, will be inadequate in the event it should default in the performance of its obligations under this Agreement.  Accordingly, in the event of any breach of any agreement, representation, warranty or covenant set forth in this Agreement, Buyer, in the case of a breach by Seller, either Member or the Company, and Seller, each Member and the Company in the case of a breach by Buyer, shall be entitled to equitable relief, without the proof of actual damages, including in the form of an injunction or injunctions or orders for specific performance to prevent breaches of this

Agreement and to order the defaulting Party to affirmatively carry out its obligations under this Agreement, and each of the Parties hereby waives any defense to the effect that a remedy at law would be an adequate remedy for such breach.  Such equitable relief shall be in addition to any other remedy to which each of the Parties are entitled to at law or in equity as a remedy for such nonperformance, breach or threatened breach.  Each of the Parties hereby waives any requirements for the securing or posting of any bond with such equitable remedy.  The foregoing shall not be deemed to be or construed as a waiver or election of remedies by any of the Parties, each of whom expressly reserves any and all rights and remedies available to it at law or in equity in the event of any breach or default by the others under this Agreement prior to the Closing.

Section 10.9          Disclosure Schedules.  Except with respect to any Supplemental Disclosure, which is governed by Section 6.5, the disclosure of any matter in any section or subsection of the Company Disclosure Schedule or the Buyer Disclosure Schedule (collectively, the “Disclosure Schedules”), as applicable, shall be deemed to be a disclosure under each other section or subsection of the respective Person’s Disclosure Schedule to the extent the applicability of such disclosure to such other section or subsection is reasonably apparent on the face of such disclosure.  The mere inclusion of any item in any section or subsection of any of the Disclosure Schedules, as an exception to any representation or warranty or otherwise shall not be deemed to constitute an admission by any of the Parties, as applicable, or to otherwise imply, that any such item has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, Buyer Material Adverse Effect, ENLC Material Adverse Effect or otherwise represents an exception or material fact, event or circumstance for the purposes of this Agreement, that such item meets or exceeds a monetary or other threshold specified for disclosure in this Agreement or that such item represents a determination that the Transactions require the consent of any third party.  The sections or subsections of each Disclosure Schedule are arranged in sections corresponding to the numbered and lettered sections and subsections of this Agreement.  Matters disclosed in any section or subsection of any of the Disclosure Schedules are not necessarily limited to matters that are required by this Agreement to be disclosed therein.  Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature or impose any duty or obligation to disclose any information beyond what is required by this Agreement, and disclosure of such additional matters shall not affect, directly or indirectly, the interpretation of this Agreement or the scope of the disclosure obligations hereunder.  To the extent cross-references are set forth in any section or subsection of any of the Disclosure Schedules, such cross-references are intended solely for convenience and are by no means intended as a statement of limitation as to where disclosure is relevant or appropriate, and any information set forth in one section or subsection of such Disclosure Schedule shall be deemed to apply to each other section or subsection thereof or hereof to the extent the applicability of such disclosure to such other section or subsection is reasonably apparent on the face of such disclosure.  The reference to any Contract or other documents or materials in any section or subsection of any of the Disclosure Schedules shall be deemed to reference all terms and conditions of, and schedules and annexes to, such Contract or other document to the extent made available, prior to the date of this Agreement, to Buyer and its Representatives or Seller, the Members, the Company and their respective Representatives, as applicable.  Headings inserted in the sections or subsections of any of the Disclosure Schedules are for convenience of reference only and shall to no extent have the effect of amending or changing the express terms of the Sections or subsections as set forth in this Agreement.

Section 10.10       Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.  A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 10.11       Headings.  The heading references herein and the table of contents hereof are for convenience purposes only, and shall not be deemed to limit or affect any of the provisions hereof.

Section 10.12       Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 10.13       Sellers Representative.

(a)       The Sellers Representative is hereby appointed by each Member (and its successors and assigns) as agent and attorney-in-fact with full power of substitution for such party, for and on behalf of such party, as the party authorized to: (i) negotiate, defend, dispute, contest, assert, compromise and settle all post-Closing claims and matters arising under this Agreement, including any dispute or final resolution of Final Closing Items under Section 2.4 and post-Closing claims and matters relating to any claim for indemnification under ARTICLE IX; provided, however, that with respect to any claim or demand for indemnification pursuant to ARTICLE IX for which FE-STACK may have liability (except with respect to any Seller Tax Contest) to a Buyer Indemnified Party, if such claim or demand relates to an indemnity obligation for which FE-STACK would be solely liable pursuant to Section 9.2, FE-STACK, not the Sellers Representative, shall have full authority to negotiate, defend, dispute, contest, assert, compromise and settle such claims and demands, (ii) agree to, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims and matters, and to take all actions necessary or appropriate in the reasonable judgment of the Sellers Representative for the accomplishment of the foregoing, (iii) initiate or refrain from initiating or dispute or refrain from disputing any claim for indemnification or other claim under this Agreement, (iv) take any other action expressly delegated to the Sellers Representative under the other terms of this Agreement and (v) give and receive notices and communications to or from Seller relating to the Transaction Documents and the transactions contemplated by the Transaction Documents, in each case without having to seek or obtain the consent of the Members.  Sellers Representative shall keep each of the Members reasonably informed in connection with any action or decision delegated to Sellers Representative by this Agreement, including this Section 10.13, and shall promptly provide each Member with all documentation or communication involved therewith.

(b)       The Sellers Representative shall not be liable for any act done or omitted hereunder as the Sellers Representative while acting in good faith and in the exercise of reasonable judgment.  The Members shall indemnify the Sellers Representative and hold the Sellers Representative harmless against any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Sellers Representative and arising out of or in connection with the acceptance or administration of the Sellers Representative’s duties under this Agreement, including the reasonable fees and expenses of any legal counsel retained by the Sellers Representative.  This right of indemnification shall survive the termination of this Agreement.  Any Person, including Buyer, dealing with the Sellers Representative is entitled to rely on the actions taken by, and consents and approvals given by, the Sellers Representative as the actions of each Member without the need for further investigation.  A Person, including Buyer, shall be entitled to rely on the Sellers Representative’s actions, consents and approvals notwithstanding any knowledge of the relying Person.  No Person shall have any liability for relying on the Sellers Representative in the foregoing manner.

(c)       If the Sellers Representative becomes unable or unwilling to serve as an agent, such other Person or Persons as may be designated by the Members shall succeed such Person as the Sellers Representative.  If the Sellers Representative should at any time become unwilling to serve as the Sellers Representative, he promptly shall so notify Seller in writing, and shall bear no liability of any kind or nature whatsoever as a consequence of such determination.  In addition, at any time as determined in the sole discretion of the Sellers Representative, the Sellers Representative may decline to take any action, make any determination, or otherwise bear any expense without having first obtained the approval or consent of Seller or any Member.

Section 10.14       Role of Paul Hastings LLP; Waiver of Conflicts and Privilege.

(a)       Each of the Parties hereto acknowledges and agrees, on its own behalf and on behalf of its directors, members, managers, partners, officers, employees and Affiliates that, for purposes of this Agreement and the transactions contemplated hereby, Paul Hastings LLP has acted as lead counsel on behalf of Seller, the Members and the Company.  After the Closing, it is possible that Paul Hastings LLP will represent Seller, the Company, Members or their respective Affiliates (individually and collectively, the “Seller Group”) in connection with the transactions contemplated herein.  Buyer, Seller and the Members hereby agree that Paul Hastings LLP (or any successor) may represent all or a portion the Seller Group or any director, member, manager, partner, officer, employee, representative or Affiliate of the Seller Group (any such Person, a “Designated Person”) in the future in connection with issues that may arise under this Agreement, including in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement (the “Post-Closing Representation”).  Each of the Parties hereto consents to the Post-Closing Representation, and waives any conflict of interest arising therefrom, and each such Party will cause any Affiliate thereof to consent to waive any conflict of interest arising from such Post-Closing Representation.  Each of the Parties hereto acknowledges that such consent and waiver is voluntary, that it has been carefully considered, and that the Parties have consulted with counsel or have been advised they should do so.

(b)       In connection with any Post-Closing Representation in connection with a dispute with Buyer and, following the Closing, with the Company, Buyer waives and will not assert, and agrees to cause the Company to waive and to not assert, as applicable, any attorney-client privilege with respect to any communication between Paul Hastings LLP and any Designated Person regarding the transactions contemplated by this Agreement and occurring during the period of time up to and through the Closing; provided, however, that the foregoing waiver and acknowledgement of retention shall not extend to any communication not involving this Agreement or the transactions contemplated by the Transaction Documents, or to communications with any Person other than the Designated Persons and their advisors.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the authorized representative of each signatory set forth below as of the date first written above.

SELLER:

TOM-STACK HOLDINGS, LLC

By:	/s/ Ryan D. Lewellyn
Name: Ryan D. Lewellyn
Title: Chief Executive Officer

[Signature Page to TOM-STACK Securities Purchase Agreement]

COMPANY:

TOM-STACK, LLC

By:	/s/ Ryan D. Lewellyn
Name: Ryan D. Lewellyn
Title: Chief Executive Officer

[Signature Page Continues]

[Signature Page to TOM-STACK Securities Purchase Agreement]

MEMBERS:

TALL OAK MIDSTREAM, LLC
(as a Member and as the Sellers Representative)

By:	/s/ Ryan D. Lewellyn
Name: Ryan D. Lewellyn
Title: Chief Executive Officer

[Signature Page Continues]

[Signature Page to TOM-STACK Securities Purchase Agreement]

MEMBERS (cont’d):

FE-STACK, LLC

By:	/s/ Skye Callantine
Name: Skye Callantine
Title: Manager of Felix Energy, LLC, its Authorized Member

[Signature Page Continues]

[Signature Page to TOM-STACK Securities Purchase Agreement]

BUYER:

ENLINK TOM HOLDINGS, LP

By:	EnLink Energy GP, LLC,
its general partner

By:	/s/ Benjamin D. Lamb
	Name:	Benjamin D. Lamb
	Title:	Senior Vice President — Finance and Corporate Development

ENLC:

ENLINK MIDSTREAM, LLC

By:	EnLink Midstream Manager, LLC,
its managing member

By:	/s/ Benjamin D. Lamb
	Name:	Benjamin D. Lamb
	Title:	Senior Vice President — Finance and Corporate Development

Solely for purposes of Section 6.19:

ENLK:

ENLINK MIDSTREAM PARTNERS, LP

By:	EnLink Midstream GP, LLC,
its general partner

By:	/s/ Benjamin D. Lamb
	Name:	Benjamin D. Lamb
	Title:	Senior Vice President — Finance and
Corporate Development

[Signature Page to TOM-STACK Securities Purchase Agreement]

Exhibit A

Company Systems

See attached.

Exhibit A

Company Systems

The STACK System, shown on the attached map, serves multiple producers in Canadian, Kingfisher, and Blaine Counties and includes:

•                                          ~275~ miles of gathering pipelines, two compressor stations and over 26,000 hp of existing leased compression;

•                                          Sites are currently being secured for two additional compressor stations and ~50 miles of pipeline are under construction or in ROW acquisition;

•                                          The Chisholm Plant, a cryogenic processing plant located in Kingfisher County, was placed into service in October 2015 with an initial capacity of 100 MMcf/d. The facility has interconnects with Panhandle Eastern Pipeline (PEPL) and OneOK Gas Transmission (OGT) for residue gas as well as OneOK NGL for NGL capacity.

•                                          The Chisholm II Plant, a cryogenic processing plant located in Kingfisher County, which is currently ordered and under construction, and expected to be online in mid-2016 with an initial capacity of 200 MMcf/d.

Kingfisher County
UNION LINE (TOMPC ASSET)
Logan County
ODELL CF
Blaine County
CHISHOLM PLANT
COOP CF
Canadian County
Oklahoma County
Grady County
Cleveland
Legend
COMPRESSOR FACILITY
PROCESSING PLANT
TALL OAK PIPELINE
IN SERVICE
MECHANICALLY COMPLETE
IN CONSTRUCTION
ROUTE DEV COMPLETE (ROW CLOSED)
ROUTE DEVELOPMENT (IN ROW)
ROUTE INITIATION
TOM - STACK ASSETS
Updated: 11/23/2015
TALL OAK
MIDSTREAM

Exhibit B

Form of Membership Interest Assignment

See attached.

Exhibit B

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) by and between TOM-STACK Holdings, LLC, a Delaware limited liability company (“Assignor”), and EnLink TOM Holdings, LP, a Delaware limited partnership (“Assignee”), is entered into as of [•].

RECITALS

WHEREAS, on the date hereof, Assignor owns 100% of the Common Membership Interests (the “Acquired Interests”) in TOM-STACK, LLC (the “Company”).

WHEREAS, Assignee and Assignor entered into that certain TOM-STACK Securities Purchase Agreement dated as of [•], 2015 (the “Purchase Agreement”), by and among Assignee, Assignor, the Company, Tall Oak Midstream, LLC, FE-STACK, LLC, EnLink Midstream, LLC and, solely for the purposes of Section 6.19 thereof, EnLink Midstream Partners, LP, pursuant to which, and subject to the terms and conditions set forth therein, Assignee is purchasing the Acquired Interests.  Capitalized terms used herein but not otherwise defined shall have the respective meanings given to such terms in the Purchase Agreement.

WHEREAS, Assignor desires to assign all right, title and interest in and to the Acquired Interests to Assignee, and Assignee desires to accept such assignment, each in accordance with the terms and conditions of this Assignment.

NOW, THEREFORE, in consideration of the foregoing, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

AGREEMENTS

1.                                      Assignment and Assumption.  Effective immediately, Assignor does hereby SELL, ASSIGN, CONVEY, TRANSFER AND DELIVER to Assignee all right, title and interest in, to and under the Acquired Interests; and Assignee hereby accepts such assignment and assumes all obligations arising or accruing from and after the date hereof with respect to the Acquired Interests.  Assignee shall succeed to all of Assignor’s rights under that certain Second Amended and Restated Limited Liability Company Agreement of the Company, dated [•], 2015 (the “LLC Agreement”), including, without limitation, Assignor’s capital account with respect to the Acquired Interests, and Assignor shall and does hereby withdraw from the Company as a member, ceases to be a member of the Company and, except as expressly set forth in Section 6.1 of the LLC Agreement, ceases to have or exercise any right, power or obligation as a member of the Company.

2.                                      Disclaimer of Warranties.  ASSIGNOR IS CONVEYING THE ACQUIRED INTERESTS WITHOUT REPRESENTATION OR WARRANTY, EXCEPT AS EXPRESSLY PROVIDED IN THE PURCHASE AGREEMENT.

3.                                      Successors.  The provisions of this Assignment shall be binding upon, and will inure to the benefit of, each of the parties hereto and to their respective successors, legal representatives and permitted assigns.

4.                                      Consent to Assignment.  By its signature hereon, Assignor, in its capacity as a member of the Company, hereby acknowledges and confirms its express consent to the transfer of the Acquired Interests to Assignee and the admission of Assignee as a member of the Company.

5.                                      Applicable Law.  This Assignment is governed by and will be construed in accordance with the Laws of the State of Delaware without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

6.                                      Amendment.  This Assignment cannot be amended, supplemented, modified or changed in any way without the prior written consent of each party to be bound thereby.  No supplement, alteration or modification of this Assignment shall be binding unless executed in writing by the parties hereto and such writing expressly states that it is intended to supplement, alter or modify this Assignment.

7.                                      Headings.  The heading references herein are for convenience purposes only, and shall not be deemed to limit or affect any of the provisions hereof.

8.                                      Counterparts.  This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.  A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, Assignor and Assignee have caused their duly authorized representatives to execute this Assignment as of the date first written above.

ASSIGNOR

[•], a [•]

By:
Name:
Title:

ASSIGNEE

[•], a [•]

By:
Name:
Title:

Exhibit C

Exhibit C

Form of Escrow Agreement

See attached.

Exhibit C

ESCROW AGREEMENT

This ESCROW AGREEMENT is made as of [•], 2015 (this “Agreement”) by and among EnLink TOM Holdings, LP, a Delaware limited partnership (“Buyer”), TOM-STACK Holdings, LLC, a Delaware limited liability company (“Seller”), and Wells Fargo Bank, National Association, a national banking association, as escrow agent (the “Escrow Agent”).  Buyer, Seller and the Escrow Agent are each referred to herein as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

A.                                    Buyer and Seller are parties to that certain TOM-STACK Securities Purchase Agreement, dated as of December 6, 2015 (as the same may be amended from time to time in accordance with the provisions thereof, the “Purchase Agreement”), by and among TOM-STACK, LLC, a Delaware limited liability company (the “Company”), Tall Oak Midstream, LLC, a Delaware limited liability company, FE-STACK, LLC, a Delaware limited liability company, Seller, Buyer, EnLink Midstream, LLC, a Delaware limited liability company, and, solely for the limited purposes set forth in Section 6.19 therein, EnLink Midstream Partners, LP, a Delaware limited partnership, pursuant to which, among other things, Buyer will purchase all, but not less than all, of the membership interests of the Company on the terms and subject to the conditions set forth in the Purchase Agreement;

B.                                    To secure and to serve as a fund in respect of indemnification obligations owed to any of Buyer, its affiliates (including the Company) and their respective directors, managers, officers, partners, members, shareholders, trustees and employees and their heirs, successors and permitted assigns, each in their capacity as such, pursuant to Article IX of the Purchase Agreement, the Purchase Agreement provides that on the Deposit Date (as defined below), Buyer shall deposit an amount equal to $133,864,000 (such amount, as may be adjusted pursuant to the terms of the Purchase Agreement, that is actually deposited with the Escrow Agent, the “Escrow Amount”) in immediately available funds confirmed by wire transfer into an account with the Escrow Agent (the “Escrow Account” and, the Escrow Amount, together with any and all interest and other earnings thereon while held in the Escrow Account, the “Escrow Funds”).  The “Deposit Date” means the day that Buyer pays the Subsequent Securities Payment (as defined in the Purchase Agreement) to Seller and delivers to the Escrow Agent the Escrow Amount; provided, if Buyer has not delivered to the Escrow Agent the Escrow Amount within one Business Day after the twelve month anniversary of the date hereof, then the Deposit Date shall not occur and this Agreement shall terminate in accordance with Section 23;

C.                                    Buyer and Seller desire that the Escrow Agent act as escrow agent in accordance with the terms of this Agreement, and the Escrow Agent is willing to act in such capacity; and

D.                                    Buyer and Seller hereby acknowledge that the Escrow Agent is not a party to, is not bound by, and has no duties or obligations under, the Purchase Agreement, that all references in this Agreement to the Purchase Agreement are for convenience, and that the Escrow Agent shall have no implied duties beyond the express duties set forth in this Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the above premises and of the respective agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

1.                                      Escrow Agent Appointment.  Buyer and Seller hereby appoint and designate the Escrow Agent as escrow agent to receive the Escrow Funds and to hold and distribute the Escrow Funds in accordance with the terms of this Agreement and the Escrow Agent hereby accepts such appointment.

2.                                      Establishment of Escrow.  The Escrow Agent hereby agrees to hold, safeguard and disburse the Escrow Funds pursuant to the terms and conditions of this Agreement from and after the deposit, if any, by Buyer with Escrow Agent of the Escrow Amount (which deposit will be made in accordance with the writing instructions as set forth in Exhibit B-2 attached hereto or any other instructions as may be provided in writing by the Escrow Agent to Buyer in accordance with the provisions of Section 10 hereof prior to the Deposit Date).  In the event the Deposit Date occurs within the twelve month anniversary of the date hereof, the Buyer shall notify the Escrow Agent in writing of the Deposit Date and Escrow Amount prior to the delivery of the Escrow Amount.

3.                                      Investment of Funds; Tax Treatment.

(a)                                 The Escrow Agent shall invest the Escrow Funds in a Wells Fargo Money Market Deposit Account as set forth in Exhibit A hereto, or otherwise invest the Escrow Funds as set forth in any subsequent written instruction signed by Buyer and Seller.  The Escrow Agent shall not be liable for failure to invest or reinvest funds absent such authorization and written direction.  It is expressly agreed and understood by the Buyer and Seller that the Escrow Agent is not providing investment advice or recommendations and that the Escrow Agent shall not in any way whatsoever be liable for losses on any investments, including, but not limited to, losses from market risks due to premature liquidation or resulting from other actions taken pursuant to any written instruction signed by Buyer and Seller.  The Escrow Agent shall be entitled to sell or redeem any such investments as necessary to make any payments or distributions required under this Agreement.

(b)                                 For certain payments made pursuant to this Agreement, the Escrow Agent may be required to make a “reportable payment” or “withholdable payment” and in such cases the Escrow Agent shall have the duty to act as a payor or withholding agent, respectively, that is responsible for any tax withholding and reporting required under Chapters 3, 4, and 61 of the United States Internal Revenue Code of 1986, as amended (the “Code”).  The Escrow Agent shall have the sole right to make the determination as to which payments are “reportable payments” or

“withholdable payments.”  The Buyer and Seller shall provide an executed IRS Form W-9 or appropriate IRS Form W-8 (or, in each case, any successor form) to the Escrow Agent prior to closing, and shall promptly update any such form to the extent such form becomes obsolete or inaccurate in any respect.  Additionally, the Buyer and Seller shall provide the certified tax identification number of the administrator by furnishing appropriate forms W-9 or W-8 for the administrator and shall promptly update any such form to the extent such form becomes obsolete or inaccurate in any respect.  The Escrow Agent shall have the right to request from the Buyer and Seller, or any other person entitled to payment hereunder, any additional forms, documentation or other information as may be reasonably necessary for the Escrow Agent to satisfy its reporting and withholding obligations under the Code.  To the extent any such forms to be delivered under this Section 3(b) are not provided or are determined by the Escrow Agent to be incomplete and/or inaccurate in any respect prior to or by the time the related payment is required to be made, the Escrow Agent shall be entitled to withhold on any such payments hereunder to the extent withholding is required under Chapters 3, 4, or 61 of the Code, and shall have no obligation to gross up any such payment.

(c)                                  The Escrow Agent shall deliver to Buyer and Seller promptly following the conclusion of each month following the Deposit Date a written statement of account with respect to the investment of the Escrow Funds and any interest or other earnings received on the Escrow Funds.  Receipt, investment and reinvestment of the Escrow Funds shall be confirmed by the Escrow Agent as soon as reasonably practicable by account statement.

(d)                                 All interest or other earnings from investment of the Escrow Funds shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by Seller, whether or not income was disbursed during a particular year.

(e)                                  If the Escrow Agent receives appropriate instructions hereunder to sell any investments of any Escrow Funds, the proceeds of the sale of such investments will be delivered on the Business Day (as defined below) on which such instructions are received by the Escrow Agent if received prior to the deadline for same day sale of such investments.  If such instructions are received after the applicable deadline, proceeds will be delivered on the next succeeding Business Day.

4.                                      Disbursements of Escrow Funds and Accretions Thereto.

(a)                                 The Escrow Agent shall hold the Escrow Funds in safekeeping and disburse the same or any part thereof only in accordance with and upon:  (i) jointly executed written instructions in the form attached hereto as Exhibit B-1 of Buyer and Seller (a “Joint Direction”), signed by both Buyer and Seller (or counterparts thereof), or (ii) a written instruction, order or judgment of a court of competent jurisdiction (x) which has not been reversed, stayed, modified, amended, enjoined, set aside, annulled or suspended, (y) with respect to which no request for a stay, motion or application for reconsideration or rehearing, notice of appeal or petition for certiorari is filed within the deadline provided by applicable statute or regulation or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought and (z) as to which the deadlines for filing such request, motion, petition, application, appeal or notice referred to in clause (y) above have expired (a “Court Direction”).  The Escrow Agent shall receive and may conclusively rely upon a written opinion of counsel to Buyer or Seller to the effect that a written instruction, order or judgment is a Court Direction as defined in this Section 4(a), provided that (x) such opinion states that the opinion and Court Direction were previously or simultaneously provided to each other Party and (y) no objection thereto is delivered to the Escrow Agent by any other Party during the five Business Days following the date that such opinion was delivered to the Escrow Agent.  In addition to the foregoing, if any interest or other income is earned from investment of the Escrow Funds, then within five (5) Business Days after the end of each calendar quarter in which such interest or other income is earned, and in addition, on a day prior to or concurrently with the final disbursement of the Escrow Funds in accordance with this Section 4, Escrow Agent will disburse to Seller an amount equal to 40% of the amount of such interest or other income earned on the Escrow Funds, in each case since the end of the prior calendar quarter as coverage for the estimated tax liability of Seller.

(b)                                 Not later than two (2) Business Days after receipt of a Joint Direction or seven (7) Business Days after receipt of a Court Direction, in either case, directing the Escrow Agent to disburse monies from the Escrow Funds contained in the Escrow Account in accordance with the terms and provisions of such Joint Direction or Court Direction, the Escrow Agent shall disburse such Escrow Funds in accordance therewith.

(c)                                  Any Joint Direction or Court Direction may instruct the Escrow Agent to release all or any portion of the remainder of the Escrow Funds contained in the Escrow Account.

(d)                                 Buyer or Seller may hereafter act through an agent or attorney in fact only if written evidence of authority in form and substance satisfactory to the Escrow Agent is furnished to the Escrow Agent.

(e)                                  All disbursements to Buyer or Seller of all or any portion of the Escrow Funds shall be made in accordance with the wiring instructions provided to the Escrow Agent by Buyer or Seller as set forth in Exhibit B-2 attached hereto or any other instructions as may be provided in a Joint Direction.

The wiring instructions for any Party set forth in Exhibit B-2 may be revised by such Party by delivering written notice to the Escrow Agent in accordance with the provisions of Section 10 hereof.  The Escrow Agent agrees that upon receipt of a Joint Direction or Court Direction instructing the Escrow Agent to disburse all or a portion of the Escrow Funds, the Escrow Agent shall comply therewith and wire such funds pursuant to the wiring instructions provided by Buyer or Seller, as applicable, as contained in Exhibit B-2 or otherwise in accordance with this Section 4(e).  If the Party to whom such funds are to be paid has not provided the Escrow Agent with wiring instructions, then the Escrow Agent shall disburse the funds in compliance with the terms of such Joint Direction or Court Direction along with detailed payment instructions from the Party to whom Escrow Funds will be released.

(f)                                   The Escrow Account shall be deemed dissolved upon the disbursement by the Escrow Agent of the entire amount of the Escrow Funds in accordance with this Agreement.

5.                                      Duties of the Escrow Agent.

(a)                                 Accounts and Records.  The Escrow Agent shall keep accurate books and records of all transactions hereunder.

(b)                                 Standard of Care.  The Escrow Agent shall be obligated only to perform the duties specifically set forth in this Agreement, which shall be deemed purely ministerial in nature, and shall under no circumstances be deemed to be a fiduciary to any Party or any other person.  Buyer and Seller agree that the Escrow Agent shall not assume any responsibility for the failure of Buyer or Seller to perform in accordance with this Agreement.  This Agreement sets forth all matters pertinent to the Escrow Account contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred from the terms of this Agreement or any other agreement.  IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (i) damages, losses or expenses arising out of the services provided hereunder, other than damages, losses or expenses which have been finally adjudicated to have been directly caused by the Escrow Agent’s gross negligence or willful misconduct, or (ii) SPECIAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL LOSSES OR DAMAGES (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.  The Escrow Agent shall not be liable for any action taken or omitted under this Agreement so long as it shall have acted without gross negligence or willful misconduct.

(c)                                  Reliance.  The Escrow Agent shall be entitled to rely upon and shall be protected in acting upon any request, instructions, statement or other instrument delivered by Buyer or Seller pursuant to any provision of this Agreement, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person purporting to sign the same and to conform to the provisions of this Agreement.  Concurrent with the execution of this Agreement, Buyer and Seller, respectively, shall deliver to the Escrow Agent an authorized signers form in the form of Exhibit C-1 and Exhibit C-2 which contain authorized signer designations in Part I thereof.

(d)                                 Attorneys and Agents.  The Escrow Agent shall have the right, but not the obligation, to consult with counsel or other such professionals of choice and shall not be liable for action taken or omitted to be taken by the Escrow Agent in accordance with the advice of such counsel or other such professionals.  The Escrow Agent may in all cases pay reasonable compensation to such counsel and shall be entitled to reimbursement for all reasonable, documented compensation paid.  The Escrow Agent may perform its duties through its agents, attorneys, custodians or nominees.  The Escrow Agent shall not be obligated to take any legal action or to commence any proceeding in connection with the Escrow Funds, any account in which the Escrow Funds are deposited or this Agreement, or to prosecute or defend any such legal action or proceedings.

(e)                                  No Financial Obligation.  No provision of this Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of its rights under this Agreement.

(f)                                   Force Majeure.  The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

6.                                      Indemnification.

(a)                                 From and at all times after the date of this Agreement, Buyer and Seller, jointly and severally, agree, to the fullest extent permitted by law and to the extent provided in Section 6(b), to indemnify, defend and hold harmless the Escrow Agent and each director, officer, employee and agent of the Escrow Agent (collectively, the “Indemnified Parties”), against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs, penalties, fines, judgments and expenses of any kind or nature whatsoever (including without limitation, reasonable attorneys’ fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including without limitation, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have been directly caused by the gross negligence or willful misconduct of such Indemnified Party. The obligations of Buyer and Seller under this Section 6 shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

(b)                                 The Parties agree that the payment by Buyer or Seller of any claim by the Escrow Agent for indemnification hereunder shall not impair, limit, modify or affect, as between Buyer and Seller, the respective rights and obligations of Buyer and Seller under this Agreement or the Purchase Agreement.  The Parties further agree that any obligation for indemnification under this Section 6 shall be borne by Buyer and Seller in proportion to Buyer’s and Seller’s respective responsibility, if any, of such loss, damage, liability, cost or expense for which the Escrow Agent is entitled to indemnification, the causation to be determined by mutual agreement, arbitration (if both Buyer and Seller agree in writing to submit the dispute to arbitration) or litigation; provided, however, that if no such Party is determined to be responsible for such loss, damage, liability, cost or expense, any obligation for indemnification under this Section 6 shall be borne equally between Buyer and Seller.

7.                                      Disputes.  If, at any time, the Escrow Agent shall have received written notification by Buyer or Seller of any unresolved dispute between or amongst the Buyer and

Seller with respect to the holding or disposition of any portion of the Escrow Funds or any other obligations of the Escrow Agent hereunder, or if at any time the Escrow Agent is unable to determine, to the Escrow Agent’s sole satisfaction, the proper disposition of any portion of the Escrow Funds or the Escrow Agent’s proper actions with respect to its obligations hereunder, or if Buyer and Seller have not, within thirty (30) Business Days after the furnishing by the Escrow Agent of a notice of resignation pursuant to Section 8 below, appointed a successor escrow agent to act hereunder, then the Escrow Agent may, in its sole discretion, take either or both of the following actions:

(a)                                 suspend the performance of any of its obligations under this Agreement (other than the safekeeping and investment of the Escrow Funds) until such dispute or uncertainty shall be resolved to the sole satisfaction of the Escrow Agent or until a successor escrow agent shall have been appointed (as the case may be) as evidenced by written instructions executed by Buyer and Seller; or

(b)                                 petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction for instructions with respect to such dispute or uncertainty, and pay into or deposit with such court all disputed escrow amounts held by it pursuant to this Agreement for holding and disposition in accordance with the instructions of such court.

Subject to Section 5(b), the Escrow Agent shall have no liability to Buyer or Seller or any other person with respect to any action taken pursuant to this Section 7, specifically including any liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Escrow Account or any delay in or with respect to any other action required or requested of the Escrow Agent.

8.                                      Resignation or Removal of the Escrow Agent.  The Escrow Agent may resign from the performance of its duties hereunder at any time by giving thirty (30) Business Days’ prior written notice to Buyer and Seller.  In addition, Buyer and Seller may jointly remove the Escrow Agent as escrow agent at any time, with or without cause, by an instrument jointly executed by Buyer and Seller, along with payment of all fees and expenses to which it is entitled through the date of removal, and given to the Escrow Agent, which instrument shall designate the effective date of such removal.  Upon any such notice of resignation or removal, Buyer and Seller, acting jointly, shall appoint a successor escrow agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $500,000,000, unless otherwise agreed by Buyer and Seller.  If Buyer and Seller do not agree upon a successor escrow agent within thirty (30) Business Days after their receipt of the Escrow Agent’s resignation notice, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the Parties hereto.  Any successor escrow agent shall deliver to Buyer and Seller a written instrument accepting such appointment, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive possession of the Escrow Funds.  Upon receipt of the identity of the successor escrow agent, the Escrow Agent shall deliver the Escrow Funds then held hereunder to the successor escrow agent.  In the event of the resignation or removal of the

Escrow Agent, the resigning or removed escrow agent shall be absolved from any further duties as the Escrow Agent hereunder; provided, however, that the Escrow Agent or any successor escrow agent shall continue to act as the Escrow Agent until a successor is appointed and qualified to act as the Escrow Agent.

9.                                      Fees.  Buyer shall compensate the Escrow Agent for its services hereunder in accordance with Exhibit D attached hereto (collectively, the “Fees”).  The Fees agreed upon for the services rendered hereunder are intended as full compensation for the Escrow Agent’s services as contemplated by this Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Agreement, or there is any assignment of interest in the subject matter of this Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event.  If any amount due to the Escrow Agent hereunder is not paid within thirty (30) days of the date due, the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law.  All Fees shall be paid upon demand by the Escrow Agent.  The obligations of Buyer under this Section 9 shall survive any termination of this Agreement and the resignation or removal of the Escrow Agent.  The Escrow Agent shall have, and is hereby granted, a prior lien upon the Escrow Account with respect to its unpaid Fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid Fees non-reimbursed expenses and unsatisfied indemnification rights from the Escrow Funds.

10.                               Notices.  All notices, requests, demands, claims, and other communications hereunder will be in writing and shall be deemed effectively given (i) upon personal delivery to the Party notified, (ii) five days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, return receipt requested, (iii) one day after deposit with a nationally recognized air courier service such as DHL or Federal Express for next day delivery, (iv) on the day of email transmission if such email is received by 5:00 p.m., local time at the location of receipt, on a Business Day (otherwise on the next Business Day), to the email address shown below (or to such other email address as the Party to be notified may indicate by ten days advance written notice to the other Party in the manner herein provided) or (v) on the day of facsimile transmission if such facsimile is received by 5:00 p.m., local time at the location of receipt, on a Business Day (otherwise on the next Business Day), with written confirmation of receipt, to the facsimile number shown below (or to such other facsimile number as the Party to be notified may indicate by ten days advance written notice to the other Party in the manner herein provided), provided that notice is also given under clauses (i), (ii) or (iii) above; in any such case addressed to the Party to be notified at the address indicated below for that Party, or at such other address as that Party may indicate by ten days advance written notice to the other Party in the manner herein provided:

If to the Escrow Agent:

                                                                                                                                                Wells Fargo Bank, National Association
Corporate, Municipal and Escrow Services
750 N. St. Paul Place, Suite 1750
Dallas, Texas 75201
Attention:  Alexander S. Grose
Facsimile No.:  (214) 756-7401

E-mail: alexander.s.grose@wellsfargo.com

If to Buyer:

EnLink TOM Holdings, LP

2501 Cedar Springs, Suite 100

Dallas, Texas 75201

Attention: General Counsel

Facsimile: (214) 721-9299

with a copy to:

Weil, Gotshal & Manges LLP
200 Crescent Court, Suite 300
Dallas, Texas 75201
Attention:  Rodney L. Moore
Facsimile:  (214) 746-7777

E-mail: rodney.moore@weil.com

If to Seller:

TOM-STACK Holdings, LLC

c/o Tall Oak Midstream, LLC

2575 Kelley Pointe Parkway, Suite 340

Edmond, Oklahoma 73013

Attn: Max Myers

Facsimile: (405) 285-7385

E-mail: mmyers@talloakmidstream.com

with a copy to:

Paul Hastings LLP

600 Travis Street, 58th Floor

Houston, Texas 77002

Attn: James E. Vallee

Facsimile: (713) 353-3100

E-mail: jamesvallee@paulhastings.com

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex or ordinary mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient.  Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

11.                               Incorporation of Exhibits.  The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

12.                               Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer, Seller and the Escrow Agent.  In addition, any failure of any Party to comply with any obligation, covenant, agreement or condition contained herein may be waived only if set forth in an instrument in writing signed by the Party or Parties to be bound by such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.

13.                               Interpretation.

(a)                                 All references in this Agreement to Exhibits, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.  Titles appearing at the beginning of any Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein.  The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  The words “this Section,” “this subsection” and words of similar import, refer only to the Sections or subsections hereof in which such words occur.  The word “including” (in its various forms) means “including, without limitation.”  Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires.  Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms.  Unless the context otherwise requires, all references to a specific time shall refer to Central time.

(b)                                 Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is not a Business Day, in which event the period shall run until the end of the next day which is a Business Day.  The last day of any period of time described herein shall be deemed to end at 5:00 p.m., Central time.  As used in this Agreement, “Business Day” shall mean any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in Houston, Texas or New York, New York.

14.                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

15.                               Entire Agreement.  This Agreement (together with the Purchase Agreement and the Transaction Documents (as defined in the Purchase Agreement)) constitutes the entire agreement among the Parties with respect to the subject matters hereof and thereof and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof or thereof.  This Agreement shall not affect any rights or obligations of Buyer or Seller under the Purchase Agreement.

16.                               No Third Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

17.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

18.                               Waiver of Right to Trial by Jury.  EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION OR PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

19.                               Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

20.                               Succession and Assignment.

(a)                                 This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.  No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Buyer and Seller and Escrow Agent; provided, however, that both Buyer and Seller may (i) assign any or all of their respective rights and interests hereunder to one or more of their respective Affiliates and (ii) designate one or more of their respective Affiliates to perform their respective obligations hereunder (in any or all of which cases Buyer or Seller, as the case may be, nonetheless shall remain responsible for the performance of all of its obligations hereunder).  The Buyer and Seller agrees to notify the Escrow Agent in writing prior to the Buyer and Seller assigning any and all of their respective rights and interests hereunder to one or more of their respective Affiliates.

(b)                                 Notwithstanding the provisions in Section 20(a), any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

21.                               Security Procedure For Funds Transfers.  The Escrow Agent shall confirm each funds transfer instruction received in the name of a Party by means of the security procedure selected by such Party and communicated to the Escrow Agent through a signed certificate in the form of Exhibit C-1 or Exhibit C-2 attached hereto, which upon receipt by the Escrow Agent shall become a part of this Agreement.  Once delivered to the Escrow Agent, Exhibit C-1 or Exhibit C-2 may be revised or rescinded only by a writing signed by an authorized representative of the Party.  Such revisions or rescissions shall be effective only after actual receipt and following such period of time as may be necessary to afford the Escrow Agent a reasonable opportunity to act on it.  If a revised Exhibit C-1 or C-2 or a rescission of an existing Exhibit C-1 or C-2 is delivered to the Escrow Agent by an entity that is a successor-in-interest to such Party, such document shall be accompanied by additional documentation satisfactory to the Escrow Agent showing that such entity has succeeded to the rights and responsibilities of the Party under this Agreement.

The Parties understand that the Escrow Agent’s inability to receive or confirm funds transfer instructions pursuant to the security procedure selected by such Party may result in a delay in accomplishing such funds transfer, and agree that the Escrow Agent shall not be liable for any loss caused by any such delay.

22.                               Publication; Disclosure.  By executing this Agreement, the Parties and the Escrow Agent acknowledge that this Agreement (including related attachments) contains certain information that is sensitive and confidential in nature and agree that such information needs to be protected from improper disclosure, including the publication or dissemination of this Agreement and related information to individuals or entities not a Party to this Agreement (other than to such Party’s representatives, agents, advisors and affiliates who have a need to receive this Agreement).  The Parties further agree to take reasonable measures to mitigate any risks associated with the publication or disclosure of this Agreement and information contained therein, including, without limitation, the redaction of the manual signatures of the signatories to this Agreement, or, in the alternative, publishing a conformed copy of this Agreement.  If a Party must disclose or publish this Agreement or information contained therein pursuant to any regulatory, statutory, or governmental requirement, as well as any judicial, or administrative order, subpoena or discovery request, it shall notify in writing the other Party and the Escrow Agent at the time of execution of this Agreement of the legal requirement to do so.  If any Party becomes aware of any threatened or actual unauthorized disclosure, publication or use of this Agreement, that Party shall promptly notify in writing the other Parties and the Escrow Agent and shall be liable for any unauthorized release or disclosure.

23.                               Termination.  If Buyer has not delivered to the Escrow Agent the Escrow Amount within one Business Day after the twelve month anniversary of the date hereof, then this Agreement shall automatically terminate and be of no further force or effect, except with respect to provisions hereof which by their terms expressly survive such termination.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above..

ESCROW AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Escrow Agent

By:
Name:	Amy C. Perkins
Title:	Vice President

BUYER:

ENLINK TOM HOLDINGS, LP

By: EnLink Energy GP, LLC, its general partner

By:
Name:
Title:

SELLER:

TOM-STACK HOLDINGS, LLC

By:
Name:
Title:

EXHIBIT A

ACCOUNT DIRECTION FOR CASH BALANCES

Wells Fargo Money Market Deposit Account (MMDA)

We understand that amounts on deposit in the MMDA are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (FDIC), in the basic FDIC insurance amount of $250,000 per depositor, per insured bank. This includes principal and accrued interest up to a total of $250,000. We understand that deposits in the MMDA are not secured.

Each of Buyer and Seller acknowledges that by joint written instruction of Buyer and Seller, they have full power to direct investments of the account(s).

We understand that we may jointly change this direction at any time in accordance with the Escrow Agreement and that it shall continue in effect until revoked or modified by us by joint written notice to you.

EXHIBIT B-1

FORM OF JOINT DIRECTION

To:	Wells Fargo Bank, National Association
Attn: Alexander S. Grose; Corporate, Municipal and Escrow Solutions
Phone: (214) 756-7412
Email: alexander.s.grose@wellsfargo.com

RE:	Escrow Agreement, dated as of [•], 2015, by and among EnLink TOM Holdings, LP, TOM-STACK Holdings, LLC and Wells Fargo Bank, National Association (the “Escrow Agreement”)

This Joint Direction is being provided pursuant to Section 4 of the Escrow Agreement.  All capitalized terms used herein, that are not otherwise defined herein, have the meanings ascribed to them in the Escrow Agreement.

Pursuant to and in accordance with the Escrow Agreement, each of Buyer and Seller hereby unconditionally and irrevocably authorizes and directs the Escrow Agent to release [$[•] of] the Escrow Funds to [•] as follows: [•].

Each of Buyer and Seller certifies that this Joint Direction is being made and provided to the Escrow Agent in compliance with the Purchase Agreement and the Escrow Agreement.

DATED this       of                       , 201  .

BUYER:

ENLINK TOM HOLDINGS, LP

By: EnLink Energy GP, LLC, its general partner

By:
Name:

SELLER:

TOM-STACK HOLDINGS, LLC

By:
Name:

EXHIBIT B-2

WIRING INSTRUCTIONS

Entity	Wiring Instructions

EnLink TOM Holdings, LP	Bank Name:	[•]
2501 Cedar Springs, Suite 100
Dallas, Texas 75201	Account Name:	[•]

	Account No:	[•]

	ABA No:	[•]

Wiring Instructions

TOM-STACK Holdings, LLC	Bank Name:	[•]
2575 Kelley Pointe Parkway, Suite 340
Edmond, Oklahoma 73013	Account Name:	[•]

	Account No:	[•]

	ABA No:	[•]

Wiring Instructions

Wells Fargo Bank, National Association	Bank Name:	[•]
[•]
[•]	Account Name:	[•]

	Account No:	[•]

	ABA No:	[•]

EXHIBIT C-1

Buyer certifies that the names, titles, telephone numbers, e-mail addresses and specimen signatures set forth in Parts I and II of this Exhibit C-1 identify the persons authorized to provide direction and initiate or confirm transactions, including funds transfer instructions, on behalf of Buyer, and that the option checked in Part III of this Exhibit C-1 is the security procedure selected by Buyer for use in verifying that a funds transfer instruction received by the Escrow Agent is that of Buyer.

Buyer has reviewed each of the security procedures and has determined that the option checked in Part III of this Exhibit C-1 best meets its requirements; given the size, type and frequency of the instructions it will issue to the Escrow Agent.  By selecting the security procedure specified in Part III of this Exhibit C-1, Buyer acknowledges that it has elected to not use the other security procedures described and agrees to be bound by any funds transfer instruction, whether or not authorized, issued in its name and accepted by the Escrow Agent in compliance with the particular security procedure chosen by Buyer.

NOTICE:  The security procedure selected by Buyer will not be used to detect errors in the funds transfer instructions given by Buyer.  If a funds transfer instruction describes the beneficiary of the payment inconsistently by name and account number, payment may be made on the basis of the account number even if it identifies a person different from the named beneficiary.  If a funds transfer instruction describes a participating financial institution inconsistently by name and identification number, the identification number may be relied upon as the proper identification of the financial institution.  Therefore, it is important that Buyer take such steps as it deems prudent to ensure that there are no such inconsistencies in the funds transfer instructions it sends to the Escrow Agent.

Part I

Name, Title, Telephone Number, Electronic Mail (“e-mail”) Address and Specimen Signature for person(s) designated to provide direction, including but not limited to funds transfer instructions, and to otherwise act on behalf of Buyer

Name	Title	Telephone Number	E-mail Address	Specimen Signature

Part II

Name, Title, Telephone Number and E-mail Address for

person(s) designated to confirm funds transfer instructions

Name	Title	Telephone Number	E-mail Address

Part III

Means for delivery of instructions and/or confirmations

The security procedure to be used with respect to funds transfer instructions is checked below:

☐                                    Option 1.  Confirmation by telephone call-back.  The Escrow Agent shall confirm funds transfer instructions by telephone call-back to a person at the telephone number designated on Part II above.  The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Exhibit C-1.

☐           CHECK box, if applicable:

If the Escrow Agent is unable to obtain confirmation by telephone call-back, the Escrow Agent may, at its discretion, confirm by e-mail, as described in Option 2.

☐                                    Option 2.  Confirmation by e-mail.  The Escrow Agent shall confirm funds transfer instructions by e-mail to a person at the e-mail address specified for such person in Part II of this Exhibit C-1.  The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Exhibit C-1.  Buyer understands the risks associated with communicating sensitive matters, including time sensitive matters, by e-mail.  Buyer further acknowledges that instructions and data sent by e-mail may be less confidential or secure than instructions or data transmitted by other methods. The Escrow Agent shall not be liable for any loss of the confidentiality of instructions and data prior to receipt by the Escrow Agent.

☐            CHECK box, if applicable:

If the Escrow Agent is unable to obtain confirmation by e-mail, the Escrow Agent may, at its discretion, confirm by telephone call-back, as described in Option 1.

☐                                    Option 3. Delivery of funds transfer instructions by password protected file transfer system only - no confirmation.  The Escrow Agent offers the option to deliver funds transfer instructions through a password protected file transfer system. If Buyer wishes to use the password protected file transfer system, further instructions will be provided by the Escrow Agent.  If Buyer chooses this Option 3, it agrees that no further confirmation of funds transfer instructions will be performed by the Escrow Agent.

☐                                    Option 4.  Delivery of funds transfer instructions by password protected file transfer system with confirmation.  Same as Option 3 above, but the Escrow Agent shall confirm funds transfer instructions by ☐ telephone call-back or ☐ e-mail (must check at least one, may check both) to a person at the telephone number or e-mail address designated on Part II above.  By checking a box in the prior sentence, the party shall be deemed to have agreed to the terms of such confirmation option as more fully described in Option 1 and Option 2 above.

Dated this      day of                     , 2015.

By
Name:
Title:

EXHIBIT C-2

Seller certifies that the names, titles, telephone numbers, e-mail addresses and specimen signatures set forth in Parts I and II of this Exhibit C-2 identify the persons authorized to provide direction and initiate or confirm transactions, including funds transfer instructions, on behalf of Seller and that the option checked in Part III of this Exhibit C-2 is the security procedure selected by Seller for use in verifying that a funds transfer instruction received by the Escrow Agent is that of Seller.

Seller has reviewed each of the security procedures and has determined that the option checked in Part III of this Exhibit C-2 best meets its requirements; given the size, type and frequency of the instructions it will issue to the Escrow Agent.  By selecting the security procedure specified in Part III of this Exhibit C-2, Seller acknowledges that it has elected to not use the other security procedures described and agrees to be bound by any funds transfer instruction, whether or not authorized, issued in its name and accepted by the Escrow Agent in compliance with the particular security procedure chosen by Seller.

NOTICE:  The security procedure selected by Seller will not be used to detect errors in the funds transfer instructions given by Seller.  If a funds transfer instruction describes the beneficiary of the payment inconsistently by name and account number, payment may be made on the basis of the account number even if it identifies a person different from the named beneficiary.  If a funds transfer instruction describes a participating financial institution inconsistently by name and identification number, the identification number may be relied upon as the proper identification of the financial institution.  Therefore, it is important that Seller take such steps as it deems prudent to ensure that there are no such inconsistencies in the funds transfer instructions it sends to the Escrow Agent.

Part I

Name, Title, Telephone Number, Electronic Mail (“e-mail”) Address and Specimen Signature for person(s) designated to provide direction, including but not limited to funds transfer instructions, and to otherwise act on behalf of Seller

Name	Title	Telephone Number	E-mail Address	Specimen Signature

Part II

Name, Title, Telephone Number and E-mail Address for

person(s) designated to confirm funds transfer instructions

Name	Title	Telephone Number	E-mail Address

Part III

Means for delivery of instructions and/or confirmations

The security procedure to be used with respect to funds transfer instructions is checked below:

☐                                    Option 1.  Confirmation by telephone call-back.  The Escrow Agent shall confirm funds transfer instructions by telephone call-back to a person at the telephone number designated on Part II above.  The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Exhibit C-2.

☐           CHECK box, if applicable:

If the Escrow Agent is unable to obtain confirmation by telephone call-back, the Escrow Agent may, at its discretion, confirm by e-mail, as described in Option 2.

☐                                    Option 2.  Confirmation by e-mail.  The Escrow Agent shall confirm funds transfer instructions by e-mail to a person at the e-mail address specified for such person in Part II of this Exhibit C-2.  The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Exhibit C-2.  Seller understands the risks associated with communicating sensitive matters, including time sensitive matters, by e-mail.  Seller further acknowledges that instructions and data sent by e-mail may be less confidential or secure than instructions or data transmitted by other methods. The Escrow Agent shall not be liable for any loss of the confidentiality of instructions and data prior to receipt by the Escrow Agent.

☐            CHECK box, if applicable:

If the Escrow Agent is unable to obtain confirmation by e-mail, the Escrow Agent may, at its discretion, confirm by telephone call-back, as described in Option 1.

☐                                    Option 3. Delivery of funds transfer instructions by password protected file transfer system only - no confirmation.  The Escrow Agent offers the option to deliver funds transfer instructions through a password protected file transfer system. If Seller wishes to use the password protected file transfer system, further instructions will be provided by the Escrow Agent.  If Seller chooses this Option 3, it agrees that no further confirmation of funds transfer instructions will be performed by the Escrow Agent.

☐                                    Option 4.  Delivery of funds transfer instructions by password protected file transfer system with confirmation.  Same as Option 3 above, but the Escrow Agent shall confirm funds transfer instructions by  ☐ telephone call-back or ☐ e-mail (must check at least one, may check both) to a person at the telephone number or e-mail address designated on Part II above.  By checking a box in the prior sentence, the party shall be deemed to have agreed to the terms of such confirmation option as more fully described in Option 1 and Option 2 above.

Dated this      day of                     , 2015.

By
Name:
Title:

EXHIBIT D

Acceptance Fee	Waived

A one-time fee for our initial review of governing documents, account set-up and customary duties and responsibilities related to the closing.  This fee is payable at closing.

Annual Administration Fee	$7,500.00

An annual fee for customary administrative services provided by the escrow agent, including daily routine account management; investment transactions, cash transactions processing (including wire and check processing), disbursement of funds in accordance with the agreement, tax reporting for one entity, and providing account statements to the parties. The escrow agent reserves the right to assess a $50 tax reporting fee per payee in excess of the amount anticipated above. The administration fee is payable annually in advance per escrow account established. The first installment of the administrative fee is payable at closing.

Out-of-Pocket Expenses	At cost

Out-of- pocket expenses will be billed as incurred at cost at the sole discretion of Wells Fargo.

Extraordinary Services	Standard Rate

The charges for performing services not contemplated at the time of execution of the governing documents or not specifically covered elsewhere in this schedule will be at Wells Fargo’s rates for such services in effect at the time the expense is incurred.

Assumptions

This proposal is based upon the following assumptions with respect to the role of escrow agent:

•                         Number of escrow accounts to be established: One (1) account to be established

•                         Amount of escrow: $133,864,000.00, if the Deposit Date occurs; provided that the account will not hold a balance unless and until the Deposit Date occurs.

•                         Term of escrow: Twelve (12) months

•                         Number of tax reporting parties: One (1)

•                         Number of parties to the transaction: Two (2) entities

•                         Number of cash transactions (deposits/disbursements): Approximately five (5)

•                         Fees quoted assumes balances invested under the escrow agreement will be held in: MMDA

Terms and conditions

•                         The recipient acknowledges and agrees that this proposal does not commit or bind Wells Fargo to enter into a contract or any other business arrangement, and that acceptance of the appointment described in this proposal is expressly conditioned on (1) compliance with the requirements of the USA Patriot Act of 2001, described below, (2) satisfactory completion of Wells Fargo’s internal account acceptance procedures, (3) Wells Fargo’s review of all applicable governing documents and its confirmation that all terms and conditions pertaining to its role are satisfactory to it and (4) execution of the governing documents by all applicable parties.

•                         Should this transaction fail to close or if Wells Fargo determines not to participate in the transaction, any acceptance fee and any legal fees and expenses may be due and payable.

•                         Legal counsel fees and expenses, any acceptance fee and any first year annual administrative fee are payable at closing.

•                         Any annual fee covers a full year or any part thereof and will not be prorated or refunded in a year of early termination.

•                         Should any of the assumptions, duties or responsibilities of Wells Fargo change, Wells Fargo reserves the right to affirm, modify or rescind this proposal.

•                         The fees described in this proposal are fixed for 12 months and thereafter subject to periodic review and adjustment by Wells Fargo.

•                         Invoices outstanding for over 30 days are subject to a 1.5% per month late payment penalty.

•                         This fee proposal is good for 90 days.

Important information about identifying our customers

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person (individual, corporation, partnership, trust, estate or other entity recognized as a legal person) for whom we open an account. What this means for you: Before we open an account, we will ask for your name, address, date of birth (for individuals), TIN/EIN or other information that will allow us to identify you or your company. For individuals, this could mean identifying documents such as a driver’s license. For a corporation, partnership, trust, estate or other entity recognized as a legal person, this could mean identifying documents such as a Certificate of Formation from the issuing state agency.

Exhibit D

Exhibit D

Form of Transition Services Agreement

See attached.

Exhibit D

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this “Agreement”), dated as of [•], (the “Closing Date”), is entered into by and between Tall Oak Midstream, LLC, a Delaware limited liability company (“Tall Oak”), and EnLink TOM Holdings, LP, a Delaware limited partnership (the “Buyer”).  Tall Oak and the Buyer will collectively be referred to in this Agreement as the “Parties,” and each individually as a “Party.”

RECITALS

WHEREAS, TOMPC LLC, a Delaware limited liability company (“TOMPC”), Tall Oak and the Buyer, EnLink Midstream, LLC, a Delaware limited liability company (“EnLink Midstream”) and, solely for purposes of Section 6.19 thereof, EnLink Midstream Partners, LP, a Delaware limited partnership (“EnLink Partners” and, together with EnLink Midstream, “Parent”), have entered into the TOMPC Securities Purchase Agreement, dated as of December 6, 2015 (the “TOMPC SPA”), pursuant to which, at the Closing, Tall Oak will sell all of the issued and outstanding membership interests in TOMPC to the Buyer; and

WHEREAS, TOM-STACK, LLC, a Delaware limited liability company (“TOM-STACK”), Tall Oak, FE-STACK, LLC, a Delaware limited liability company (“FE-STACK”), TOM-STACK Holdings, LLC, a Delaware limited liability company (“Holdings”), the Buyer, EnLink Midstream and, solely for purposes of Section 6.19 thereof, EnLink Partners, have entered into the TOM-STACK Securities Purchase Agreement, dated as of December 6, 2015 (the “TOM-STACK SPA” and, together with the TOMPC SPA, the “Securities Purchase Agreements”), pursuant to which, at the Closing, Holdings will sell all of the issued and outstanding membership interests in TOM-STACK to the Buyer; and

WHEREAS, in order to facilitate the orderly transfer of the assets to the Buyer, the Parties recognize that it is necessary and desirable for Tall Oak to provide to the Buyer certain transition services for a specified period of time after Closing; and

WHEREAS, Tall Oak has agreed to provide to the Buyer, and the Buyer has agreed to compensate Tall Oak for, such transition services, all in accordance with and subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound by the terms hereof, agree as follows:

ARTICLE I
DEFINITIONS AND SERVICES

1.1                          Defined Terms.  Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the TOMPC SPA.  For purposes of this Agreement, the term “Tall Oak Group,” as used herein, shall mean Tall Oak, its Affiliates, non-party contractors, subcontractors

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and vendors, and their respective employees, and all other Persons performing Services for the Buyer hereunder on behalf of Tall Oak and its Affiliates.

1.2                          Services.  During the Transition Period (as hereinafter defined), Tall Oak hereby agrees, subject to the terms and conditions hereof, to provide, oversee and manage, or cause to be provided, overseen and managed, the transition services described on Exhibit A.  The services set forth on Exhibit A are categorized by rows labeled “Service Types” (each a “Service Type” and, collectively, the “Services”); provided, that (a) Buyer, in its sole discretion, may at any time remove any Service Type from Exhibit A by delivering written notice of such reduction of the scope of the Services to Tall Oak and (b) each Service Type shall be automatically removed from Exhibit A on the date specified in the row of such Service Type on Schedule A in the column titled “Term” (effective upon its removal from Exhibit A pursuant to clause (a) or clause (b) of this Section 1.2, a Service Type shall become a “Terminated Service”).

1.3                          Limitations/Conditions of Services.

(a)                                 In providing the Services, Tall Oak shall, or it shall cause one or more Affiliates or third party service providers to, (i) perform the Services for the Buyer in the usual, regular and ordinary manner consistent with past practice and (ii) exercise the same degree of skill and care as it exercises in performing similar services for itself and its Affiliates.

(b)                                 Tall Oak and its Affiliates shall use commercially reasonable efforts to retain the employees necessary to perform the Services; provided, however, that the Buyer acknowledges that (i) the employees of Tall Oak and its Affiliates providing the Services have, and will have, responsibilities with respect to the businesses of Tall Oak and its Affiliates other than the Services to be performed hereunder, to which said employees are required to devote substantial time and (ii) certain personnel of Tall Oak and/or its Affiliates may leave the employment of such Persons or terminate their employment or contract with such Persons during the term of this Agreement.  Tall Oak may (and to the extent employees of Tall Oak and its Affiliates are not available to provide the Services, shall) use contractors, subcontractors, vendors and/or other third parties to perform the Services pursuant to and in accordance with agreements that Tall Oak has or may enter into with such third party service providers, provided that Tall Oak shall remain responsible for the performance of each such person in accordance with this Agreement as if such person was Tall Oak.  Such Services shall be performed for the benefit of the Buyer, TOMPC and TOM-STACK.

(c)                                  Tall Oak’s obligation to provide the Services shall be conditioned upon and subject to any contractual obligations, prohibitions or restrictions and(1) any restrictions regarding such Services under applicable Law, and this Agreement shall not obligate Tall Oak to violate, modify or eliminate any such obligation, prohibition or restriction or applicable Law; provided, however, that Tall Oak agrees to (i) promptly notify Buyer in writing any impairment on its ability to provide any Services by reason of the limitations described in this Section 1.3(c) and (ii) use its commercially reasonable efforts to make alternative arrangements to provide the Services to the extent Tall Oak or its Affiliates are restricted from providing such Services in accordance with the foregoing.

(1)  There are no current known restrictions.

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(d)                                 TALL OAK DOES NOT MAKE ANY, AND TALL OAK, ON BEHALF OF ITSELF AND OTHER MEMBERS OF TALL OAK GROUP, HEREBY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING THE ACCURACY, COMPLETENESS OR OTHER QUALITY OF ANY INFORMATION OR ADVICE GIVEN IN CONNECTION WITH THE PERFORMANCE OF SERVICES RELATING TO ENGINEERING OR FINANCIAL MATTERS.  THE BUYER, ON BEHALF OF ITSELF AND ITS AFFILIATES, ACKNOWLEDGES AND AGREES THAT THE BUYER SHALL HAVE NO LIABILITY TO TALL OAK AND ITS AFFILIATES IN CONNECTION WITH ANY DECISIONS MADE OR ACTIONS TAKEN BY THE BUYER IN RELIANCE UPON SUCH INFORMATION OR ADVICE, SUCH DECISIONS BEING MADE OR ACTIONS TAKEN AT THE BUYER’S SOLE RISK.

1.4                          Employees.  At all times during the performance of the Services by Tall Oak, all of Tall Oak’s and its Affiliates’ employees performing, and all third party service providers engaged by Tall Oak’s and its Affiliates to perform, such Services shall be in the employ and/or under the control of Tall Oak or its Affiliates, as applicable, and shall be independent from the Buyer and not employees or under the control of the Buyer and shall not be entitled to any payment, benefit or perquisite directly from the Buyer on account of the provision of such Services by such employees or third party service providers.

1.5                          Independent Contractor.  In performing the Services hereunder, Tall Oak shall be considered to be an independent contractor, and in no event shall the Buyer, on the one hand, or any member of the Tall Oak Group, on the other hand, be deemed a partner, co-venturer or agent of the other Party.  Tall Oak shall have the exclusive authority to control and direct the specific means, method and manner of performance of the details of any Services to be provided hereunder, subject to the right of the Buyer to direct Tall Oak with respect to the ends to be accomplished.

ARTICLE II
SERVICES FEE AND PAYMENT

2.1                          Services Fee.  In consideration for performing the Services, the Buyer shall pay to Tall Oak:

(a)                                 a reimbursement for reasonable and documented out-of-pocket third-party expenses incurred in connection with providing the Services (or such portion of such third-party expenses as are equitably allocated to the Services if such third-party expenses are incurred in connection with the provision of the Services and other business activities of Tall Oak or its Affiliates); plus

(b)                                 each calendar month, a monthly fee for each “Service Type” set forth on Schedule A that has not been terminated in accordance with Section 1.2 as of the first day of such calendar month equal to the amount set forth in the row of such “Service Type” on Schedule A in the column titled “Cost”; provided, that if such “Service Type” becomes or is to become a Terminated Service during such calendar month, the “Cost” applicable to such “Service Type” for such calendar month shall be prorated to reflect the number of days in such calendar month during which such “Service Type” was not a Terminated Service.  For the avoidance of doubt, there shall be no separate charge by Tall Oak relating to its overhead and the Services Fee to be paid by Buyer to Tall Oak under this Section 2.1(b) is intended to compensate Tall Oak in full for its overhead.

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The sum of clauses (a) and (b) above, the “Services Fee”.

2.2                          Invoice.  On or before the 25th day of each month, Tall Oak shall deliver to the Buyer a statement or invoice for the Services provided during the preceding month that includes (a) the Service Fee for such preceding month and (b) the basis, in reasonable detail, for the calculation of the charges, including invoices for any third-party expenses incurred.  Tall Oak shall also furnish to Buyer such workpapers and other documents and information relating to any statement or invoice or the amounts reflected thereon that Buyer may reasonably request and are reasonably available to Tall Oak (or its Affiliates, representatives or third-party service providers). The Buyer shall pay the undisputed amounts reflected on such invoice on or before the date such amount is due pursuant to Section 2.3.  Buyer shall notify Tall Oak of any good faith disagreements regarding the amounts reflected on any invoice within 10 Business Days of Buyer’s receipt of the relevant invoice and Buyer and Tall Oak shall work in good faith to resolve such disagreements.

2.3                          Payment.  The payment of the undisputed amounts reflected on any invoice provided by Tall Oak to the Buyer pursuant to Section 2.2 shall be made by the Buyer each month within 15 Business Days of the Buyer’s receipt of such invoice.  The Buyer shall have no obligation to pay any person other than Tall Oak under this Agreement.

ARTICLE III
DEFAULT

3.1                          Buyer Default.

(a)                                 Subject to Section 3.2, it shall constitute a default on behalf of the Buyer (a “Buyer Default”) if the Buyer fails to timely pay any undisputed invoiced Services Fee provided pursuant to this Agreement in accordance with the provisions of Article II, which failure continues for at least 10 days following receipt of written notice to the Buyer that such amount is past due.

(b)                                 Upon the occurrence of a Buyer Default, Tall Oak may, at its option, subject to the cure period as specified in Section 3.1(a) above and immediately thereafter upon the delivery of written notice thereof to the Buyer, (i) suspend all or any portion of the provision of Services hereunder, including Services for which payment is outstanding, until such time as the Buyer Default is cured and all indebtedness to Tall Oak under this Agreement for such suspended Services is paid in full and/or (ii) terminate this Agreement.

3.2                          Tall Oak Default.

(a)                                 Subject to Section 3.1, it shall constitute a default on behalf of Tall Oak (a “Tall Oak Default”) if Tall Oak fails to provide a Service to the Buyer or its assignee in material breach of the terms and conditions of this Agreement, or provides a Service to the Buyer in a manner that materially breaches the terms and conditions of this Agreement, which failure continues for at least 10 days following receipt of written notice to Tall Oak.

(b)                                 Upon the occurrence of a Tall Oak Default, the Buyer may, at its option, subject to the cure period as specified in Section 3.1(a) above and immediately thereafter upon the delivery of written notice thereof to Tall Oak, (i) withhold payment of the Service Fee attributable to any month in

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which a Tall Oak Default has occurred or is ongoing until such time as such Tall Oak Default is cured, and/or (ii) terminate this Agreement.

ARTICLE IV
TERM AND TERMINATION

4.1                          Transition Period.  This Agreement shall commence on the Closing Date and terminate on the Termination Date (such period, the “Transition Period”).  For purposes hereof, the term “Termination Date” means the earliest to occur of (a) 60 days after the Closing Date, (b) the date on which the Parties mutually agree in writing to terminate this Agreement, (c) the date on which Tall Oak terminates this Agreement pursuant to Section 3.1(b), and (d) the date on which the Buyer terminates this Agreement pursuant to Section 3.2(b).

4.2                          Effect of Termination.  Termination of this Agreement shall not (a) release any rights and remedies any Party may have hereunder arising out of any breach of, or failure to comply with, this Agreement by any of the other Parties occurring prior to such termination or (b) release, impair or affect the covenants and agreements contained in Article II with respect to any Service Fees for Services provided prior to such termination (provided that if such termination occurred pursuant to Section 3.2(b), Buyer shall be entitled to retain all or a portion of such Service Fees as provided in Section 3.2(b)), Article V, and Article VI, and Section 1.1, which shall survive any termination of this Agreement until fully discharged.

ARTICLE V
DISCLAIMERS, LIMITATION OF LIABILITY AND INDEMNITY

5.1                          Disclaimers.  TALL OAK DOES NOT MAKE ANY, AND TALL OAK ON BEHALF OF ITSELF AND OTHER MEMBERS OF THE TALL OAK GROUP, HEREBY EXPRESSLY DISCLAIMS ANY AND ALL, REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED OR STATUTORY (INCLUDING ANY WARRANTIES FOR MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHER WARRANTIES WHATSOEVER), WITH RESPECT TO THE PERFORMANCE OR RESULTS OF THE SERVICES.  ADDITIONALLY, TALL OAK HEREBY EXPRESSLY DISCLAIMS, ON BEHALF OF ITSELF AND OTHER MEMBERS OF TALL OAK GROUP, AND THE BUYER HEREBY ACKNOWLEDGES AND AGREES THAT TALL OAK GROUP, SHALL BE FREE FROM, ALL LIABILITY AND RESPONSIBILITY FOR, ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION WITH RESPECT TO THE SERVICES THAT IS MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO THE BUYER (INCLUDING ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO THE BUYER BY ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF TALL OAK OR ANY OF TALL OAK’S AFFILIATES OR BY ANY THIRD PARTY CONTRACTORS, SUBCONTRACTORS, VENDORS AND OTHER PERSONS PERFORMING SERVICES HEREUNDER), EXCEPT FOR ANY GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSONS.

5.2                          Limitation of Liability.  THE BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS PROVIDED IN SECTION 5.3(b), IN NO EVENT SHALL TALL OAK GROUP HAVE ANY LIABILITY TO THE BUYER FOR THE PROVISION OF THE SERVICES (INCLUDING ANY LIABILITY FOR ANY BREACH OF THE STANDARD OF PERFORMANCE SET FORTH IN

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SECTION 1.3), REGARDLESS OF WHETHER ANY CLAIM, CAUSE OF ACTION, LOSS, DEMAND, COST, EXPENSE, PENALTY OR LIABILITY ASSERTED BY THE BUYER GROUP RELATING TO THE PROVISION OF THE SERVICES IS A RESULT OF OR CAUSED BY THE SOLE, ACTIVE, JOINT, PASSIVE, CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF TALL OAK GROUP (EXCEPT TO THE EXTENT OF THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF SUCH PERSONS), AND THE BUYER HEREBY RELEASES TALL OAK GROUP WITH RESPECT TO ALL SUCH LIABILITY.  THE BUYER AND TALL OAK ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS; PROVIDED THIS SECTION 5.2 SHALL NOT RELIEVE TALL OAK FROM ANY LIABILITY TO RETURN TO BUYER, OR WAIVE ANY RIGHTS OF BUYER TO RECOVER, ANY SERVICE FEES PAID FOR AND SERVICES THAT ARE NOT PERFORMED IN ACCORDANCE WITH THIS AGREEMENT.

5.3                          Indemnification.

(a)                                 Except to the extent that Tall Oak is obligated to release, indemnify, defend and hold harmless the Buyer and its directors, managers, officers, agents, employees and Affiliates (“Buyer Group”) under Section 5.3(b), the Buyer hereby releases and shall indemnify, defend and hold harmless Tall Oak Group from and against any and all claims, demands, suits, causes of action, losses, damages, liabilities, fines, penalties and costs (including attorneys’ fees and costs of litigation or arbitration) (collectively “Claims”) incurred or suffered by any member of Tall Oak Group as a result of, relating to or arising out of, Tall Oak Group’s performance of the Services hereunder (provided costs included as part of the Service Fee shall be subject to Section 2.1), REGARDLESS OF WHETHER SUCH CLAIMS ARE THE RESULT OF (IN WHOLE OR IN PART) THE ALLEGED OR ACTUAL SOLE, ACTIVE, PASSIVE, JOINT, CONCURRENT OR COMPARATIVE NEGLIGENCE, OR STRICT LIABILITY, IN EACH CASE, OF OR BY ANY SUCH INDEMNIFIED PERSON, EXCEPT TO THE EXTENT (I) SUCH CLAIMS ARE RECOVERED BY THE TALL OAK GROUP (AFTER REASONABLE EFFORTS TO RECOVER) FROM THE INSURANCE MAINTAINED BY THE TALL OAK GROUP IN ACCORDANCE WITH THIS AGREEMENT OR (II) SUCH CLAIMS RESULT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE TALL OAK GROUP.  THE BUYER AND TALL OAK ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

(b)                                 Tall Oak hereby releases and shall indemnify, defend and hold harmless the Buyer Group from and against any and all Claims incurred or suffered by any member of the Buyer Group to the extent resulting from, relating to or arising out of (i)  any Claim for personal injury or death asserted by or on behalf of any employee of the Tall Oak Group arising from the performance of the Services, (ii) any Claim for workers compensation benefits or awards filed by or concerning any employee of the Tall Oak Group or (iii) the gross negligence or willful misconduct of any member of the Tall Oak Group, REGARDLESS OF WHETHER SUCH CLAIMS ARE THE RESULT OF (IN WHOLE OR IN PART) THE ALLEGED OR ACTUAL SOLE, ACTIVE, PASSIVE, JOINT, CONCURRENT OR COMPARATIVE NEGLIGENCE, OR STRICT LIABILITY, IN EACH CASE, OF OR BY ANY SUCH INDEMNIFIED PERSON, EXCEPT TO THE EXTENT (I) SUCH CLAIMS ARE RECOVERED BY THE BUYER GROUP (AFTER REASONABLE EFFORTS TO RECOVER) FROM THE INSURANCE MAINTAINED BY THE BUYER GROUP IN ACCORDANCE WITH THIS AGREEMENT OR (II) SUCH CLAIMS RESULT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE BUYER GROUP.  THE BUYER AND TALL OAK

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ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

(c)                                  Each Party will maintain policies of insurance with coverages, limits and deductibles that are reasonable and customary within the industry, which as to the Tall Oak Group shall include workers compensation insurance covering all employees of the Tall Oak Group providing the Services as required by applicable Law.

(d)                                 The indemnification obligations in this Section 5.3 are intended to comply with applicable Law.  To the extent such indemnification provisions are found to violate any applicable Law, or in the event any applicable Law is enacted or amended so as to cause these provisions to be in violation therewith, this Agreement shall automatically be amended to provide that the indemnification provided hereunder shall extend only to the maximum extent permitted by the applicable Law.

5.4                          Waiver of Non-Compensatory Damages.  Notwithstanding anything to the contrary in this Agreement, in no event shall a party from whom indemnification is sought (an “Indemnifying Party”) be liable under this ARTICLE V for (a) any exemplary or punitive damages or (b) any special, consequential, incidental or indirect damages or lost profits, except (x) in the case of clause (b), to the extent any such damages or lost profits would otherwise be recoverable under applicable Law in an action for breach of contract or (y) in the case of clause (a) or clause (b), any such damages or lost profits that are included in any Third-Party Claim against an Indemnified Party for which such Indemnified Party is entitled to indemnification under this Agreement.

ARTICLE VI
MISCELLANEOUS

6.1                          Confidentiality.

(a)                                 Tall Oak agrees that any information relating to the Buyer Group (which term, for clarity, includes TOMPC and TOM-STACK) or their respective businesses that is obtained by any member of the Tall Oak Group in connection with the Tall Oak Group’s provision of the Services or that is otherwise received by any member of the Tall Oak Group from the Buyer or any of its Affiliates relating to the Services (the “Buyer Confidential Information”) will be used by Tall Oak solely in connection with the performance of its duties hereunder.  Upon termination of this Agreement, Tall Oak shall, within 20 Business Days after receipt of the Buyer’s written request, destroy all such Buyer Confidential Information (including any copies or other work product containing such Buyer Confidential Information) and cease all further use thereof; provided, however, that no member of the Tall Oak Group shall be required to return or destroy Buyer Confidential Information that is automatically backed up on its computer systems.  Tall Oak agrees not to disclose or communicate such Buyer Confidential Information to any other Person without the prior written consent of the Buyer; provided, however, that the Tall Oak may disclose such Buyer Confidential Information as required by Law (provided that Tall Oak shall (i) if permitted by Law, give Buyer prompt notice of such requirement of Law and the Confidential Information proposed to be disclosed pursuant thereto and (ii) use its commercially reasonable efforts to cooperate with the Buyer, at the Buyer’s sole expense and as permitted by law, to seek confidential treatment of such information as reasonably requested by the Buyer).

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(b)                                 The Buyer agrees that any information relating to the Tall Oak Group (which term, for clarity, does not include TOMPC or TOM-STACK) or their respective businesses that is obtained by any member of the Buyer Group in connection with the Tall Oak Group’s provision of the Services or that otherwise does not relate to the Services or the business or operations of the Buyer Group that is otherwise received by any member of the Buyer Group from Tall Oak or any of its Affiliates shall be confidential information (the “Tall Oak Confidential Information”).  Upon termination of this Agreement, the Buyer shall, within 20 Business Days after receipt of Tall Oak’s written request, destroy all such Tall Oak Confidential Information (including any copies or other work product containing such Tall Oak Confidential Information) and cease all further use thereof; provided, however, that the Buyer Group shall not be required to return or destroy Tall Oak Confidential Information that is automatically backed up on its computer systems..  The Buyer agrees not to disclose or communicate such Tall Oak Confidential Information to any other Person without the prior written consent of Tall Oak; provided, however, that the Buyer may disclose such Tall Oak Confidential Information as required by Law (provided that the Buyer shall (i) if permitted by Law, give Tall Oak prompt notice of such requirement of Law and the Confidential Information proposed to be disclosed pursuant thereto and (ii) use its commercially reasonable efforts to cooperate with Tall Oak, at Tall Oak’s sole expense and as permitted by law, to seek confidential treatment of such information as reasonably requested by Tall Oak).

6.2                          Assignability.  This Agreement will be binding upon and will inure to the benefit of the Parties hereto and their respective permitted successors and assigns.  Notwithstanding the preceding sentence, except as permitted below, neither Party may assign this Agreement or its rights under this Agreement or delegate any performance obligations under this Agreement without the other Party’s written consent, which will not be unreasonably withheld.  Any purported assignment or delegation in violation of this Section 6.2 will be void ab initio.  Notwithstanding the foregoing, Tall Oak may engage and/or use its Affiliates and non-party contractors, subcontractors, vendors and other Persons to perform the Services without obtaining the Buyer’s consent; provided, that Tall Oak remains directly responsible to Buyer for the provision of such Services.

6.3                          Securities Purchase Agreements.  This Agreement is made and accepted subject to all of the terms, provisions and conditions of the Securities Purchase Agreements.  In the event of a conflict between the terms, provisions and conditions of this Agreement and the terms, provisions and conditions of the Securities Purchase Agreements (including as to any matter that is addressed in the Securities Purchase Agreements and not in this Agreement), the terms, provisions and conditions of the Securities Purchase Agreements shall take precedence.

6.4                          No Third-Party Beneficiaries.  This Agreement is intended to benefit only the Parties and the Persons included in the respective indemnity obligations of the Parties hereunder and their respective successors and permitted assigns; provided, however, that only the Parties will have the right (but not the obligation) to enforce the provisions of this Agreement on its own behalf or on behalf of any of its respective indemnified Persons.

6.5                          References, Construction and Joint Drafting.

(a)                                 The definitions in this Agreement shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including”

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shall be deemed to be followed by the phrase “without limitation.”  The words “herein,” “hereby,” “hereof,” “hereunder” and words of similar import refer to this Agreement as a whole unless reference to a specific section of this Agreement is made.  Any reference in this Agreement to a section, subsection, Annex or Exhibit is to this Agreement unless otherwise specified.  Each accounting term not otherwise defined in this Agreement has the meaning commonly applied to it in accordance with GAAP.  All references to $ or dollar amounts shall mean the lawful currency of the United States.  To the extent the term “day” or “days” is used, it shall mean calendar days.  No provision of this Agreement will be interpreted in favor of, or against, any of the Parties to this Agreement by reason of the extent to which any such Party or its counsel participated in the drafting of this Agreement or by reason of the extent to which any such provision is inconsistent with any prior draft of this Agreement or any other provision of this Agreement.

(b)                                 The Parties have participated jointly in negotiating and drafting this Agreement.  In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

6.6                          Exhibits.  All Exhibits attached to this Agreement constitute a part of this Agreement.

6.7                          Severability.  If any provision of this Agreement or the application of any such provision is held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision and such invalid, illegal or unenforceable provision will be reformed, construed and enforced as if such provision had never been contained herein and there had been contained in this Agreement instead such valid, legal and enforceable provisions as would most nearly accomplish the intent and purpose of such invalid, illegal or unenforceable provision.

6.8                          Amendments and Waiver.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by both Parties, or, in the case of a waiver, by Party entitled to enforcement of the waived provision.  No failure or delay by either Party in exercising any right, power or privilege under this Agreement will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

6.9                          Counterpart Signatures.  This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one agreement.  This Agreement may be validly executed and delivered by facsimile or other electronic transmission.

6.10                   Governing Law; Jurisdiction; Jury Waiver.  THIS AGREEMENT, THE OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ALL OTHER MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS IT CONTEMPLATES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PRINCIPLES THAT WOULD CAUSE THE LAWS OF ANOTHER JURISDICTION TO APPLY.  ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT THAT CANNOT BE AMICABLY RESOLVED BY THE PARTIES, SHALL BE BROUGHT IN A FEDERAL OR STATE COURT OF COMPETENT JURISDICTION SITTING IN HARRIS COUNTY OF THE STATE OF TEXAS AND

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THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT SOLELY FOR THE PURPOSE OF ANY SUCH SUIT, ACTION OR PROCEEDING. EACH PARTY HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY LAWSUIT, ACTION OR PROCEEDING BETWEEN OR AMONG THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SERVICES HEREUNDER.

6.11                   Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (return receipt requested), (c) on the date sent by e-mail or facsimile (with confirmation of transmission, including, in the case of e-mail, an automated confirmation of receipt) if sent during normal business hours of the recipient or on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications must be sent to Tall Oak and Buyer, respectively, at the addresses, e-mail addresses or facsimile numbers (or at such other address, e-mail address or facsimile number for Tall Oak and Buyer as shall be specified for such purpose in a notice given in accordance with this Section 6.11) set forth on Schedule 6.11.

[Signatures appear on following page.]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Closing Date.

TALL OAK:

Tall Oak Midstream, LLC

By:
Name:
Title:

BUYER:

ENLINK TOM HOLDINGS, LP

By:	EnLink Energy GP, LLC,
its general partner

By:
Name:
Title:

Signature Page to Transition Services Agreement

Exhibit E

Exhibit E

Form of Third Amended and Restated Limited Liability Company Agreement of the Company

See attached.

Exhibit E

FORM OF

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

TOM-STACK, LLC

This THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of TOM-STACK, LLC, a Delaware limited liability company (the “Company”), formed under the Delaware Limited Liability Company Act, as it may be amended from time to time (the “DLLCA”), is made and entered into as of [•], 2015, and executed and agreed to by EnLink TOM Holdings, LP, a Delaware limited partnership (the “Member”) and, solely for the purpose of Section 1.8 hereof, TOM-STACK Holdings, LLC, a Delaware limited liability company (the “Prior Member”).

WHEREAS, on September 3, 2014, the Company was formed as a Delaware limited liability company, pursuant to Section 18-201 of the DLLCA by the filing of a Certificate of Formation (the “Certificate”) with the Secretary of State of the State of Delaware on September 3, 2014, and Tall Oak Midstream, LLC, a Delaware limited liability company and sole member of the Company (“Tall Oak”), entered into that certain Limited Liability Company Agreement of the Company on September 3, 2014 (the “Original Agreement”);

WHEREAS, the Company, Tall Oak and FE-STACK, LLC (“FE-STACK”) entered into that certain Contribution Agreement, dated as of October 24, 2014, pursuant to which FE-STACK became a member of the Company, and the Prior Members entered into that certain Amended and Restated Limited Liability Company Agreement, dated as of October 24, 2014 (the “A&R Agreement”), pursuant to which the Original Agreement was amended and restated in its entirety;

WHEREAS, Tall Oak, FE-STACK and the Prior Member entered into that certain Contribution, Assignment and Assumption Agreement, dated as of December 6, 2015, pursuant to which Tall Oak and FE-STACK transferred all of the outstanding membership interests in the Company to the Prior Member, and the Prior Member entered into that certain Second Amended and Restated Limited Liability Company Agreement, dated as of December 6, 2015 (the “Second A&R Agreement”), pursuant to which the A&R Agreement was amended and restated in its entirety;

WHEREAS, the Company, Tall Oak, FE-STACK, the Prior Member, the Member, EnLink Midstream, LLC, a Delaware limited liability company, and, solely for purposes of Section 6.19 thereof, EnLink Midstream Partners, LP, a Delaware limited partnership, entered into that certain TOM-STACK Securities Purchase Agreement, dated as of December 6, 2015 (the “Purchase Agreement”), pursuant to which the Prior Member transferred all of the outstanding membership interests in the Company to the Member; and

WHEREAS, contemporaneously with the closing of the transactions contemplated by the Purchase Agreement, the Member desires to amend and restate the Second A&R Agreement in its entirety to read as set forth herein.

NOW, THEREFORE, in consideration of the promises and the covenants and provisions hereinafter contained, the Member hereby agrees to the following:

ARTICLE 1
ORGANIZATIONAL AND OTHER MATTERS

Section 1.1                                    Name.  The name of the Company is TOM-STACK, LLC, and the business of the Company shall be conducted under such name.

Section 1.2                                    Members.  The name and address of the Member of the Company are EnLink TOM Holdings, LP, 2501 Cedar Springs, Suite 100, Dallas, Texas 75201.

Section 1.3                                    Term.  The Company’s existence began upon the issuance of the Certificate and shall continue until the winding up and termination of the Company, in accordance with Article VIII or as otherwise required by the DLLCA.

Section 1.4                                    Limited Liability.  Except as otherwise provided by the DLLCA, the debts, obligations and liabilities of the Company, whether arising in contracts, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and the Member shall not be obligated personally for any of such debts, obligations, or liabilities solely by reason of being a member of the Company.

Section 1.5                                    Registered Office and Agent.  The address of the Company’s registered office (required by the DLLCA to be maintained in the State of Delaware) shall be Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 and the name of the Company’s registered agent at such address is The Corporation Trust Company. The Company shall maintain an office and principal place of business at such place as may from time to time be determined by the Member as the Company’s principal place of business. The Member may change such registered office, registered agent, or principal place of business from time to time. The Company may, from time to time, have such other place or places of business within or without the State of Delaware, as may be determined by the Member.

Section 1.6                                    Fiscal Year.  The fiscal year of the Company shall end on December 31 of each calendar year unless, for United States federal income tax purposes, another fiscal year is required. The Company shall have the same fiscal year for United States federal income tax purposes and for accounting purposes.

Section 1.7                                    No State-Law Partnership.  The Company shall not be a partnership or a joint venture for any reason other than, if applicable, for United States federal income and state tax purposes, and no provision of this Agreement shall be construed otherwise.

Section 1.8                                    Acknowledgement.  The Prior Member, to the extent required pursuant to the Second A&R Agreement or otherwise, consents and agrees to the amendment and restatement of the Second A&R Agreement by this Agreement.

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ARTICLE 2
PURPOSE AND POWERS

Section 2.1                                    Purpose of the Company.  The purpose of the Company shall be to engage or participate in any lawful business activities in which a limited liability company formed in the State of Delaware may engage or participate.

Section 2.2                                    Powers of the Company.  The Company shall have the power to do any and all acts reasonably necessary, appropriate, proper, advisable, incidental, or convenient to, or for the furtherance of, the purpose and business described herein and for the protection and benefit of the Company.

ARTICLE 3
FUNDING CONTRIBUTIONS

Any investment in the Company will be made in the sole discretion of the Member.

ARTICLE 4
DISTRIBUTIONS

The Member shall have the full and complete authority to determine the time and amount of all cash distributions. Any distribution to the Member shall be in proportion to the Member’s percentage interest as provided above and is set forth on Exhibit A attached hereto and incorporated herein.

ARTICLE 5
MANAGEMENT OF THE COMPANY

Section 5.1                                    Management.  The management of the business and affairs of the Company shall be reserved to the Member, which shall have the power to do any and all acts necessary or convenient for the furtherance of the purpose of the Company described in this Agreement, including all powers, statutory or otherwise, possessed by members of a limited liability company under the DLLCA, except as otherwise provided in this Agreement.

Section 5.2                                    Officers.  The Member may elect officers with such titles as the Member deems appropriate and may delegate to such officers the duties and powers that the Member deems appropriate.

Section 5.3                                    Other Activities.  Neither this Agreement nor any principle of law or equity shall preclude or limit, in any respect, the right of the Member to engage in or derive profit or compensation from any other activities or investments.

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ARTICLE 6
INDEMNIFICATION

Section 6.1                                    Indemnification by the Company.

(a)                                 The Company shall defend, indemnify and hold harmless the Member or any former Member, each director and any former director and any person that is or was an officer, director, partner or trustee of the Company, any Member or any former Member (each, a “Company Indemnitee”) against any and all losses, claims, damages, liabilities, judgments, settlements, penalties, fines or expenses (including reasonable attorneys’ fees), and other amounts reasonably incurred by such Company Indemnitee and arising from any threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative or other, including any appeals (a “Proceeding”), to which a Company Indemnitee was or is a party or is threatened to be made a party (collectively, “Liabilities”), arising out of or incidental to the business of the Company or such Company Indemnitee’s status as a Member, director, officer, partner, or trustee of the Company, any Member or any former Member of the Company (other than a claim by another Member of a breach of this Agreement or a bad faith violation of the contractual covenant of good faith and fair dealing); provided, however, that the Company shall not indemnify and hold harmless any Company Indemnitee for (i) any Liabilities that are due to actual fraud or willful misconduct of such Company Indemnitee and (ii) with respect to any officer of the Company, any Liabilities that arise from a breach of such person’s fiduciary duties owed to the Company that has been fully and finally adjudicated by a court of competent jurisdiction.  THE INDEMNIFICATION PROVISIONS SET FORTH IN THIS SECTION 6.1(a) ARE INTENDED BY THE PARTIES TO APPLY EVEN IF SUCH PROVISIONS HAVE THE EFFECT OF EXCULPATING THE COMPANY INDEMNITEE FROM LEGAL RESPONSIBILITY FOR THE CONSEQUENCES OF SUCH PERSON’S NEGLIGENCE, FAULT OR OTHER CONDUCT.

(b)                                 Reasonable expenses (including reasonable attorneys’ fees and expenses) incurred by a Company Indemnitee in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to final disposition of such Proceeding upon receipt by the Company of a written affirmation by such Company Indemnitee of his good faith belief that he has met the requirements necessary for indemnification under this Section 6.1 and undertaking by the Company Indemnitee to repay such amount if it is determined that such Company Indemnitee is not entitled to indemnification under this Section 6.1.  The indemnification provided in this Section 6.1 is in addition to any other rights to which a Company Indemnitee may be entitled under this Agreement, as a matter of law or otherwise, as to actions in the Company Indemnitee’s capacity as a Company Indemnitee and shall continue as to a Company Indemnitee who has ceased to serve in such capacity as to actions during its capacity as Company Indemnitee.

(c)                                  The Company may purchase and maintain appropriate levels of insurance, as determined by the Member from time to time, to insure the Company’s activities in the conduct of the Company’s business, including, without limitation, director and officer insurance (in such amounts and for such purposes as the Member shall determine) on behalf of the

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Company Indemnitees against any liability that may be asserted against or expense that may be incurred by any such person in connection with the Company’s activities.

Section 6.2                                    The Company may additionally indemnify any employee or agent of the Company to the fullest extent permitted by law.

ARTICLE 7
TRANSFER OF MEMBERSHIP INTERESTS

The Member may transfer all or any portion of the Member’s interest in the Company at any time. Upon any such assignment, the assignee(s) shall succeed to the rights and obligations of the Member in respect of its interests in the Company and each such assignee shall become a Member of the Company with respect to the interest in the Company so assigned to such assignee.  Notwithstanding anything to the contrary contained herein, no such transfer of the Member’s interest in the Company shall operate to dissolve the Company.

ARTICLE 8
WINDING UP AND LIQUIDATION

Section 8.1                                    Winding Up.  The Company shall be wound up upon the occurrence of any event requiring winding up in the DLLCA.

Section 8.2                                    Effect of Winding Up.  Upon winding up, the Company shall cease carrying on its business but shall not terminate until the winding up of the affairs of the Company is completed, the assets of the Company shall have been distributed as provided below, and a Certificate of Termination of the Company under the DLLCA has been filed with the Secretary of State of the State of Delaware.

Section 8.3                                    Liquidation Upon Winding Up.  Upon winding up, sole and plenary authority to effectuate the liquidation of the assets of the Company shall be vested in the Member, which shall have full power and authority to sell, assign and encumber any and all of the Company’s assets and to wind up and liquidate the affairs of the Company in an orderly and business-like manner. The proceeds of liquidation of the assets of the Company distributable upon a winding up of the Company shall be applied in the following order of priority:

(a)                                 first, to the creditors of the Company, including creditors who are Members, in the order of priority provided by law, in satisfaction of all liabilities and obligations of the Company (of any nature whatsoever, including, without limitation, fixed or contingent, matured or unmatured, legal or equitable, secured or unsecured), whether by payment or the making of reasonable provision for payment thereof; and

(b)                                 thereafter, to the Member.

Section 8.4                                    Completion of Winding Up and Certificate of Termination.  The winding up of the Company shall be completed when all of its debts, liabilities, and obligations have been paid and discharged, or reasonably adequate provision therefor has been made, and all of the remaining property and assets of the Company have been distributed to the Member. Upon the

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completion of the winding up of the Company, a Certificate of Termination of the Company shall be filed with the Secretary of State of the State of Delaware.

ARTICLE 9
AMENDMENT

This Agreement may be amended or modified only by a written instrument executed by the Member. In addition, the terms or conditions hereof may be waived by a written instrument executed by the party waiving compliance.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the undersigned has entered into this Agreement as of the date first written above.

MEMBER:

ENLINK TOM HOLDINGS, LP

By: EnLink Energy GP, LLC,
its general partner

By:
Name:
Title:

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF TOM-STACK, LLC

PRIOR MEMBER:
(solely for the purpose of Section 1.8 hereof)

TOM-STACK HOLDINGS, LLC

By:
Name:
Title:

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF TOM-STACK, LLC

Exhibit A

Name	Percentage Interest
EnLink TOM Holdings, LP	100%

Exhibit F

Exhibit F

Form of Registration Rights Agreement

See attached.

Exhibit F

REGISTRATION RIGHTS AGREEMENT

by and among

ENLINK MIDSTREAM, LLC

and

THE INVESTORS PARTY HERETO

i

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [•], 201[•] by and among ENLINK MIDSTREAM, LLC, a Delaware limited liability company (the “Company”), and each of the Persons set forth on Schedule A to this Agreement (each, an “Investor” and collectively, the “Investors”).

WHEREAS, pursuant to (a) the TOMPC Securities Purchase Agreement (the “TOMPC Purchase Agreement”), among TOMPC LLC, a Delaware limited liability company (“TOMPC”), Tall Oak Midstream, LLC, a Delaware limited liability company (“Tall Oak”), and EnLink TOM Holdings, LP, a Delaware limited partnership (the “Buyer”), and, solely for purposes of Section 6.19 thereof, EnLink Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and the Company, and (b) the TOM-STACK Securities Purchase Agreement (together, with the TOMPC Purchase Agreement, the “Purchase Agreements”) among Tall Oak, FE-STACK, LLC, a Delaware limited liability company, TOM-STACK Holdings, LLC, a Delaware limited liability company (together with Tall Oak, the “Sellers”), TOM-STACK, LLC, a Delaware limited liability company (“TOM-STACK”), the Buyer and, solely for purposes of Section 6.19 thereof, the Partnership and the Company, as partial consideration for the acquisition by the Buyer from the Sellers, as applicable, of 100% of the issued and outstanding membership interests of TOMPC and TOM-STACK, the Company has agreed to deliver to the Investors the Registrable Securities (as defined below);

WHEREAS, the Company has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Investors; and

WHEREAS, it is a condition to the obligations of the Sellers and the Buyer under the Purchase Agreements that this Agreement be executed and delivered by the parties hereto;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1                                    Definitions.  The terms set forth below are used herein as so defined:

”Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.  As used herein, the term “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.

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“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of Texas are authorized or required by law or other governmental action to close.

“Buyer” has the meaning specified therefor in the recitals of this Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Units” means the membership interests of the Company having the rights and obligations specified in the Company LLC Agreement.

“Company” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Company LLC Agreement” means the First Amended and Restated Operating Agreement of the Company, dated as of March 7, 2014.

“Effective Date” means the date of effectiveness of any Registration Statement.

“Effectiveness Period” has the meaning specified therefor in Section 2.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Filing Date” has the meaning specified therefor in Section 2.1(a).

“Holder” means the record holder of any Registrable Securities.

“Included Registrable Securities” has the meaning specified therefor in Section 2.2(a).

“Investors” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Losses” has the meaning specified therefor in Section 2.8(a).

“Managing Member” means EnLink Midstream Manager, LLC, a Delaware limited liability company and the managing member of the Company.

“Managing Underwriter” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.

“NYSE” means the New York Stock Exchange.

“Other Holder” has the meaning specified in Section 2.2(b).

“Partnership” has the meaning specified therefor in the recitals of this Agreement.

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“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Piggyback Notice” has the meaning specified therefor in Section 2.2(a).

“Piggyback Opt-Out Notice” has the meaning specified therefor in Section 2.2(a).

“Piggyback Registration” has the meaning specified therefor in Section 2.2(a).

“Purchase Agreements” has the meaning specified therefor in the Recitals of this Agreement.

“Purchased Unit Price” means $14.66 per unit.

“Registration” means any registration pursuant to this Agreement, including pursuant to a Registration Statement or a Piggyback Registration.

“Registrable Securities” means the [•] Common Units(1) to be issued and sold to the Investors pursuant to the Purchase Agreements, all of which are subject to the rights provided herein until such time as such securities cease to be Registrable Securities pursuant to Section 1.2.

“Registration Expenses” has the meaning specified therefor in Section 2.7(a).

“Registration Statement” has the meaning specified therefor in Section 2.1(a).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Sellers” has the meaning specified therefor in the recitals of this Agreement.

“Selling Expenses” has the meaning specified therefor in Section 2.7(a).

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Selling Holder Indemnified Persons” has the meaning specified therefor in Section 2.8(a).

“Tall Oak” has the meaning specified therefor in the recitals of this Agreement.

“TOMPC” has the meaning specified therefor in the recitals of this Agreement.

“TOMPC Purchase Agreement” has the meaning specified therefor in the recitals of this Agreement.

(1)  NTD: To be the number of Transaction Units issued at Closing.

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“TOM-STACK” has the meaning specified therefor in the recitals of this Agreement.

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which Common Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

“WKSI” means a well-known seasoned issuer (as defined in the rules and regulations of the Commission).

Section 1.2                                    Registrable Securities.  Any Registrable Security will cease to be a Registrable Security upon the earliest to occur of the following: (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement, (b) when such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act, (c) when such Registrable Security is held by the Company or one of its direct or indirect subsidiaries, (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.10, (e) the date on which such Registrable Security becomes eligible for resale pursuant to any section of Rule 144 under the Securities Act (or any similar provision then in effect) without any restriction (including, if the Holder is an Affiliate of the Company, restrictions that apply to sales by Affiliates), (f) when the Investors cease to own at least 1.5% of the then-outstanding Common Units or (g) on the seventh anniversary of the date hereof.

ARTICLE II
REGISTRATION RIGHTS

Section 2.1                                    Shelf Registration.

(a)                                 Shelf Registration.  As soon as reasonably practicable and in no case more than 14 days following the consummation of the transactions contemplated by the Purchase Agreements, the Company shall prepare and (subject to receipt by the Company of any financial statements (together with all consents and reports required for the inclusion therein) that are deliverable pursuant to Section 6.18 of the Purchase Agreements and required to be included in the Registration Statement pursuant to Rule 3-05 of Regulation S-X, if any) file either, (i) if the Company is a WKSI, an automatic shelf registration statement as defined in Rule 405 of the Securities Act or, (ii) if the Company is not a WKSI, an initial registration statement under the Securities Act, in each case to permit the public resale of Registrable Securities then outstanding from time to time as permitted by Rule 415 of the Securities Act (a “Registration Statement”).  The Company shall use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable but in no case later than 120 days after the date of filing of such Registration Statement (the “Filing Date”). The Company will use its commercially reasonable efforts to cause such Registration Statement filed pursuant to this Section 2.l(a) to be continuously effective under the Securities Act until the earliest to occur of the following: (i) all Registrable Securities covered by the Registration Statement have been

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distributed in the manner set forth and as contemplated in such Registration Statement, (ii) there are no longer any Registrable Securities outstanding and (iii) two years from the Effective Date (in each case of clause (i), (ii) and (iii), the “Effectiveness Period”).  In addition, as soon as practicable following receipt of written notice from the Holders of a majority of the Registrable Securities requesting the filing of an additional Registration Statement (which notice may not be given any earlier than 60 days prior to the second anniversary of the Effective Date of the initial Registration Statement filed pursuant to this Section 2.1(a)), the Company shall use its commercially reasonable efforts to prepare and file such additional Registration Statement under the Securities Act covering the Registrable Securities. The Company shall use its commercially reasonable efforts to cause any such additional Registration Statement to become effective no later than 120 days after the Filing Date.  The Company will use its commercially reasonable efforts to cause any such additional Registration Statement filed pursuant to this Section 2.1(a) to be continuously effective under the Securities Act for the Effectiveness Period.  A Registration Statement filed pursuant to this Section 2.l(a) shall be on such appropriate registration form of the Commission as shall be selected by the Company.  A Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that a Registration Statement becomes effective, but in any event within five (5) Business Days of such date, the Company shall provide the Holders with written notice of the effectiveness of a Registration Statement.  For the avoidance of doubt, in no event shall the Company be required to file more than two Registration Statements pursuant to this Section 2.1(a).

(b)                                 Delay Rights.  Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to any Selling Holder whose Registrable Securities are included in a Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of such Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to such Registration Statement) if (i) the Company is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Company determines in good faith that the Company’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in such Registration Statement (a “Subject Transaction”) or (ii) the Company has experienced some other material non-public event, the disclosure of which at such time, in the good faith judgment of the Company, would materially and adversely affect the Company; provided, however, that in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to such Registration Statement for a period that exceeds an aggregate of 60 days in any 180 day period or 105 days in any 365 day period.  Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to the Selling Holders whose Registrable Securities are included in such Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions necessary or appropriate to permit registered sales of Registrable Securities as contemplated in this Agreement.  If the Company exercises its suspension rights under this Section 2.1(b), then during such suspension period the Company shall not engage in any transaction involving the offer, issuance, sale or purchase of Company

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equity securities (whether for the benefit of the Company or any other Person), except in connection with (i) the Subject Transaction, if applicable, and (ii) transactions involving the issuance or purchase of Company equity securities as contemplated by Company employee benefit plans or employee or director arrangements.  The Company will only exercise its suspension rights under clause (i) or (ii) of this Section 2.1(b) if it exercises similar suspension rights under all other registration agreements to which any Other Holder (defined herein) is a party.

Section 2.2                                    Piggyback Registration.

(a)                                 Participation.  If at any time the Company proposes to file (i) at a time when the Company is not a WKSI, a Registration Statement and such Holder has not previously included its Registrable Securities in a Registration Statement contemplated by Section 2.1(a) of this Agreement that is currently effective, or (ii) a prospectus supplement to an effective “automatic” registration statement, so long as the Company is a WKSI at such time or, whether or not the Company is a WKSI, so long as the Registrable Securities were previously included in the underlying shelf Registration Statement or are included on an effective Registration Statement, or in any case in which Holders may participate in such offering without the filing of a post-effective amendment, in each case, for the sale of Common Units in an Underwritten Offering for its own account and/or the account of another Person, other than (a) a registration relating solely to employee benefit plans, (b) a registration relating solely to a Rule 145 transaction, or (c) a registration on any registration form which does not permit secondary sales, then the Company shall give not less than three Business Days’ notice (including, but not limited to, notification by electronic mail) (the “Piggyback Notice”) of such proposed Underwritten Offering to each Holder (together with its Affiliates) owning more than $32.5 million of Common Units, calculated on the basis of the Purchased Unit Price, and such Piggyback Notice shall offer such Holder the opportunity to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as such Holder may request in writing (a “Piggyback Registration”); provided, however, that the Company shall not be required to offer such opportunity (aa) to such Holders if the Holders, together with their Affiliates, do not offer a minimum of $20 million of Registrable Securities, in the aggregate (determined by multiplying the number of Registrable Securities owned by the average of the closing price on the NYSE for the Common Units for the ten trading days preceding the date of such notice), or (bb) to such Holders if and to the extent that the Company has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of such Holders will have a material adverse effect on the price, timing or distribution of the Common Units in the Underwritten Offering, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.2(b).  Each Piggyback Notice shall be provided to Holders on a Business Day pursuant to Section 3.1.  Each such Holder will have two Business Days (or one Business Day in connection with any overnight or bought Underwritten Offering) after such Piggyback Notice has been delivered to specifically request in writing the inclusion of Registrable Securities in the Underwritten Offering.  If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Piggyback Registration.  If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Company shall determine for any reason not to undertake or to delay such Underwritten Offering, the Company may, at its election, give written notice of such

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determination to the Selling Holders and, (AA) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (BB) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering.  Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Underwritten Offering by giving written notice to the Company of such withdrawal up to and including the time of pricing of such offering.  Any Holder may deliver written notice (a “Piggyback Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Piggyback Opt-Out Notice in writing.  Following receipt of a Piggyback Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not be required to deliver any notice to such Holder pursuant to this Section 2.2(a) and such Holder shall no longer be entitled to participate in Underwritten Offerings by the Company pursuant to this Section 2.2(a), unless such Piggyback Opt-Out Notice is revoked by such Holder.

(b)                                 Priority of Piggyback Registration.  If the Managing Underwriter or Underwriters of any proposed Underwritten Offering advise the Company that the total amount of Registrable Securities that the Selling Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have a material adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Common Units to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advise the Company can be sold without having such adverse effect, with such number to be allocated (i) first, to the Company or such other Person on whose behalf the primary registration or offering is being made and (ii) second, pro rata among the Selling Holders and any other Persons who have been or are granted registration rights on or after the date of this Agreement (the “Other Holders”), who have requested participation in the Piggyback Registration (based, for each such Selling Holder or Other Holder, on the percentage derived by dividing (A) the number of Common Units proposed to be sold by such Selling Holder or such Other Holder in such offering; by (B) the aggregate number of Common Units proposed to be sold by all Selling Holders and all Other Holders in the Piggyback Registration).

(c)                                  Termination of Piggyback Registration Rights.  Each Holder’s rights under this Section 2.2 shall terminate upon such Holder (together with its Affiliates) ceasing to hold at least $32.5 million of Registrable Securities (based on the Purchased Unit Price).

Section 2.3                                    Underwritten Offering.

(a)                                 S-3 Registration.  In the event that a Selling Holder (together with any Affiliates that are Selling Holders) elects to dispose of Registrable Securities under a Registration Statement pursuant to an Underwritten Offering of at least $32.5 million dollars of Registrable Securities, the Company shall, at the request of such Selling Holder, enter into an underwriting agreement in customary form with the Managing Underwriter or Underwriters selected by the Company, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.8, and shall take all such other reasonable actions as are

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requested by the Managing Underwriter in order to expedite or facilitate the disposition of such Registrable Securities.

(b)                                 General Procedures.  In connection with any underwriting agreement contemplated by Section 2.3(a), each Selling Holder and the Company shall be obligated to enter into such underwriting agreement that contains such representations, covenants, indemnities (subject to Section 2.8) and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of equity securities.  No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement.  No Selling Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Selling Holder, its authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law.  If any Selling Holder disapproves of the terms of an Underwritten Offering contemplated by this Section 2.3, such Selling Holder may elect to withdraw therefrom by notice to the Company and the Managing Underwriter; provided, however, that such withdrawal must be made at least one Business Day prior to the time of pricing of such Underwritten Offering to be effective.  No such withdrawal or abandonment shall affect the Company’s obligation to pay Registration Expenses.  The Company’s management may but shall not be required to participate in a roadshow or similar marketing effort in connection with any Underwritten Offering contemplated by this Section 2.3.

Section 2.4                                    Sale Procedures.  In connection with its obligations under this Article II, the Company will, as expeditiously as possible:

(a)                                 prepare and file with the Commission such amendments and supplements to a Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

(b)                                 if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering under a Registration Statement and the Managing Underwriter at any time shall notify the Company in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of such Underwritten Offering, the Company shall use its commercially reasonable efforts to include such information in the prospectus supplement;

(c)                                  furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing a Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object

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to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing such Registration Statement or such other registration statement and the prospectus included therein or any supplement or amendment thereto, and (ii) such number of copies of such Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;

(d)                                 if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by any Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e)                                  promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of a Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to a Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to any such Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(f)                                   promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction.  Following the provision of such notice, the Company agrees to, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then

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existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g)                                  subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h)                                 in the case of an Underwritten Offering, furnish, or cause to be furnished, upon request, (i) an opinion of counsel for the Company addressed to the underwriters, dated the date of the closing under the applicable underwriting agreement and (ii) a “comfort” letter addressed to the underwriters, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the applicable underwriting agreement, in each case, signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by the Company and such other matters as such underwriters may reasonably request;

(i)                                     otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section l1(a) of the Securities Act and Rule 158 promulgated thereunder;

(j)                                    make available to the appropriate representatives of the Managing Underwriter and Selling Holders during normal business hours access to such information and Company personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that the Company need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Company;

(k)                                 use its commercially reasonable efforts to cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed;

(l)                                     use its commercially reasonable efforts to cause Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(m)                             provide a transfer agent and registrar for all Registrable Securities covered by any registration statement not later than the effective date of such registration statement;

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(n)                                 enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of Registrable Securities; and

(o)                                 if reasonably requested by a Selling Holder, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

The Company shall not name a Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act) in any registration statement without such Holder’s consent.  If the staff of the Commission requires the Company to name any Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act) or the Company deems it advisable, on the advice of counsel, to so name any Holder, and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on the applicable registration statement, the Company shall have no further obligations hereunder with respect to Registrable Securities held by such Holder and such Holder shall have been deemed to have terminated this Agreement with respect to such Holder.

Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in subsection (f) of this Section 2.4, shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (f) of this Section 2.4 or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder will, or will request the Managing Underwriter or Managing Underwriters, if any, to deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 2.5                                    Cooperation by Holders.  The Company shall have no obligation to include Registrable Securities of a Holder in a Registration Statement or in an Underwritten Offering pursuant to Section 2.2(a) who has failed to timely furnish such information that the Company determines, after consultation with its counsel, is reasonably required in order for any registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.6                                    Restrictions on Public Sale by Holders of Registrable Securities.  Each Holder of Registrable Securities included in a Registration Statement agrees to enter into a customary letter agreement with underwriters providing that such Holder will not effect any public sale or distribution of Registrable Securities during the 45 calendar day period beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to

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the pricing of any Underwritten Offering; provided, however, that (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Company or the officers, directors or any other Affiliate of the Company on whom a restriction is imposed and (ii) the restrictions set forth in this Section 2.6 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder.  In addition, this Section 2.6 shall not apply to any Holder that is not entitled to participate in such Underwritten Offering, whether because such Holder delivered a Piggyback Opt-Out Notice prior to receiving notice of the Underwritten Offering, because such Holder holds less than $32.5 million of the Common Units, calculated on the basis of the Purchased Unit Price, or because the Registrable Securities of such Holder have become eligible for resale pursuant to any section of Rule 144 under the Securities Act (or any similar provision then in effect) without any restriction (including, if the Holder is an Affiliate of the Company, restrictions that apply to sales by Affiliates).

Section 2.7                                    Expenses.

(a)                                 Certain Definitions.  “Registration Expenses” means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement pursuant to Section 2.1, a Piggyback Registration pursuant to Section 2.2, or an Underwritten Offering pursuant to Section 2.3, and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, and the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance.  “Selling Expenses” means all underwriting fees, discounts and selling commissions and transfer taxes allocable to the sale of the Registrable Securities.

(b)                                 Expenses.  The Company will pay all reasonable Registration Expenses, as determined in good faith, in connection with a shelf Registration, a Piggyback Registration or an Underwritten Offering, whether or not any sale is made pursuant to such shelf Registration, Piggyback Registration or Underwritten Offering.  Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder.  In addition, except as otherwise provided in Section 2.8, the Company shall not be responsible for professional fees (including legal fees) incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

Section 2.8                                    Indemnification.

(a)                                 By the Company.  In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, employees and agents and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities

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(including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in the applicable Registration Statement or other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the applicable Registration Statement or other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.

(b)                                 By Each Selling Holder.  Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Company, the Managing Member, the Managing Member’s directors, officers, employees and agents and each Person, who, directly or indirectly, controls the Company within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in a Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c)                                  Notice.  Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.8(c) except to the extent that the indemnifying party is materially prejudiced by such failure.  In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.8 for any

13

legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably satisfactory to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party may be entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, includes a complete release from liability of, and does not contain any admission of wrongdoing by, the indemnified party.

(d)                                 Contribution.  If the indemnification provided for in this Section 2.8 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall any Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification.  The relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein.  The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss that is the subject of this paragraph.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)                                  Other Indemnification.  The provisions of this Section 2.8 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

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Section 2.9                                    Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a)                                 make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b)                                 file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c)                                  so long as a Holder owns any Registrable Securities, furnish (i) to the extent accurate, forthwith upon request, a written statement of the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act and (ii) unless otherwise available via the Commission’s EDGAR filing system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.10                             Transfer or Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities granted by the Company under this Article II may be transferred or assigned by each Holder to one or more transferees or assignees of Registrable Securities; provided, however, that (a) unless any such transferee or assignee is an Affiliate of, and after such transfer or assignment continues to be an Affiliate of, such Holder, the amount of Registrable Securities transferred or assigned to such transferee or assignee shall represent at least $32.5 million of Registrable Securities (based on the Purchased Unit Price), (b) the Company is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, (c) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such transferring Holder under this Agreement and (d) the transferor or assignor is not relieved of any obligations or liabilities hereunder arising out of events occurring prior to such transfer.

Section 2.11                             Limitation on Subsequent Registration Rights.  From and after the date hereof, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in any registration statement filed by the Company on a basis other than pari passu with, or expressly subordinate to, the piggyback rights of the Holders of Registrable Securities hereunder.

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ARTICLE III
MISCELLANEOUS

Section 3.1                                    Communications.  All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery, personal delivery or (in the case of any notice given by the Company to the Investors) email to the following addresses:

(a)                                 if to the Investors, to the address set forth next to each Investor’s name on Schedule A, with copies, which shall not constitute notice, to:

Paul Hastings LLP

600 Travis Street, 58th Floor

Houston, Texas 77002

Email: jamesvallee@paulhastings.com

Attention:  James E. Vallee

Facsimile: (713) 353-3100

EnCap Flatrock Midstream Fund II, L.P.

c/o EnCap Flatrock Midstream

1826 N. Loop 1604 West, Suite 200

San Antonio, Texas 78248

Attention: Bill Waldrip

Fax: 210-494-6762

e-mail: bw@efmidstream.com

(b)                                 if to the Company:

EnLink Midstream, LLC

2501 Cedar Springs

Dallas, Texas 75201

Attention:  General Counsel

Facsimile:  214-721-9299

with a copy, which shall not constitute notice, to:

Baker Botts L.L.P.

2001 Ross Avenue

Dallas, Texas 75201-2980

Attention:  Doug Rayburn

Facsimile:  214-661-4634

or to such other address as the Company or the Investors may designate to each other in writing from time to time or, if to a transferee or assignee of the Investors or any transferee or assignee thereof, to such transferee or assignee at the address provided pursuant to Section 2.10.  All notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered, (ii) upon actual receipt if sent by certified or registered mail,

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return receipt requested, or regular mail, if mailed, (iii) upon actual receipt of the facsimile or email copy, if sent via facsimile or email and (iv) upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 3.2                                    Successors and Assigns.  This Agreement shall be binding upon the Company, the Investors and their respective successors and permitted assigns, including subsequent Holders of Registrable Securities to the extent permitted herein.  Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

Section 3.3                                    Assignment of Rights.  Except as provided in Section 2.10, neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned or transferred, by operation of law or otherwise, by any party hereto without the prior written consent of the other party.

Section 3.4                                    Recapitalization, Exchanges, Etc. Affecting Units.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations, pro rata distributions of units and the like occurring after the date of this Agreement.

Section 3.5                                    Specific Performance.  Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to seek an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.  The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

Section 3.6                                    Counterparts.  This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

Section 3.7                                    Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.8                                    Governing Law, Submission to Jurisdiction.  This Agreement and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution, termination, performance or nonperformance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement

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or as an inducement to enter into this Agreement) will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws that might otherwise require the application of the laws of any other jurisdiction.  Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 3.9                                    Waiver of Jury Trial.  Each party to this Agreement irrevocably waives the right to a trial by jury in connection with any matter arising out of this Agreement to the fullest extent permitted by applicable law.

Section 3.10                             Severability of Provisions.  If any provision in this Agreement is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part hereof, and the remaining provisions shall remain in full force and effect, shall be construed so as to give effect to the original intent of the parties as closely as possible.

Section 3.11                             Entire Agreement.  This Agreement and the Purchase Agreements and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto, in respect of the subject matter contained herein and therein. There are no, and neither the Company nor any of the Investors has relied upon, restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or in the Purchase Agreements with respect to the rights and obligations of the Company, the Investors or any of their respective Affiliates hereunder or thereunder, and each of the Company and the Investors expressly disclaims that it is owed any duties or is entitled to any remedies not expressly set forth in this Agreement.  This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

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Section 3.12                             Amendment.  This Agreement may be amended only by means of a written amendment signed by the Company and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall adversely affect the rights of any Holder hereunder without the consent of such Holder.  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or any Investor from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which such amendment, supplement, modification, waiver or consent has been made or given.

Section 3.13                             No Presumption.  This Agreement has been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 3.14                             Obligations Limited to Parties to Agreement.  Each of the parties hereto covenants, agrees and acknowledges that, other than as set forth herein, no Person other than the Investors, the Selling Holders, their respective permitted assignees and the Company shall have any obligation hereunder and that, notwithstanding that one or more of such Persons may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or their respective permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or any of their respective assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of such Persons or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligation or its creation, except, in each case, for any assignee of an Investor or a Selling Holder hereunder.

Section 3.15                             Interpretation.  Article, Section and Schedule references herein refer to articles and sections of, or schedules to, this Agreement, unless otherwise specified.  All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.”  Whenever any party has an obligation under this Agreement, the expense of complying with that obligation shall be an expense of the applicable Investor unless otherwise specified.  Any reference in this Agreement to $ shall mean U.S. dollars.  When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded.  If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.  Any words imparting the singular number only shall include the plural and vice versa.  Words such as “herein,”

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hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision of this Agreement in which such words appear, unless the context otherwise requires.  Whenever any determination, consent or approval is to be made or given by an Investor under this Agreement, such action shall be in such Investor’s sole discretion unless otherwise specified.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY

ENLINK MIDSTREAM, LLC

By:	EnLink Midstream Manager, LLC,
its managing member

By:
Name:
Title:

INVESTORS

TALL OAK MIDSTREAM, LLC

By:
Name:
Title:

FE-STACK, LLC

By:
Name:
Title:

SCHEDULE A

Investor	Address

Tall Oak Midstream, LLC	2575 Kelley Pointe Parkway, Suite 340
Edmond, OK 73013
Attention: Max Myers
Phone: 405.888.5585
Facsimile: 405.285.7385
Email: mmyers@talloakmidstream.com

FE-STACK, LLC	1530 16th Street, Suite 500
Denver, Colorado 80202
Attention: Skye Callantine
Phone: 720.974.2052
Email: skyec@felix-energy.com